As filed with the Securities and Exchange Commission on June 2, 1997
                                                    Registration No.  333 -20601
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM SB-2
                                 AMENDMENT NO. 2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      Butterwings Entertainment Group, Inc.
                 (Name of Small Business Issuer in its charter)

                Illinois                                    5812                                   36-3903024
        (State or jurisdiction of               (Primary Standard Industrial                    (I.R.S. Employer
     incorporation or organization)              Classification Code Number)                 Identification Number)


                                                                                               Douglas E. Van Scoy
           2345 Pembroke Ave.                        2345 Pembroke Ave.                        2345 Pembroke Ave.
        Hoffman Estates, Il 60195                 Hoffman Estates, Il 60195                 Hoffman Estates, Il 60195
            (847) 925-1050                                                                        (847) 925-1050
         (Address and telephone                (Address of principal place of                    (Name, address,
          number of  principal                 business or intended principal                 and telephone number
           executive offices)                        place of business)                       of agent for service)

                                                      Copies to:

                                                                                  Thomas W. Hughes, Esq.
                Maurice J. Bates, Esq.                                              Lisa N. Tyson, Esq.
               Maurice J. Bates, L.L.C.                                      Winstead Sechrest & Minick, P.C
                   8214 Westchester                                                   1201 Elm Street
                       Suite 500                                                   5400 Renaissance Tower
                   Dallas, Tx 75225                                                  Dallas, Tx 75270
                 Phone (214) 692-3566                                              Phone (214) 745-5400
                  Fax (214) 987-2091                                                Fax (214) 745-5390

         Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____________

         If this Form is a  post-effective  amendment filed pursuant to Rule 462
(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____________
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to
Rule 415 under the Securities Act, please check the following box.   x

         *Calculation of the Registration Fee appears on the next page.

(Registration Statement cover page cont'd)

                         CALCULATION OF REGISTRATION FEE

   Title of Each Class of          Amount to be      Proposed Maximum          Proposed Maximum           Amount of
 Securities to be Registered        Registered     Offering Price per Unit Aggregate Offering Price   Registration Fee
                                                            (1)                       (1)
Units (2)                             1,254,650           $6.50                   $8,155,225            $ 2,471.28

Common Stock,  $.01 par
value (3)                             1,254,650            (3)                        (3)                   (3)

Redeemable Series A Common
  Stock Purchase Warrants (3)         1,254,650            (3)                        (3)                   (3)

Common Stock, $.01 par
value (4) ( 5)                        1,254,650           $7.80                   $9,786,270             $2,965.53

Underwriters' Warrants (5) (6)         91,000             $.001                     $91.00                 $0.03

Units Underlying the
  Underwriters' Warrants               91,000             $7.80                    $702,000               $212.73

Common Stock,  $.01 par
value (7)                              91,000              (6)                        (6)                   (6)

Redeemable Series A Common
  Stock Purchase Warrants(7)           91,000              (6)                        (6)                   (6)

Common Stock, $.01  par
value (5) (8)                          91,000             $7.80                    $867,360               $212.73

Total                                                                                                    $5,862.30

(1)  Estimated solely for the purpose of calculating the registration fee.

(2)  Includes 91,000 Units being offered by Selling Security Holders.

(3)  Included in the Units. No additional registration fee is required.

(4)  Issuable  upon  exercise  of  Redeemable  Series  A Common  Stock  Purchase
     Warrants.

(5) Pursuant to Rule 416 there are also registered an indeterminate number of shares of Common Stock, which may be issued pursuant to the anti-dilution provisions applicable to the Redeemable Series A Common Stock Purchase Warrants, the Underwriters' Warrants and the Redeemable Series A Common Stock Purchase Warrants issuable under the Underwriters' Warrants.

(6) Underwriters' Warrants to purchase up to 91,000 Units, consisting of an aggregate of 91,000 shares of Common Stock and 91,000 Redeemable Series A Common Stock Purchase Warrants.

(7) Included in the Units Underlying the Underwriters' Warrants. No additional registration fee is required.

(8) Issuable upon exercise of Redeemable Series A Common Stock Purchase Warrants underlying the Underwriters' Units.

                      Butterwings Entertainment Group, Inc.
                             Cross - Reference Sheet
                      showing location in the Prospectus of
                   Information Required by Items of Form SB-2

            Form SB-2 Item Number and Caption Location In Prospectus
1. Front of Registration Statement and
           Outside Front Cover of Prospectus...................................      Outside Front Cover Page

2. Inside Front and Outside Back Cover Pages of Prospectus.....................      Inside Front Cover Page;
                                                                                     Outside Back Cover Page;
                                                                                     Additional Information

3.  Summary Information and Risk Factors.......................................      Prospectus Summary; Risk
                                                                                     Factors
4.  Use of Proceeds............................................................      Use of Proceeds
5.  Determination of Offering Price............................................      Outside Front Cover Page; Risk
                                                                                     Factors;  Underwriting
6.  Dilution...................................................................      Dilution
7.  Selling Security Holders...................................................      Selling Security Holders
8.  Plan of Distribution.......................................................      Outside Front Cover Page;  Risk
                                                                                     Factors;  Underwriting
9.  Legal Proceedings..........................................................      Business and Properties--Legal Proceedings
10. Directors, Executive Officers, Promoters
           and Control Persons.................................................      Management--Directors
                                                                                       and    Executive Officers

11. Security Ownership of Certain Beneficial
           Owners and Management...............................................      Principal Stockholders
12. Description of Securities..................................................      Description of Securities

13. Interest of Named Experts and Counsel......................................      Experts
14. Disclosure of Commission Position on
           Indemnification for Securities Act Liabilities......................      Underwriting
15. Organization Within Last Five Years........................................      Certain Relationships and Related Transactions
16. Description of Business....................................................      Business and Properties
17. Management's Discussion and Analysis
           or Plan of Operation................................................      Management's Discussion and Analysis of
                                                                                     Financial Condition and Results of
                                                                                     Operations
18. Description of Property....................................................      Business and Properties
19. Certain Relationships and Related
                  Transactions.................................................      Certain Relationships and Related
                                                                                     Transactions
20. Market for Common Equity and Related
           Stockholder Matters.................................................      Description  of  Securities;  Risk
                                                                                     Factors-Shares Eligible for Future Sale

21. Executive Compensation.....................................................      Management--Executive Compensation
22. Financial Statements.......................................................      Financial Statements
23. Changes in and Disagreements with
           Accountants on Accounting and Financial Disclosure..................      Not Applicable
24. Indemnification of Directors and Officers..................................      Management

                                 Subject to Completion, Dated June 2, 1997
PROSPECTUS

                      Butterwings Entertainment Group, Inc.
                                 1,091,000 Units
              Each Unit consisting of One Share of Common Stock and
              One Redeemable Series A Common Stock Purchase Warrant



        Of the 1,091,000 units offered hereby, 1,000,000 are being sold by Butterwings Entertainment Group, Inc. (the "Company") and 91,000 are being sold by certain security holders of the Company (the "Selling Security Holders"). Each unit (a "Unit") consists of one share of Common Stock (the "Common Stock") , $.01 par value per share, and one Redeemable Series A Common Stock Purchase Warrant (the "Series A Warrants") o f the Company. The Units, together with the Common Stock and the Series A Warrants included in the Units, are sometimes referred to collectively as the "Securities." The Common Stock and the Series A Warrants included in the Units may not be separately traded until ____ 1997[six months after the date of this prospectus] unless earlier separated upon three days' prior written notice from National Securities Corporation (the "Representative") to the Company at the discretion of the Representative. Each Series A Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of 120% of the offering price per Unit, subject to adjustment, at any time commencing on ____, 1998 [13 months after the closing of this Prospectus] until ______, 2002, unless earlier redeemed. The Series A Warrants are subject to redemption by the Company at a price of $0.05 per Series A Warrant at any time commencing 13 months after the date of this Prospectus, on thirty days prior written notice, provided that the closing sale price per share for the Common Stock has equalled or exceeded 200% of the offering price per Unit for twenty consecutive trading days within the thirty-day period immediately preceeding such notice. See "Description of Securities" and "Underwriting."

        Prior to this Offering, there has been no public market for the Securities, and there can be no assurance that an active market will develop. It is currently anticipated that the initial public offering price of the Units will be $6.50 per Unit. See "Underwriting" for information relating to the factors to be considered in determining the initial public offering price. The Company intends to apply for listing of the Units, the Common Stock and the Series A Warrants on the Boston Stock Exchange subject to official notice of issuance, under the symbols "ETS.U, "ETS" and "ETS.W" respectively and on the NASDAQ Small Cap Market under the symbols "EATS.U", "EATS" and "EATS.W."

               The Company's ability to continue as a going concern may be dependent upon the successful completion of this offering.


THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION FROM THE PUBLIC OFFERING PRICE. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE SECTIONS ENTITLED "RISK FACTORS"BEGINNING ON PAGE 8 AND "DILUTION" CONCERNING THE COMPANY AND THIS OFFERING.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 Underwriting                    Proceeds to
                     Price to   Discounts and    Proceeds to      Selling
                      Public    Commissions(1)   Company (2)    Security Holders

Per Unit (3).....    $           $                 $              $
Total............    $           $                 $              $


        The Securities are being offered, subject to prior sale, when, as and if delivered to and accepted by the Representative, and subject to approval of certain legal matters by counsel and other conditions. The Representative reserves the right to withdraw, cancel or modify the Offering without notice and to reject any order, in whole or in part. It is expected that delivery of the certificates representing the Securities will be made against payment therefor at the offices of National Securities Corporation in Seattle, Washington on or about _________.

                         National Securities Corporation


                  The date of this Prospectus is _______, 1997.

         THIS LEGEND APPEARS ON THE LEFT SIDE MARGIN OF THE PROSPECTUS

Information   contained  herein  is  subject  to  completion  or  amendment.   A
Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

(1) Does not include compensation in the form of a non-accountable expense allowance equal to 2.5% of the gross proceeds of this Offering. The Company has also agreed to sell to the Underwriters warrants (the "Underwriters' Warrants") exercisable for four years commencing one year from the date hereof to purchase 91,000 Units at 120% of the offering price per Unit. For information concerning indemnification of the Underwriters, see "Underwriting."

(2) Before deducting estimated offering expenses of $550,000 payable by the Company.

(3) The Company has granted to the Underwriters a 45-day option beginning on the date of this Prospectus to purchase up to an aggregate of 163,650 additional Units at the Price to Public less the Underwriting Discount solely to cover over-allotments, if any. If such option is exercised in full, the total Price to Public, the Underwriting Discounts and Commissions, Proceeds to the Company will be $______, $______ and $______ respectively. See "Underwriting."

--------------------------------------------------------------------------------
                               Prospectus Summary

        The following summary is qualified in its entirety by the more detailed information and Financial Statements and Notes thereto appearing elsewhere in this Prospectus. The information herein, including share and per share data, unless otherwise stated, gives effect to (i) a 21,640 -for-one split of the Common Stock effected in October 1996, (ii) the issuance of 593,945 shares of Common Stock pursuant to the Exchange Offer described elsewhere in this Prospectus, (iii) the issuance of 254,008 shares of Common Stock upon the automatic conversion of outstanding Convertible Preferred Stock described elsewhere in this Prospectus, and (iv) the issuance of 91,000 shares of Common Stock included in 91,000 Units to be issued to the Selling Security Holders, concurrent with the effective date of this Prospectus. Unless otherwise indicated, the information herein is presented on the basis that the Underwriters' over-allotment option and the Underwriters' Warrants are not exercised.

                                  The Company

        Butterwings Entertainment Group, Inc. ("Butterwings" or the "Company") is engaged in the ownership,

operation and management of Mrs. Fields cookie stores (the "Mrs. Fields Cookie Stores" or the "Cookie Stores") and franchised Hooters restaurants (the "Hooters Restaurants" or the "Restaurants"). The Company currently owns, operates and manages 13 Mrs. Fields Cookie Stores in Missouri, Michigan and Minnesota and three Hooters Restaurants in Madison, Wisconsin and San Diego, California. The Company has contracted to sell one Cookie Store in Minnesota, effective June 1, 1997. The Company will not open any new Hooters Restaurants and intends to sell its existing locations.



        The Company's Mrs. Fields Cookie Stores are franchised businesses which offer and sell a variety of specially prepared food items including, but not limited to, cookies, brownies, muffins and beverages. The Company's Hooters Restaurants are franchised businesses which offer casual dining using a limited, moderately priced menu that features chicken wings, seafood, salads and sandwich type items. The Company develops and operates its Mrs. Fields Cookie Stores and Hooters Restaurants pursuant to specified standards established by the franchisors.

        In December 1995, the Company purchased an existing Mrs. Fields Cookie Store in Flint, Michigan from Mrs. Fields Development Corporation, the franchisor of Mrs. Fields Cookie Stores (the "Mrs. Fields Franchisor") and in January 1996, acquired from an affiliate of the Company six additional franchised Mrs. Fields Cookie Stores. In October 1996, the Company acquired 100% of the common stock of Cookie Crumbs, Inc. ("Cookie Crumbs"), which owns six additional Mrs. Fields Cookie Stores. The Company intends to acquire an unlimited number of new or existing Mrs. Fields Cookie Stores. The Company opened its first Hooters Restaurant in Madison, Wisconsin in April 1994. The Company opened three additional Hooters Restaurants, all in San Diego, California, between October 1994 and May 1995, one of which was subsequently closed.


        The Company's objective is to develop or acquire a significant number of franchised units to create economies of scale in management, personnel and administration. To achieve this objective, the Company's strategy will be to (i) capitalize on the brand name recognition and goodwill associated with the Mrs. Fields name; (ii) expand the Company's Mrs. Fields operations through the development of additional franchised units; and (iii) hire and train qualified management personnel to assure compliance with its obligations, continuity of management and efficiency of operations. Management of the Company will also research other concepts to become part of the future strategy of the Company's ongoing plans for expansion. The Company has had preliminary discussions with a micro brewery chain with respect to its acquisition by the Company. No agreement has been reached and there can be no assurance that the Company will be able to consummate the transaction or that, if consummated, the micro brewery chain would be profitable.

        The Company was incorporated in Illinois as Butterwings, Inc., in July 1993 and adopted its present name by amendment to its Articles of Incorporation in October 1996. The Company operates in California through its wholly-owned subsidiary, Butterwings of California, Inc. ("Butterwings/California") and in Wisconsin through its wholly-owned subsidiary, Butterwings of Wisconsin, Inc.("Butterwings/Wisconsin"). The Company's Mrs. Fields Cookie Stores are owned and operated by the Company and through Cookie Crumbs.

        The Company's executive offices are at 2345 Pembroke Avenue, Hoffman Estates, Illinois, 60195. The telephone number at that location is (847) 925-0925.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

   Cancellation of Debt; Conversion of Preferred Stock; Bridge Loan Financing


Exchange of 12% Notes for Stock. Pursuant to an exchange offer dated January 1997 (the "Exchange Offer"), the Company offered to exchange shares of its Common Stock for $3,700,000 principal amount of the Company's 12% Notes due April 2001 (the "Notes"), accrued interest on the Notes and a 20% premium over the proposed initial public offering price of $6.50 per Unit for the Units in this Offering. Holders of $2,872,500 principal amount (77.6%) of Notes accepted the Exchange Offer. As a result, $2,872,500 principal amount of Notes and $344,700 of interest accrued through March 31, 1997,will be canceled and 593,945 shares of Common Stock will be issued to the Note holders concurrently with the issuance of Units to investors in this Offering. The $827,500 of Notes not exchanged will remain outstanding. See "Risk Factors" and "Management's
Discussion and Analysis of Financial Condition and Results of Operations - Secured Promissory Notes."

        Conversion of Preferred Stock: Prior to this Offering, the Company had outstanding 15,685 shares of its Convertible Preferred Stock. The Convertible Preferred Stock is automatically convertible into the Company's Common Stock upon consummation of the first sale of the Company's Common Stock in an underwritten public offering pursuant to the Securities Act of 1933. As a result of this Offering, the Company will issue to the holders of the Convertible Preferred Stock 254,008 shares of Common Stock concurrently with the consummation of the Offering. This Prospectus assumes the conversion of the Convertible Preferred Stock and the issuance of 254,008 shares to the Convertible  Preferred Stock holders.  See
"Description     of     Securities    -    Convertible     Preferred     Stock."


Bridge Loan Notes and Warrants: From October through December 1996, the Company issued $483,000 of bridge loan notes (the "Bridge Loan Notes") to provide cash for normal operating expenses and to pay professional fees and expenses in connection with this Offering. The Bridge Loan Notes are secured promissory notes bearing interest at the LIBOR rate and are payable at the earlier of nine months from the date of issuance or the closing of this Offering. As additional consideration, the Bridge Loan Note holders (the "Bridge Loan holders") received 91,000 warrants to acquire, without additional cost, Units identical to the Units offered hereby at the time the registration statement of which this Prospectus is a part becomes effective. Such

Units are being registered pursuant to this registration statement and are included in the Units offered hereby. See Management's Discussion of Financial Condition and Results of Operations - Bridge Financing," "Selling Security
Holders"                           and                           "Underwriting."
--------------------------------------------------------------------------------

                                  The Offering
--------------------------------------------------------------------------------
Securities Offered:

    By the Company..................    1,000,000 Units, each Unit consisting of one share of Common Stock and one Series A Warrant.  See  "Description of Securities."

    By the Selling Security Holders.    91,000 Units, each Unit consisting of one share of Common Stock and one Series A Warrant.  See "Selling Security Holders" and
                                        "Description of Securities."


Series A Warrants...................    Each Series A Warrant will entitle the holder thereof to purchase one share of Common Stock at an exercise price of 120% of the offering price per Unit in this Offering, commencing on _____________________,
                                        1998 [thirteen months after closing of this Offering] until
                                        _______________, 2002.  The Series A Warrants may not be separately traded until ________________, 1997 [six months after the date of this Prospectus], unless earlier separated upon three days prior written notice by the Representative to the Company, at the discretion of the Representative.  The Series A Warrants are redeemable by the Company at $0.05 per Series A Warrant at any time commencing thirteen months after the date of this Prospectus, on thirty days prior written notice, provided that the closing sale price per share for the Common Stock has equaled or exceeded 200% of the Offering price per Unit for twenty consecutive trading days within the thirty-day period immediately preceding such notice.  See
                                        "Description of Securities."

Common Stock to be Outstanding
 after the Offering.................    4,091,000 shares (1)


Series A Warrants to be Outstanding
  after the Offering................    1,091,000 Series A Warrants (1)




Use of Proceeds.....................    Development and acquisition of Mrs. Fields Cookie Stores, expansion into other concepts, payment of past-due interest on the 12% Notes, repayment of the Bridge Loan Notes and related interest , working capital and general corporate purposes.  See "Use of Proceeds."


Risk Factors........................    THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH
                                        DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT
                                        AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. See "Risk Factors."

Proposed Boston Stock Exchange Symbols
Units...............................    ETS.U
Common Stock........................    ETS
Series A Warrants...................    ETS.W
--------------------------------------------------------------------------------
                                       4

Proposed Nasdaq Small Cap Market Symbols
Units...............................    EATS.U
Common Stock........................    EATS
Series A Warrants...................    EATS.W

--------------------------------------------------------------------------------

(1) Excludes shares issuable upon the exercise of options and warrants outstanding upon the date of this Prospectus or to be issued as follows: (i) 1,091,000 shares issuable upon the exercise of the Series A Warrants to be sold in this Offering; (ii) up to 163,650 shares and 163,650 Series A
    Warrants to purchase 163,650 shares subject to the Underwriters' over-allotment option; (iii) 109,100 shares and 109,100 Series A Warrants to purchase 109,100 shares subject to the Underwriters' Warrants; and (iv) 200,000 shares reserved for grant under the Company's 1996 Stock Compensation Plan, 100,000 of which have been granted and are exercisable. See "Management' and "Underwriting."





































--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          Summary Financial Information

        The following table sets forth summary income statement data for the fiscal years ended December 29, 1996, and December 31, 1995 and summary balance sheet data at December 29, 1996 which have been derived from the Company's consolidated financial statements audited by McGladrey & Pullen, LLP, independent auditors, which have been included elsewhere herein. The summary income statement data (unaudited) for the sixteen week periods ended April 20, 1997 and April 21, 1996 and the summary balance sheet data as of April 20, 1997 (unaudited) was derived from the Company's historical financial data for such periods and are included elsewhere herein. In the opinion of management, all adjustments (consisting only of normal recurring adjustments ) have been made which are considered necessary for the fair presentation of such information for the interim periods presented. Results of operations for the interim periods are not necessarily indicative of results to be expected for the full year. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and related Notes thereto appearing elsewhere in this Prospectus.

Income Statement Data:

                                  Fiscal Years Ended            16 Weeks Ended


                              December 29,     December 31,   April 20,   April 21,


                                1996             1995          1997        1996
                                ----             ----          ----        ----


Sales                        $8,551,033       $7,730,956     $2,428,091     $2,608,191


Operating expenses            8,317,394        7,398,898      2,407,024      2,531,780

General and administrative

expenses                        996,200          566,918        333,355        151,718

Write off of franchise fee

options                         145,000               --            --             --


Provisions for losses on


leased property                 927,148          145,000            --         427,148

Loss on impairment of

assets available for sale           --           159,474        775,000            --


Net (loss)                   (2,757,259)      (1,153,674)    (1,729,295)      (716,160)

Net (loss) per common

share                         $(1.23)          $(0.51)          (0.76)          (0.32)


Common shares outstanding (1) 2,250,736        2,250,736      2,266,121       2,246,121

Pro forma:

   Net (loss) (2)          $(1,177,360)              --        (433,730)          --

   Net (loss)

   per common share(2)        $(.28)                 --         (0.10)            --

   Common shares

   outstanding (2)           4,144,077               --       4,144,077           --


Balance Sheet Data:

                          December 29,                    April 20, 1997


                             1996                  Actual        As Adjusted (2)
                             ----                  -------       ---------------



Current Assets               $719,813              $1,126,497    $6,205,708



Total Assets                5,506,201               3,872,779     8,344,291


Total current liabilities   5,507,435               5,714,392     1,891,855



Total long-term debt          521,721                 371,637       371,637

Redeemable Preferred Stock  1,690,000               1,690,000     1,690,000



Stockholders' equity
     (deficit)            $(2,212,955)           $(3,903,250)    $4,390,799


(1) Based on weighted average number of shares outstanding. See Note 1 to Consolidated Financial Statements.



(2) To reflect (i) the sale of 1,000,000 Units (including 1,000,000 shares of Common Stock) offered by the Company at a price of $6.50 per Unit,(ii) the exchange of 77.6% of the Notes to Common Stock, (iii) the conversion of 100% of the outstanding Convertible Preferred Stock, (iv) 91,000 shares of Common Stock issued to the Selling Security Holders, and (v) and excludes the results of operations related to the Hooters Restaurants and Cookie Store Assets Available for Sale at April 20, 1997.














--------------------------------------------------------------------------------

                                  RISK FACTORS

        AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CONSIDER THE FOLLOWING FACTORS IN ADDITION TO THE OTHER INFORMATION SET FORTH IN THE PROSPECTUS BEFORE PURCHASING THE SECURITIES OFFERED HEREBY.

        Limited Operating History; Prior Losses; Going Concern

        The Company has a limited operating history upon which investors may evaluate the Company's performance. For the sixteen weeks ended April 20, 1997, and April 21, 1996, the Company, on a consolidated basis, incurred net losses of $1,729,295 and $716,160, respectively, from the operations of its Hooters Restaurants and Mrs. Fields Cookie Stores. For the fiscal years ended December 29, 1996 and December 31, 1995 the Company, on a consolidated basis, incurred net losses of $2,757,259 and $1,153,674 respectively from the operations of its Hooters Restaurants and Mrs. Fields Cookie Stores. The Company will continue to incur significant expenses associated with the development and operation of its Mrs. Fields Cookie Stores, and the expansion into new concepts, a substantial portion of which may be incurred before the realization of related revenues. These expenditures, together with associated early operating expenses, may result in operating losses until an adequate revenue base is established. There can be no assurance that the Company will be able to operate profitability in the future. The ability of the Company to continue as a going concern is dependent upon, among other things, the successful completion of this Offering. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 20 to Consolidated Financial Statements for the Fiscal Years Ended December 29, 1996 and December 31, 1995 (the "Consolidated Financial Statements").

        Risks of Restaurant Industry; Changes in Consumer Preferences, Economic Conditions and Trends

        The Company intends to sell its existing Hooters Restaurants. However, as long as it continues to operate its existing restaurants, it will be subject to the risks of the restaurant industry. The restaurant industry is generally affected by changes in consumer preferences, national, regional and local economic conditions and demographic trends. The performance of individual restaurants may also be affected by factors such as traffic patterns and the type, number and location of competing restaurants. Factors such as inflation, increased food, labor and employee benefit costs and the availability of experienced management and hourly employees may also adversely affect the restaurant industry in general and the Company's restaurants in particular. Moreover, by the nature of its business, the Company will be subject to potential liability from serving contaminated or improperly prepared food and such liability could adversely impact the Company's operations. See "Business - Competition and Regulation."


        Risks of Company's Businesses; Current and Future Profitability

        The business of owning and operating Hooters Restaurants and Mrs. Fields Cookie Stores involves a high degree of risk. The ultimate profitability of the Company's business will depend upon numerous factors including, without limitation, the profitability of the Hooters Restaurants, until sold, and Mrs. Fields Cookie Stores owned and operated by the Company which in turn will depend on many factors over which the Company will have no control. These factors include changes in local, regional, or national economic conditions, changeable tastes of consumers, food, labor and energy costs, the availability and cost of suitable sites, fluctuating interest and insurance rates, state and local regulations and licensing requirements, the continuing goodwill and reputation associated with the Hooters Franchisor and Mrs. Fields Franchisor and the ability of the Company to hire and retain qualified employees, including competent managers for each restaurant and cookie store. The results of operations for the sixteen week period ended April 20, 1997 and the year ended December 29, 1996 for the Company's Mrs. Fields Cookie Stores have resulted in operating losses of $341,116 and $881,655 respectively and the Company will be dependent upon opening or acquiring new Mrs. Fields Cookie Stores and expanding into new concepts to reach profitability. There can be no assurance that any new sites selected will produce the minimum customer traffic for the Cookie Stores to be economically successful or that the Company will be successful in expanding into new concepts. Although the Company intends to sell its existing Hooters Restaurants, there can be no assurance that it will be able to find a ready buyer or that a price can be obtained which will not result in a loss on its investment in the restaurants.

        Inability to Open New Hooters Restaurants


        Pursuant to option addenda entered into between the Company and the Hooters Franchisor, the Company paid the Hooters Franchisor $10,000 per restaurant for options to open 13 new restaurants in Wisconsin and California. Such option fees were to be credited against the $75,000 franchise fee payable for each new restaurant. Butterwings/Wisconsin entered into a franchise agreement dated October 31, 1993 and an option addendum thereto pursuant to which Butterwings/Wisconsin was granted exclusive options to establish and operate four additional Hooters Restaurants in the cities of Madison and Milwaukee, Wisconsin by July 31, 1996. Butterwings/California also entered into a franchise agreement dated October 31, 1993 and an option addendum thereto pursuant to which Butterwings/California was granted the exclusive right to operate a Hooters Restaurant in San Diego County and exclusive options to establish and operate nine additional Hooters Restaurants in San Diego County, two of which have been exercised. In October 1995, the option addendum was modified at the request of the Company to reduce the option to establish and operate Hooters Restaurants in San Diego County by three. Pursuant to such option, the remaining four Hooters Restaurants in the territory were required to be open by July 31, 1996.


        The Company has been unable to complete the development of such additional Hooters Restaurants within the time frames set forth in option addenda to the Hooters franchise agreements and under the terms thereof, the options have lapsed and the option fees paid by the Company may be retained by the Hooters Franchisor. The Hooters Franchisor has advised the Company that it does not intend to renew the options. Furthermore, the Hooters Franchisor has not consented to this Offering and, under the terms of the franchise agreement with the Hooters Franchisor, may have the right to terminate the Company's operation of Hooters Restaurants.

        Consequences of Inability to Open New Hooters Restaurants

        Although the Hooters Franchisor has not given its consent to this Offering and has advised the Company that it will not renew the Company's options to open the restaurants subject to the option addenda, the Hooters Franchisor has not advised the Company that it will terminate the Company's Hooters franchises. The Company, however, does not plan to open any new Hooters Restaurants and intends to sell its existing Hooters Restaurants. The Company does not have a ready buyer for its Hooters Restaurants and there can be no assurance that a buyer can be found in a reasonable time for a reasonable price. The Company may incur continuing losses in the operation of its Hooters Restaurants if it is unable to find a buyer and may incur a loss on the sale of its existing Hooters Restaurants if it is able to consummate a sale.

        Expansion of Mrs. Fields Cookie Stores and Other Businesses

        Since the Company will not open additional Hooters Restaurants and intends to sell its existing Hooters Restaurants, the Company will be dependent on the operations of its existing and future Mrs. Fields Cookie Stores owned and to be developed by the Company and expansion into other fields, including entertainment and restaurant concepts in which the Company has not had any management experience. The Company has had preliminary discussions with respect to the possible acquisition of a micro brewery chain. However, there is no definitive agreement for the acquisition of the micro brewery chain and no assurance can be given that the acquisition can be or will be made. There are currently no other acquisition or expansion plans under consideration at the date of this Prospectus. The Company would probably not be able to continue as a going concern if it were forced to rely upon its existing Mrs. Fields Cookie Stores. Results for the sixteen week period ended April 20, 1997 and the fiscal year ended December 29, 1996 resulted in operating losses of $341,116 and $881,655, respectively. To continue as a going concern, the Company is dependent upon the success of this Offering and the opening of new Mrs. Fields Cookie Stores and expansion into other fields. There are no obstacles in opening new Mrs. Fields Cookie Stores. See "Business and Properties-The Hooters Restaurants--Restaurant Locations and Expansion Plans" and Note 20 to Consolidated Financial Statements.



        Risks of Planned Expansion

        Successful expansion of the Company's operations will be largely dependent upon a variety of factors, some of which are currently unknown or beyond the Company's control, including (i) continuing customer acceptance of the "Mrs. Fields" cookie store concept, (ii) the ability of the Company's management to negotiate territories in which to expand the cookie stores, to identify suitable sites and to negotiate leases at such sites, (iii) timely and economic development and construction of Mrs. Fields Cookie Stores, (iv) the hiring of skilled management and other personnel, (v) the ability of the

Company's management to apply its policies and procedures to a much larger number of cookie stores; (vi) the availability of adequate financing; (vii) the general ability to successfully manage growth (including monitoring Cookie
Stores, controlling costs, and maintaining effective quality controls); (viii) the ability of the Company to identify and expand into other areas; and (ix) the general state of the economy. No market studies regarding the commercial feasibility of expanding the Company's cookie stores have been conducted, nor are any such studies planned. There can be no assurance that the Company will be able to successfully open new cookie stores at the planned rate of expansion, or at all. While the Company intends to pursue other concepts which are not planned at the date hereof, there can be no assurance that any such new ventures will be successful. See "Business and Properties - The Hooters Restaurants" and - "Mrs. Fields Cookie Stores - Development Option."


        Dependence on the Mrs. Fields Franchisor

        The Company's success depends in part on the continued success of the "Mrs. Fields" cookie store concept and on the ability of the franchisor to identify and react to new trends in their respective industries (including the development of innovative and popular menu items and pastry products) and to develop and pursue appropriate marketing strategies in order to maintain and enhance the name recognition, reputation and market perception of the "Mrs. Fields" cookie stores. The Company believes that the experience, reputation, financial strength and franchisee support of the Mrs. Fields Franchisor are positive factors in the Company's prospects. Adverse publicity or economic trends or business deterioration with respect to the Mrs. Fields Franchisor or its failure to support its franchisees, including the Company, could have a material adverse effect on the Company. However, the future results of operations of the Mrs. Fields Franchisor and its other franchisees will not alone assure the success of the Company, which will depend on the effectiveness of the Company's management, current and future locations of the Company's cookie stores and the results of operations of those businesses. The Company plans to expand into new concepts not yet determined.


        Requirements of Franchise Agreements; Franchise Fees, Royalties, Advertising Costs

        Although the Company will not open new Hooters Restaurants, it will continue to be subject to the terms of the Hooters franchise agreement with respect to its existing Hooters Restaurants as long as the Company continues to operate these restaurants. The franchise agreements between the Company and the Hooters Franchisor and the Mrs. Fields Franchisor require the Company to pay an initial franchise fee with respect to each restaurant and cookie store opened, to pay royalties based on gross sales of each restaurant and cookie store location and to spend a percentage of the gross sales of each Restaurant and Cookie Store on advertising, which may include contributions to national marketing pools administered by the franchisor. Such amounts must be paid or expended regardless of the profitability of the Company's restaurants and cookie stores. As of the date of this Prospectus, the franchise agreement with the Mrs. Fields Franchisor provides for an initial franchise fee of $15,000-$25,000 to the Mrs. Fields Franchisor for each Mrs. Fields Cookie Store opened. Under the applicable franchise agreements, the Company must pay royalties on gross sales of 6% to the Hooters Franchisor and up to 6% to the Mrs. Fields Franchisor. The Company currently contributes a percentage of gross sales for all of its Hooters Restaurants and certain of its Mrs. Fields Cookie Stores to the national marketing funds of the franchisors. In addition, the Company's franchise agreements require the Company to operate its Hooters Restaurants and Mrs. Fields Cookie Stores in accordance with the requirements and specifications established by the franchisor relating to interior and exterior design, decor, furnishings, menu selection, the preparation of food products, quality of service and general operating procedures, advertising, maintenance of records and protection of trademarks. Failure of the Company to satisfy such requirements could result in the loss of the Company's franchise rights for some or all of its cookie stores as well as the development of additional restaurants or cookie stores.


        Competition

        The cookie and restaurant industries are highly competitive with respect to price, service, food quality and location and are among the highest failure rates of any industry. There are numerous well-established competitors, some of which possess substantially greater financial, marketing, personnel and other resources than the Company. These competitors include national, regional and local restaurants and chains of restaurants and cookie and pastry retailers. The Company will face competition in every market that it enters. In addition, other cookie chains with greater financial resources than the Company and the Mrs. Fields Franchisor have similar or competing operating concepts to that of the Company. As a result of the competition the Company currently faces, and will continue to face as it expands, there can be no assurance that the Company will be able to operate profitably in the future. See "Business and Properties Competition."

        Profitability Affected By Changes in Food Costs
        The Company's profitability is affected in part by its ability to anticipate and react to changes in food costs. Various factors beyond the Company's control, including adverse weather conditions, may affect food costs. While management has been able to anticipate and react to changing food costs to date through its purchasing practices and menu price adjustment, there can be no assurance that it will be able to do so in the future.

        Trademarks and Service Marks

        Both the "Hooters" and the "Mrs. Fields" service marks have significant value and are important to the marketing of the Company's Hooters Restaurants and Mrs. Fields Cookie Stores. Both the Hooters Franchisor and the Mrs. Fields Franchisor have enforcement policies to investigate possible violations of their service marks and if such violations are identified they take appropriate action to preserve and protect their goodwill in their service marks. The Company is obligated under its franchise agreements with the Hooters Franchisor and the Mrs. Fields Franchisor to report any such violations to the franchisor. Under the franchise agreement with the Hooters Franchisor, the Company is required to cooperate fully with the Hooters Franchisor in defending or settling any such litigation as determined exclusively by the Hooters Franchisor. Under the franchise agreement with the Mrs. Fields Franchisor, the Company is required to render assistance and execute such documents as may be necessary or advisable in the opinion of the Mrs. Fields Franchisor's legal counsel to protect Mrs. Fields interest in the trademark. The Mrs. Fields Franchisor is required to indemnify the Company and to reimburse it for all damages for which it is held liable in any proceeding arising out of the Company's authorized use of the Mrs. Fields trademark and for all costs reasonably incurred in defending any claim against the Company provided it has otherwise complied with the franchise agreement. There can be no assurance that the Company, the Hooters Franchisor or the Mrs. Fields Franchisor will be successful in enforcing their rights under their service marks and preventing others from using such marks or a derivation of same. The Company is unable to estimate the possible cost of participating in any legal proceedings relating to the Hooters and Mrs. Fields service marks and there can be no assurance that such proceedings would not have a substantial adverse impact on the Company.


        Long Term Leases; Restaurant and Cookie Store Closings
        The Company leases the sites for its existing Hooters Restaurants and Mrs. Fields Cookie Stores pursuant to long term, non-cancelable leases or sub-leases. Future sites for Mrs. Fields Cookie Stores will likely be subject to similar long term leases. If an existing or future site does not perform at a profitable level, and the decision is made to close the location, the Company may nevertheless be obligated to pay rent under the lease. In September 1996, the Company closed a Hooters Restaurant in San Diego, California. As a result, the Company surrendered to the landlord leasehold improvements and equipment at the site and agreed to pay the landlord $4,750 per month through June 30, 2005. In April 1995, the Company assumed a land lease for a Hooters Restaurant to be opened in Oceanside, California. Subsequently, the Company decided not to develop the property and in September 1996, sublet the property at substantially the same rentals but under terms which could enable the subleasee to terminate the lease in September 1998, resulting in the Company being liable for the remaining lease payment of $311,000 through September 2003. See Management's Discussion and Analysis of Financial Condition and Results of
Operations-Restaurant Closing," "Business and Properties - The Hooters Restaurants - Properties" and Notes 10 and 11 to Consolidated Financial Statements.

        Geographic Concentration of Restaurants and Cookie Stores; Uncertainty of Market Acceptance

        The Company currently operates three Hooters Restaurants, in Madison, Wisconsin and San Diego,

California and 13 Mrs. Fields Cookie Stores, in the St. Louis, Missouri, Minneapolis, Minnesota and Lansing/Flint, Michigan areas. The results of operations may not be indicative of the market acceptance of a larger number of locations, particularly as the Company expands its Mrs. Fields Cookie Stores into areas with varied demographic characteristics. There can be no assurance of the Company's ability to achieve consumer awareness and market acceptance. This could require substantial efforts and expenditures by the Company, particularly as the Company seeks to enter into new markets with its existing or new concepts. Furthermore, since the Company currently operates only three restaurants and 13 cookie stores, even one unsuccessful restaurant or new cookie store could have a significant adverse impact on the Company's operations. The Company intends to sell its Hooters Restaurants and has agreed to sell a low income Cookie Store in Maplewood, Minnesota for $37,000, effective June 1, 1997. See "Prospectus Summary-The Company" and "Business and Properties- Expansion Strategy."


        Risks Associated With Secured Promissory Notes

        Holders of $2,872,500 of Notes accepted the Exchange Offer, and $827,500 principal amount of Notes remain outstanding. The Notes are secured by all of the Company's assets, are in default with respect to the $99,300 of accrued and unpaid interest due the Note holders as of March 31, 1997 who did not accept the Exchange Offer. The Company will be required to make monthly interest payments of approximately $8,275 until April 1998, and thereafter 36 equal monthly payments of principal and interest of $27,485, until the notes are paid in full
 . The Company intends to use a portion of the proceeds of this Offering to pay past due interest and cure the default on the remaining outstanding Notes. The ability of the Company to make timely future payments of principal and interest will depend on the availability of funds from cash flow or other financing. There can be no assurance that the Company will be able to make principal and interest payments on the Notes as such payments come due. Failure to make principal and interest payments when due may cause an event of default under the terms of the Notes, in which event the Note holders could accelerate payment of principal and interest on the Notes and cause a foreclosure and sale of assets sufficient to retire the indebtedness. The Company will be required to expense in its financial statements when this Offering becomes effective, the previously unamortized financing costs related to the Notes (estimated to be approximately $211,000) and the 20% premium to the Note holders accepting the Exchange Offer (estimated to be approximately $644,000). See "Cancellation of Debt; Conversion of Preferred Stock; Bridge Loan Notes and Warrants," "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


        Risks Associated With Bridge Loan Notes


        The Company has allocated $500,308 of the net proceeds of this Offering to retire the outstanding principal and interest on the Bridge Loan Notes. The Bridge Loan Notes are subordinate to the Notes and if the Company is not able to cure the default under the terms of the Notes it will be prohibited from repaying the Bridge Loan Notes. In the event this Offering is not successful, the Company would be required to seek alternate sources of financing, renegotiate the terms of its debt obligations or seek protection from creditors under the Federal Bankruptcy Code. The fair market value of the Common Stock underlying the warrants issued to the Bridge Loan Holders (estimated to be approximately $591,500) is being expensed in the Company's financial statements over the period from when the Bridge Loan Note proceeds were received to March 31, 1997, the original expected date of this Offering. See "Cancellation of Debt; Conversion of Preferred Stock; Bridge Loan Notes and Warrants," Use of Proceeds" and Management's Discussion and Analysis of Financial Condition and Results of Operations."


        Loss of Tax Loss Carry Forwards


        As of December 29, 1996, the Company has net operating tax losses of approximately $2,140,000 which have been or may be utilized by NEMC pursuant to intercorporate tax allocation practices adopted by the Company and NEMC. Upon the completion of this Offering, the Company will no longer be eligible for inclusion in NEMC's consolidated tax return and NEMC will be relieved of any previous obligation to pay the Company the tax benefit for any tax losses utilized under the intercorporate tax allocation practices. However, at the completion of this Offering, the Company will have approximately $1,330,000 of tax loss carryforwards which can be utilized by the Company until their expiration in 2011. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 7 to Consolidated Financial Statements.

        Risks Associated With Cookie Crumbs Preferred Stock

        There are 16,900 shares of Cookie Crumbs Redeemable Preferred Stock outstanding (the "Cookie Crumbs Preferred Stock") which require the payment of annual regular cash dividends of $169,000 and non-cumulative, non-compounded participating cash dividends not exceeding 8% of the face value of the Preferred Stock outstanding, equal in the aggregate to 10% of an amount equal to net income less regular cash dividends. Such Cookie Crumbs Preferred Stock dividends rank senior to Cookie Crumbs common stock dividends and as at the date hereof are current. Beginning in February 1998, the Cookie Crumbs Preferred Stock is redeemable in whole or in part at the option of Cookie Crumbs at 103% of its face value plus accrued and unpaid regular cash dividends and at the option of the holders thereof during any fiscal year in which Cookie Crumbs has net income in excess of regular dividend distributions, including cumulative unpaid regular dividends, for an amount equal to the liquidation value. Such redemption obligation of Cookie Crumbs is limited to 25% of its net income as adjusted for the prior year. All dividends paid on the Cookie Crumbs Preferred stock and any redemption of the Cookie Crumbs Preferred Stock at the election of Cookie Crumbs or the Cookie Crumbs Preferred Stock holders will be paid to the Cookie Crumbs Preferred Stock holders and not to investors in this Offering and by a like amount will reduce Cookie Crumbs net income and cash flow available for Cookie Crumbs operations. If Cookie Crumbs is unable to pay all or a portion of the regular cash dividend payments on the Cookie Crumbs Preferred Stock, the Company may be required to advance the amounts required. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        Government Regulation

        The restaurant and cookie businesses are subject to various federal, state and local government regulations, including those relating to the sale of food and, in the case of restaurants, to alcoholic beverages. While the Company has not experienced any trouble in obtaining necessary government approvals to date, difficulty or failure to retain or obtain required licenses or other regulatory approvals could have an adverse effect on the Company's current or future operations or delay or prevent the opening of new Mrs. Fields Cookie Stores. The Company will be subject in certain states to "dram shop" statutes, which generally provide a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. The Company currently operates restaurants in Wisconsin and California, which have statutes similar to "dram shop" statutes. The Company carries liquor liability coverage as part of its existing comprehensive general liability insurance in all states in which it operates. The Company has never been named as a defendant in a lawsuit involving "dram shop" statutes. However, there can be no assurance that the Company will not be named as a defendant in such a lawsuit in the future.

        Effect of EEOC Decision on Hooters Restaurants

        The Equal Employment Opportunity Commission (the "EEOC") issued a finding in September 1994, that the Hooters Franchisor and all related entities, including but not limited to Hooters, Inc., Hooters Management Corporation, all franchisees and licensees of the Hooters Franchisor and any other entity permitted to operate under the "Hooters" trademark, engaged in employment discrimination for failing to recruit, hire or assign men into server, bartender or host positions. In March 1996, the EEOC's general counsel advised that he would not recommend that the EEOC file a lawsuit against Hooters and that this procedure terminated the EEOC's consideration of litigation against Hooters. The Company has been the subject of several charges of employment discrimination and/or sexual harassment suits in the Milwaukee and San Diego regional offices of the EEOC and the City of Madison, Wisconsin. Excluding the recent settlement of a discrimination case for approximately $100,000, none of such charges have been finally determined to result in damages, liabilities or penalties to the Company although they may not be finally resolved. In the event that litigation should be re-instituted by the EEOC or if the Company should not be successful in defending administrative or court proceedings involving charges of discrimination in hiring, the Company may be required to implement a gender neutral hiring policy and to pay money damages to men who were previously discriminated against by Hooters' hiring practices, the effect of which could have a substantial adverse impact on the Company's business. See "Business and Properties - Litigation" and Note 19 to Consolidated Financial Statements.


        Possible Need for Additional Financing


        The net proceeds of this Offering will be used to develop and acquire cookie stores, expand into new concepts, pay the past-due interest on the 12% Notes, retire the Bridge Loan Notes, and for working capital and general corporate purposes. Management believes that the net proceeds will be sufficient to satisfy the financial needs of the Company for approximately 12 to 18 months. However, there can be no assurance that the net proceeds from this Offering, together with cash generated from other sources, will be sufficient to maintain operations or finance further development and it may be necessary to obtain additional financing. The Company has no current arrangements for, or sources of, additional financing, and there can be no assurance that any such financing can be obtained on terms acceptable to the Company or at all. To the extent any additional financing involves the sale of equity securities of the Company, shareholders of the Company, including purchasers in this Offering, will realize a reduction in their percentage ownership interest in the Company. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."


        Uninsured Losses; Costs and Availability of Insurance

        The policy of the Company is to arrange for or acquire comprehensive casualty and liability insurance in amounts which the Company determines is sufficient to cover reasonably foreseeable losses and which are required by its franchise agreements. However, there are certain types of losses (generally of a catastrophic nature, such as earthquakes, floods and wars) which are uninsurable, and recent increases in the cost of insurance generally have resulted in premium rates which make certain losses not economically insurable. There can be no assurance that the costs of certain insurance coverage which the Company would otherwise obtain will not increase further and result in the Company being unable to obtain coverage for certain risks at rates which are economic for the Company. If the Company suffered a loss for which it was not insured, such loss could have a material adverse effect on the Company's operations.


        Reliance on Management

        The Company will depend to a significant extent on the ability of current management of the Company to oversee operations of its restaurants and cookie stores. The success of the Company's business will be dependent upon Messrs. Stephan S. Buckley, Kenneth B. Drost and Douglas E. Van Scoy, executive officers of the Company and its principal shareholder through New Era Management Corporation. The Company does not have employment agreements with any executive officer or employee of the Company. In the event the services of these individuals should become unavailable to the Company for any reason, the Company would be required to recruit other qualified personnel to manage and operate the Company. There can be no assurance that the Company would be able to employ qualified personnel on terms acceptable to it. See "Management."



        Possible Conflicts of Interest With Management

        Until October 1, 1996, the Company paid New Era Management Corporation ("NEMC") a company owned by the three officers and principal shareholders of the Company, its actual cost for office space, accounting, administrative and computer system services provided by NEMC. On October 1, 1996, the Company began providing its own accounting, administrative and computer system services using substantially the same personnel and equipment at approximately the same cost as incurred in 1996, except for normal increases for cost of living and inflation. From October 1, 1996 through March 31, 1997, the Company paid NEMC approximately $5,400 per month for rent for its office space. The building was sold to an unaffiliated third party and the Company will begin paying rent of approximately $5,500 per month effective June 1, 1997. See "Business and Properties-Properties," "Certain Relationships and Related Transactions" and
Note 8 to Consolidated Financial Statements.


        Company's Experience

        The ownership and operation of franchised restaurants and cookie stores is extremely complex and requires specialized management and marketing skills. The executive management of the Company has limited experience in owning, operating and managing franchised restaurants and cookie stores or businesses in the food service industry. The executive officers intend to hire experienced managers who will supervise the operations of the restaurants and cookie stores. There can be no assurance, however, that the Company will be successful in hiring and retaining such qualified personnel. See "Business-Hooters Restaurants-Restaurant Operations and Management" and "Business and Properties-The Cookie Stores-Store Operations."



        No Dividends on Common Stock


        Since inception, the Company has not paid, and it has no current plans to pay, cash dividends on the Common Stock. The Company intends to retain all earnings to support the Company's operations and future growth. The payment of any future dividends will be determined by the Board of Directors based upon the Company's earnings, financial condition and cash requirements, possible restrictions in future financing agreements, if any, business conditions and such other factors deemed relevant. The Notes contain restrictions on the payment of dividends while they are outstanding. See "Dividend Policy."



        Shares Eligible for Future Sale


        Future sales of substantial amounts of Common Stock by the present shareholders of the Company, or the potential for such sales without actual sales, may have the effect of depressing the market price of the Common Stock. Upon completion of the Offering, there will be 4,091,000 shares of Common Stock outstanding (4,254,650 shares if the Underwriters' over-allotment option is exercised). The 1,091,000 shares of Common Stock and 1,091,000 Series A Warrants offered hereby will be freely tradable. The remaining 3,000,000 shares of Common Stock are "restricted securities" as that term is defined in Rule 144 ("Rule 144") under the Securities Act of 1933 (the "Securities Act") and under certain circumstances may be sold without registration pursuant to the provisions of Rule 144. In general, under Rule 144, a person or persons whose shares are aggregated, and who has satisfied a one-year holding period may, under certain circumstances sell within any three-month period a number of restricted securities which does not exceed the greater of one percent (1%) of the shares outstanding or the average weekly trading volume during the four calendar weeks preceding the notice of sale required by Rule 144. In addition, Rule 144 permits, under certain circumstances, the sale of restricted securities by a person who is not an affiliate of the Company and has satisfied a two -year holding period without any quantity limitations. All of the 1,947,603 shares held by New Era Management Corporation ("NEMC"), the principal shareholder of the Company, have been held for longer than two years. However, NEMC has agreed with the Underwriters that it will not sell any of such shares to the public for a period of twenty-four months from the date hereof without the prior written consent of the Representative. The shares of Common Stock issued upon conversion of the Convertible Preferred Stock and the exchange of the 12% Notes will not be eligible for sale pursuant to Rule 144 for one year from the date hereof. The Company has agreed with the holders of the shares of Common Stock to be issued to the Note holders to register such shares upon the request of 50% of such holders after one year from the date of this Prospectus. See "Underwriting."

        Immediate Substantial Dilution


        The current shareholders of the Company have acquired their shares of Common Stock at a cost per share substantially less than that at which the Company intends to sell its Common Stock included in the Units offered hereby. Therefore, investors purchasing Securities in this Offering will incur an immediate and substantial dilution of approximately $5.71 per share or approximately 88% in their ownership of the Company's Common Stock. See "Dilution."



        Arbitrary Determination of Offering Price


        The public offering price for the Units offered hereby will be determined by negotiation between the Company and the Representative and should not be assumed to bear any relationship to the Company's asset value, net worth or other generally accepted criteria of value. Recent history relating to the market prices of newly public companies indicates that the market price of the Securities following this Offering may be highly volatile. See "Underwriting."



        Effect of Outstanding Series A Warrants and Underwriters' Warrants

        Until the date five years following the date of this Prospectus, the holders of the Series A Warrants and Underwriters' Warrants will have an opportunity to profit from a rise in the market price of the Common Stock, with a resulting dilution in the interests of the other shareholders. The Company is required to register the Securities underlying the Underwriters' Warrants commencing on the first anniversary date of the effectiveness of this Offering. The Company is required to keep the registration statement registering the Securities effective until the fifth anniversary of the effective date of the Offering. The terms on which the Company might obtain additional financing during that period may be adversely affected by the existence of the Series A Warrants and the Underwriters' Warrants. The holders of the Series A Warrants and the Underwriters' Warrants may exercise the Series A Warrants and Underwriters' Warrants at a time when the Company might be able to obtain additional capital through a new offering of securities on terms more favorable than those provided herein. The Company has agreed to keep the registration statement registering the Securities current and will file such post-effective amendments and supplements as may be necessary to maintain the currency of the registration statement during the period of its use. Such filings could involve additional expense to the Company at a time when it could not afford such expenditures and may adversely affect the terms upon which the Company may obtain financing. See "Description of Securities" and `'Underwriting."


        Risk of Redemption of Series A Warrants


        Commencing (thirteen months from the date of this Prospectus), the Company may redeem the Series A Warrants for $0.05 per Warrant, at any time after the closing bid price of the Common Stock on the Boston Stock Exchange has equaled or exceeded 200% of the initial offering price of the Units for twenty consecutive trading days. Notice of redemption of the Series A Warrants could force the holders thereof: (i) to exercise the Series A Warrants and pay the exercise price at a time when it may be disadvantageous or difficult for the holders to do so, (ii) to sell the Series A Warrants at the then current market price when they might otherwise wish to hold the Series A Warrants, or (iii) to accept the redemption price, which is likely to be less than the market value of the Series A Warrants at the time of the redemption. See "Description of Securities - Series A Warrants."



        Investors May be Unable to Exercise Series A Warrants


        For the life of the Series A Warrants, the Company will use its best efforts to maintain an effective registration statement with the Securities and Exchange Commission (the "Commission") relating to the shares of Common stock issuable upon exercise of the Series A Warrants. If the Company is unable to maintain a current registration statement, the Series A Warrant holders would be unable to exercise the Series A Warrants and the Series A Warrants may become valueless. Although in this Offering, the Underwriters have agreed to not knowingly the sell Series A Warrants in any jurisdiction in which they are not registered or otherwise qualified, a purchaser of the Series A Warrants may relocate to a jurisdiction in which the shares of Common Stock underlying the Series A Warrants are not so registered or qualified. In addition, a purchaser of the Series A Warrants in the open market may reside in a jurisdiction in which the shares of Common Stock underlying the Series A Warrants are not registered or qualified. If the Company is unable or chooses not to register or qualify or maintain the registration or qualification of the shares of Common Stock underlying the Series A Warrants for sale in all of the states in which the Series A Warrant holders reside, the Company would not permit such Series A Warrants to be exercised and Series A Warrant holders in those states may have no choice but either to sell their Series A Warrants or let them expire.

Prospective investors and other interested persons who wish to know whether or not shares of Common Stock may be issued upon the exercise of Series A Warrants by Series A Warrant holders in a particular state should consult with the securities department of the state in question or send a written inquiry to the Company. See "Description of Securities - Series A Warrants."


        No Public Market for Securities or Series A Warrants; Disclosure Relating to Low-Priced Stocks

        There is currently no public market for the Units, the Common Stock or the Series A Warrants, and there can be no assurance that any trading market will develop at the conclusion of this Offering. Therefore, investors in this Offering may have difficulty selling their Securities, should they decide to do so. In addition, if trading markets for the Securities do develop, there can be no assurance that such markets will continue or that Securities purchased in this Offering may be sold without incurring a loss. The Company has applied for listing of the Securities on the Boston Stock Exchange and the NASDAQ Small-Cap Market upon completion of this Offering. If, at any time, the Securities are not listed on the Boston Stock Exchange and the NASDAQ Small-Cap Market, the Company's Securities could become subject to the "penny stock rules" adopted pursuant to Section 15 (g) of the Securities Exchange Act of 1934. The penny stock rules apply, among other things, to companies (i) whose securities trade at less than $5.00 per share, or (ii) which have tangible net worth of less than $5,000,000 if operating less than three years ($2,000,000 if the company has been operating for three or more years); or, (iii) average revenues of less than $6,000,000 for the 3 most recently ended years. Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information. Many brokers have decided not to trade "penny stock" because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. See "Underwriting."

        Influence on Voting by Officers and Directors


        NEMC, a company controlled by the Company's officers and directors, currently beneficially owns 90.5% of the Company's outstanding Common Stock. Upon completion of this Offering, such shareholder will continue to own beneficially approximately 47.6 % of the Common Stock. As a result, the Company's officers and directors will continue to be able to substantially impact the vote on most matters submitted to shareholders, including the election of directors. See "Principal Stockholders."



        Possible Adverse effects of Authorization of Preferred Stock; Change of Control

        The Company's Articles of Incorporation, as amended, authorize the issuance of up to 100,000 shares of preferred stock. The board of directors, without further action by the stockholders, is authorized to issue shares of preferred stock in one or more series and to fix and determine as to any series, any and all of the relative rights and preferences of shares in each series, including without limitation, preferences, limitations or relative rights with respect to redemption rights, conversion rights, voting rights, dividend rights and preferences on liquidation. The issuance of preferred stock with voting and conversion rights could materially adversely affect the voting power of the holders of the Common Stock and may have the effect of delaying, deferring or preventing a change in control of the Company. The Company has no present plans to issue any additional shares of preferred stock and the Convertible Preferred Stock which is currently outstanding will be converted into Common Stock in connection with this Offering. The Notes also contain a limitation on a change in control of the Company. See "Description of Securities-Preferred Stock" and "Management's Discussion of Financial Condition and Results of Operations - Secured Promissory Notes."

                                 USE OF PROCEEDS


        The net proceeds of this Offering are anticipated to be approximately $5,300,000, after deducting the Underwriters' discount, non-accountable expense allowance and estimated offering expenses ($6,257,353 if the Underwriters over-allotment option is exercised in full), assuming, in each case, an initial public offering price of $6.50 per Unit. No value has been assigned to the Series A Warrants included in the Units. The Company will not receive any proceeds from the Units sold by the Selling Security Holders but would receive an additional $79,853 attributable to the Over-allotment Option on the Selling Security Holders' Units if the Over-allotment Option is exercised in full. The Company intends to use the net proceeds of this Offering as follows:



                                                    Approximate               Approximate
                                                    Amount                    Percent of

                                                                              Gross Proceeds


   Gross Proceeds                                     $6,500,000
   Underwriting discounts & commissions                  650,000                 10.0%
   Offering expenses (1)                                 550,000                  8.5
                                                    ------------                  ---
   Net Proceeds                                       $5,300,000                 18.5%


   Development and acquisition of cookie stores       $4,200,000                 64.6%
   (2)
   Repayment of Bridge Loan Notes, including             500,308                  7.7
   interest (3)                                          105,025                  1.6

   Payment of Interest on 12% Notes (4)

   Working capital and general corporate purpose         494,667                  7.6
                                                    ------------                  ---
   Totals                                             $5,300,000                100.0%
                                                      ==========                ======



--------------


     (1) The Company has paid approximately $385,000 of such offering expenses as of April 20, 1997.


    (2) The Company intends to develop or acquire and operate additional Mrs. Fields Cookie Stores at a cost per location of $200,000 to $300,000 per cookie store and to expand into other concepts.

    (3) Each Bridge Loan Note bears interest at the LIBOR rate and is payable upon the earlier of nine (9) months from the date of issuance or closing of the Offering. The proceeds of the debt were used for normal operating expenses and to pay professional fees and expenses in connection with this Offering.


    (4) Represents accrued and unpaid interest throughApril 20, 1997, relating to the Note holders who did not participate in the Exchange Offer.

        The foregoing represents the best estimate by the Company of its use of net proceeds based upon present planning and business conditions. The proposed application of proceeds is subject to change as market and financial conditions change. The Company, therefore, has reserved the right to vary its use of proceeds in response to events which may arise and have not been anticipated. Management has not definitively identified the uses of the net proceeds which are allocated to working capital reserves. The net proceeds will ultimately be applied as business opportunities present themselves.

        Pending use, it is anticipated that the proceeds to the Company resulting from this Offering will be primarily invested in short-term investment grade obligations or bank certificates of deposit or other money market instruments. It is anticipated that the net proceeds of this Offering will satisfy the financial needs of the Company for 12 to 18 months following the date of this Prospectus. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

                                 DIVIDEND POLICY


        Since inception, the Company has not paid, and it has no current plans to pay, cash dividends on the Common Stock. The Company intends to retain all earnings to support the Company's operations and future growth. The payment of any future dividends will be determined by the Board of Directors based upon the Company's earnings, financial condition and cash requirements, possible restrictions in future financing agreements, if any, business conditions and such other factors deemed relevant. The Notes contain restrictions on the payment of dividends. See "Risk Factors - No Dividends on Common Stock."

                                    DILUTION


        As of April 20, 1997, the net tangible book value of the Company, assuming the exchange of the Notes for Common Stock, the conversion of the Convertible Preferred Stock and the issuance of Units to the Bridge Loan Note holders, was ($2,463,424) or ($.80) per share of Common Stock. The net tangible book value of the Company is the aggregate amount of its tangible assets less its total liabilities. The net tangible book value per share represents the tangible book value of the Company, less total liabilities of the Company, divided by the number of shares of Common Stock outstanding. The number of shares outstanding used to calculate the net tangible book value per share takes into account the 2,152,047 shares currently held by the existing shareholders, the 593,945 shares to be issued to the Note holders, the 254,008 shares to be issued to the Convertible Preferred Stock holders and the 91,000 shares to be issued to the Bridge Loan Note holders. After giving effect to the sale of 1,000,000 Units by the Company (comprised of 1,000,000 shares of Common Stock and 1,000,000 Series A Warrants) at an assumed offering price per Unit of $6.50, and the application of the estimated net proceeds therefrom, the pro forma net tangible book value per share would increase from ($.80) to $.79. This represents an immediate increase in net tangible book value of $1.59 per share to current holders of Common Stock and an immediate dilution of $5.71 per share, or 88%, to new investors, as illustrated in the following table.



          Assumed public offering price per share                               $6.50


          Net tangible book value per share before this          $(.80)
          Offering
          Increase per share attributable to new investors       $1.59

              Adjusted net tangible book value per share after                   $.79
                                                                                 ----

          this Offering


          Dilution per share to new investors                                   $5.71
                                                                                =====

          Percentage dilution                                                     88%



        The following table summarizes (i) the number of shares of Common Stock purchased from the Company to date, the total consideration paid, and the average price per share paid by the current Common Stock holders, assuming conversion of the Convertible Preferred Stock into Common Stock, the exchange of 77.6% of the Notes for Common Stock and issuance of 91,000 Units to the Bridge Loan holders, and (ii) the number of shares of Common Stock to be purchased from the Company and the total consideration to be paid by the new investors purchasing shares of Common Stock in this Offering at an assumed initial public offering price of $6.50 per share before deduction of the estimated underwriting discounts and commissions and offering expenses payable by the Company:

                                Shares Purchased       Total Consideration    Average
                                 Number    Percent      Amount    Percent    Per Share
                                 ------    -------      ------    -------    ---------

Current shareholders            3,091,000    75.6%   $5,415,700    45.5%      $1.75
New investors                   1,000,000    24.4     6,500,000    54.5       $6.50
                                ---------    ----     ---------    ----
      Total                     4,091,000    100.0% $11,915,700   100.0%
                                =========    ====== ===========   =====

--------------


       The foregoing table excludes the effect of the exercise of (i) the Underwriters' over-allotment option, (ii) the Underwriters' Warrants and (iii) shares reserved for issuance pursuant to the Company's 1996 Stock Compensation Plan. To the extent that the foregoing options or warrants may be exercised, there will be further share dilution to investors in this Offering. See "The Offering," "Risk Factors," "Management-1996 Stock Compensation Plan" and "Underwriting."

                                 CAPITALIZATION

The following table sets forth the capitalization of the Company as of December 29, 1996, the unaudited capitalization of the Company as of April 20, 1997 and the unaudited capitalization of the Company as of April 20, 1997, as adjusted to give effect to (i) the sale of the 1,000,000 Units offered at a price of $6.50 per Unit and the application of the estimated net proceeds therefrom, (ii) the conversion of 100% of the Company's Convertible Preferred Stock, (iii) the exchange of 77.6% of the 12% Notes to Common Stock, and (iv) 91,000 shares of Common Stock issued to the Bridge Loan Note holders.

                                                          December 29,  April 20,               April 20,
                                                              1996        1997                    1997
                                                             Actual      Actual                 As Adjusted
                                                             ------      ------                 -----------

Current liabilities:
                       Current maturities of
                            long-term debt                $4,288,063    $4,255,987
                                                          ----------    ----------

                                                                                                  900,487
                                                                                                  -------

Total current liabilities                                  5,507,435     5,714,392              1,891,855
                                                           ---------     ---------              ---------
Long-term debt:
                       Long-term debt less
                    current maturities plus
                    obligations relating to
                          closed stores (1)                  521,721       371,637
                                                             -------       -------

                                                                                                 371,637
                                                                                                 -------

Redeemable Preferred Stock (2)                             1,690,000     1,690,000             1,690,000
                                                           ---------     ---------             ---------

Shareholders' equity (deficit):

              Preferred Stock, no par value
           27,500 shares authorized, 15,685
         shares issued and outstanding and
          no shares issued and outstanding,
                            as adjusted (3)                  1,568,500   1,568,500                   --
                                                             ---------   ---------                   --
              Common Stock, $.01 par value,
              10,000,000 shares authorized,
               2,152,047 shares issued and
          outstanding and 4,091,000 shares
    issued and outstanding, as adjusted (3)                     21,520      21,250               40,910
                                                                ------      ------

                   Capital in excess of par                  1,564,979   1,564,979           12,274,729
                                                             ---------   ---------

               Unearned compensation expense                   (127,000)   (88,000)             (88,000)
                                                               ---------   --------
                         Accumulated deficit                 (5,240,954)(6,970,249)          (7,836,840)
 Total stockholders' equity (deficit)                        (2,212,955)(3,903,250)           4,390,799
                                                            ----------- -----------           ---------
Total capitalization                                         $5,506,201  3,872,779            8,344,291
                                                             ==========  =========            =========

-----------------

(1) Includes long-term lease obligations related to store closing. See Note 11 to Consolidated Financial Statements.

(2)  Issued by Cookie Crumbs which was acquired by the Company in October, 1996.

(3) Excludes shares issuable upon the exercise of options and warrants outstanding upon the date of this Prospectus or to be issued as follows:
     (i) 1,091,000 shares issuable upon the exercise of the Series A Warrants to be sold in this Offering; (ii) up to 163,650 shares and 163,650 Series A Warrants to purchase 163,650 shares subject to the Underwriters' over-allotment option; (iii) 109,100 shares and 109,100 Series A Warrants to purchase 109,100 shares subject to the Underwriters' Warrants; and (iv) 200,000 shares reserved for issuance under the Company's 1996 Stock Compensation Plan. See "Management" and "Underwriting."

                     MANAGEMENTS DISCUSSION AND ANALYSIS OF

                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations for the Sixteen Week Period Ended April 20, 1997 Compared to the Sixteen Week Period Ended April 21, 1996

        At April 20, 1997 thirteen Mrs. Fields Cookie Stores were owned by the Company. During 1996, one cookie store was built and became operational in July and one cookie store was sold in October, 1996.

        During the sixteen week period ended April 20, 1997, three Hooters Restaurants were open for the entire period. During the corresponding period in 1996, four restaurants operated for the entire period.

        The Company reported a net loss of $1,729,295 for the sixteen week period ended April 20, 1997 and a net loss of $716,160 for the corresponding period in 1996. Significant factors influencing the results of operations include:

     Sales were $2,428,091 for the sixteen weeks ended April 20, 1997 compared to $2,608,191 for the corresponding period in 1996. This decrease of $180,100 reflects a $216,255 increase in sales from the cookie stores primarily because of a low volume store that was open in 1996 and subsequently closed in October 1996 and a high volume store which began operations in June 1996. This increase was offset by a decline in sales of $396,355 from the restaurants. Same store sales for the three restaurants declined $155,970 while the remaining decrease reflects the restaurant which was closed in September 1996.

     Cost of products sold was $693,645 for the sixteen weeks ended April 20, 1997 compared to $714,052 for the corresponding period in 1996. Cost of products sold is directly related to sales and overall was approximately 29% of sales in 1997 and 27% of sales in 1996. Comparing the 1997 period to the 1996 period, the cookie store percentage increased to 24% from 21% while the restaurant percentage increased to 32% from 31%. These increases reflect increased product costs that could not be passed on through higher sales prices.

     Salaries and benefits were $734,208 (approximately 30% of sales) for the sixteen weeks ended April 20, 1997 compared to $764,106 (approximately 29% of sales) for the corresponding period in 1996. For these same periods, cookie store percentages were 29% compared to 27% and restaurant percentages were 32% compared to 31%. These increases reflect increased salaries that were not absorbed through higher sales volumes.

     Other operating costs were $817,008 for the sixteen weeks ended April 20, 1997 compared to $886,784 for the corresponding period in 1996 reflecting a decrease of $69,776. Other operating costs include promotions, advertising, office supplies, utilities, restaurant supplies, outside services, rent, insurance, and royalties. The decrease in other operating costs reflects approximately $122,000 from the closing of a restaurant in September 1996, partially offset by various other costs and expenses with a net increase of approximately $52,000.

     General and administrative expenses were $333,355 for the sixteen weeks ended April 20, 1997 compared to $151,718 for the corresponding period in 1996. This increase of $181,637 is primarily due to compensation paid officers of approximately $60,000 (none in the comparable 1996 period), stock option compensation expenses of $39,000, increased salaries and benefits for other corporate staff of approximately $35,000, increased legal fees of approximately $17,000, and various other costs and expenses with a net increase of approximately $31,000.

     Provisions for losses on leased property of $427,148, in 1996 represents management's estimate of an impairment loss related to a restaurant location which was closed in September, 1996. See Note 11 to the Consolidated Financial Statements.

     Management has decided to sell the Company's Hooters Restaurants since expansion of the Hooters concept by the Company no longer is a viable alternative. Accordingly, preliminary discussions with potential buyers have occurred recently. As a result, an allowance of $700,000 has been provided in the sixteen week period ended April 20, 1997 to record the investment in these restaurants at net realizable value. In addition, the Company has entered into an agreement to sell a cookie store located in Minnesota as of June 1, 1997 for $37,000. The carrying value of the assets of this store at April 20, 1997 was $112,000. Accordingly, a loss on impairment of assets held for sale of $75,000 has been recognized in the Consolidated Statement of Operations for the sixteen week period ending April 20, 1997. Further, the net realizable value of these assets has been recorded as assets available for sale at April 20, 1997.

     Amortization of finance costs increased $434,646 in the sixteen weeks ended April 20, 1997 compared to the comparable period in 1996. This increase is due to the amortization of the bridge loan financing costs and commissions. See Note 2 to Consolidated Financial Statements.

Financial Condition at April 20, 1997 as Compared to December 29, 1996

        Cash decreased  $401,536 to $132,536 from $534,072 at December 29, 1996.
As reflected in the Consolidated Statements of Cash Flows, this decrease is primarily attributable to $250,952 used in operating activities, $17,654 used in investing activities and $132,930 used in financing activities. Cash flows used in investing activities consisted primarily of capital expenditures for the corporate office. Cash flows used in financing activities were primarily for costs and expenses related to this Offering.

        Inventory decreased $81,465 to $37,182 from $118,647 at December 29, 1996. This decrease is primarily due to the reclassification of inventory to assets available for sale which is related to the Hooters Restaurants which management intends to sell.

        Assets available for sale at April 20, 1997 of $888,488 represents the net realizable value of the Hooters Restaurants held for sale of $851,488 and the Minnesota cookie store of $37,000 which will be sold June 1, 1997.

        Leasehold improvements decreased $1,072,533 to $826,285 from $1,898,818 at December 29, 1996. This decrease is primarily attributable to the reclassification to assets available for sale due to management's intention to sell the Hooter Restaurants and the Minnesota cookie store to be sold June 1, 1997.

        Equipment decreased $625,275 to $409,293 from $1,034,568 at December 29, 1996. This decrease is primarily due to the reclassification to assets available for sale due to management's intention to sell the Hooters Restaurants and the Minnesota cookie store to be sold June 1, 1997.

        Initial public offering expenses increased $144,140 to $384,548 at April 20, 1997 from $240,408 at December 29, 1996. This increase is due to costs and expenses related to this Offering.

        Franchise costs, net of accumulated amortization decreased $228,130 to $269,529 at April 20, 1997 from $497,659 at December 29, 1996. This decrease is primarily due to the reclassification of franchise fees to assets available for sale due to management's intention to sell the Hooters Restaurants, and the Minnesota cookie store to be sold June 1, 1997.

        Bridge loan financing costs, net of accumulated amortization, decreased to zero at April 20, 1997 from $434,646 at December 29, 1996. This decrease is due to the completion of the bridge loan financing amortization in the sixteen week period ended April 20, 1997.

        Capital lease obligations related to assets available for sale increased to $97,368 at April 20, 1997 from $0 at December 29, 1996. This classification reflects management's intention to sell the Hooters Restaurants.

        Due to parent increased $76,288 to $210,757 at April 20, 1997 as compared to $134,469 at December 29, 1996. These amounts represent amounts due to the parent primarily for operating needs.

        Accounts payable decreased $83,956 to $306,193 at April 20, 1997 as compared to $390,149 at December 29, 1996. This decrease is primarily due to normal operating requirements.

        Accrued liabilities increased $149,333 to $844,087 at April 20, 1997 as compared to $694,754 at December 29, 1996. This increase is due primarily to 1997 accrued interest on the Notes.

        Long-term debt, less current maturities decreased $93,084 at April 20, 1997 from December 29, 1996, primarily due to the reclassification of capital lease obligations related to assets available for sale.

        Store closing expense declined $57,000 from December 29, 1996 as a result of lease payments made on a Hooters Restaurant closed in September 1996.

        Unearned compensation expense decreased $39,000 to $88,000 at April 20, 1997 from $127,000 at December 29, 1996. This decrease represents the portion of stock option compensation, which has been earned. See Note 17 to the Consolidated Financial Statements.

        The Company's accumulated deficit was $6,970,249 at April 20, 1997 compared to $5,240,954 at December 29,1996. The increase is attributable to the $1,729,295 net loss incurred during the sixteen week period ended April 20, 1997.

Results of Operations for the Fiscal Year Ended December 29, 1996 Compared to the Fiscal Year Ended December 31, 1995


        At December 29, 1996, thirteen Mrs. Fields Cookie Stores were owned by the Company. Five cookie stores were purchased in June 1995, six additional cookie stores were purchased in October, 1995, and two more purchased in December, 1995. During 1996, a cookie store was built and became operational in July and one cookie store was sold in October 1996.


        During the year ended December 29, 1996 three Hooters Restaurants were open for the entire period and one restaurant was open a little over eight months until it was closed in September 1996. During the corresponding period in 1995, three restaurants operated for the entire period and one restaurant was opened in May and operated for approximately eight months.

    The Company reported a net loss of $2,757,259 for the year ended December 29, 1996 and a net loss of $1,153,674 for the year ended December 31, 1995. Significant factors influencing the results of operations include:

     Sales were $8,551,033 for the fiscal year ended December 29, 1996 compared to $7,730,956 for the corresponding period in 1995. This increase of $820,077 reflects a $2,452,825 increase in sales from the Mrs Fields Cookie Stores, primarily because the cookie stores were open a full year in 1996, and a decline in sales of $1,632,748 from the Hooters Restaurants. Same store sales for the restaurants declined $1,403,437 which management believes was primarily due to a lack of funds to adequately promote and advertise the restaurants. Management intends to utilize approximately $75,000-$100,000 of the net proceeds of this Offering designated as working capital for advertising and promotion of the restaurants to increase sales.

     Cost of products sold was $2,454,078 for the fiscal year ended December 29, 1996 compared to $2,316,341 for the corresponding period in 1995. Cost of products sold is directly related to sales (approximately 29% of sales in 1996 and 30% of sales in 1995). Cost of products sold for the cookie stores increased $606,958 in 1996 while cost of products sold for the restaurants declined $469,221 from 1995 reflecting decreased sales. As a percent of sales, costs of products sold for the cookie stores are approximately 25% compared to 31% for the restaurants.

     Salaries and benefits were $2,472,022 (approximately 29% of sales) for the fiscal year ended December 29, 1996 compared to $2,147,595 (approximately 28% of sales) for the corresponding period in 1995. This includes salaries and wages for all restaurant and cookie store employees. This increase is primarily due to the cookie stores being in operation for a full year in 1996 compared to a partial year in 1995.

     Other operating costs were $2,911,454 for the fiscal year ended December 29, 1996 compared to $2,525,486 for the corresponding period in 1995 reflecting an increase of $385,968. Other operating costs include promotions, advertising, office supplies, utilities, restaurant supplies, outside services, rent, insurance, and royalties. Other operating costs from the cookie stores increased $999,499 in 1996 while other operating costs for the restaurants declined $613,531 in 1996. The decline in other operating costs for the restaurants was not in proportion to the sales decline due to the fixed nature of many of the items included in other operating costs.

     Depreciation and amortization increased $223,698 in the fiscal year ended December 29, 1996, compared to the comparable period in 1995. This increase is primarily due to the cookie stores being in operation a full year in 1996.

     Pre-opening costs declined from $153,334 in the fiscal year ended December 29, 1995 to zero in the comparable period of 1996. The new location added in 1996 did not result in pre-opening costs.

     General and administrative expenses were $996,200 for the fiscal year ended December 29, 1996 compared to $566,918 for the corresponding period in 1995. General and administrative expenses, which consist of accounting related costs, professional fees, travel, etc. increased primarily as a result of the Company's infrastructure needed to support restaurant and cookie store operations, legal fees and settlement of a lawsuit aggregating $145,000, and $73,000 of compensation costs relating to stock options and contributed services of officers.

     Franchise fee options of $145,000 were written off in the fiscal year ended December 29, 1996. This was done due to the uncertainty regarding the Company's rights to develop additional Hooters restaurants.

     Provision for losses on leased property of $927,148 represents management's estimate of the additional loss ($50,000) to be incurred on leased property which the Company no longer plans to develop and closing expenses of $877,148 related to a restaurant location which was closed in September, 1996. See Notes 10 and 11 to Consolidated Financial Statements.

     Loss on impairment of asset is attributable to the cookie store that was sold in October 1996.

     Amortization of finance costs increased $206,831 in the fiscal year ended December 29, 1996 compared to the comparable period in 1995. This increase is primarily due to the amortization of the bridge loan financing costs and commissions.

Financial Condition at December 29, 1996 as Compared to December 31, 1995

        Cash decreased  $240,085 to $534,072 from $774,157 at December 31, 1995.
As reflected in the Consolidated Statements of Cash Flows, this decrease is primarily attributable to $580,195 used in operating activities and $204,300 used in investing activities partially offset by $544,410 provided by financing activities. Investing activity consisted primarily of capital expenditures for the construction of cookie stores. Cash flows from financing activities were generated by the issuance of preferred stock, proceeds from the bridge loans, and proceeds from the sale of Common Stock.

        Accounts receivable decreased $67,599 to $3,137 at December 29, 1996 as compared to $70,736 at December 31, 1995. This decrease is primarily due to a $57,257 receivable from the Mrs. Fields Franchisor at December 31, 1995, which was repaid in January 1996.

        Inventory decreased $20,958 to $118,647 from $139,605 at December 31, 1995. This decrease is primarily due to the closing of one Hooters Restaurant.

        Assets available for sale at December 31, 1995 represents one Mrs. Fields Cookie Store which was sold in October 1996. See Note 13 to the Consolidated Financial Statements.

        Leasehold improvements increased $126,871 to $1,898,818 from $1,771,947 at December 31, 1995. This increase is primarily attributable to costs of $137,000 for a cookie store that opened in June 1996, $47,000 for a cookie store that was remodeled in April, 1996 partially offset by the write-off of assets related to the restaurant closed in 1996 of $70,000.

        Equipment decreased $141,052 to $1,034,568 from $1,175,620 at December 31, 1995. This decrease is primarily due to the write off of assets of $189,000 related to the restaurant closing in September 1996 partially offset by $31,000 of new equipment for the cookie store that began operations in June 1996.

        Initial public offering expenses increased to $240,408 at December 29, 1996 from zero at December 31, 1995. This increase is due to costs and expenses related to this Offering.

        Franchise costs, net of accumulated amortization decreased $248,926 to $497,659 from $746,585 at December 31, 1995. This decrease is primarily due to write offs of franchise fee options on undeveloped locations of $145,000, assets of $75,000 written off due to the 1996 restaurant closing, and 1996 amortization of $28,926.

        Finance costs net of accumulated amortization decreased $72,494 to $309,740 at December 29, 1996 from $382,234 at December 31, 1995 due to amortization of offering costs related to 12% Notes sold in 1994.

        Goodwill, net of accumulated amortization decreased $60,430 to $839,242 from $899,672 at December 31, 1995. This decrease is due to 1996 amortization.

        Bridge loan financing costs, net of accumulated amortization increased to $434,646 at December 29, 1996 from zero at December 31, 1995. This increase is due to bridge loan financing costs incurred during 1996 of $591,500 and commissions of $49,977 offset by amortization of $206,831. See Note 2 to the Consolidated Financial Statements.

        Current maturities of long-term debt increased $4,228,489 from $59,574 at December 31, 1995 primarily due to the $3,700,000 of Notes and the Bridge Loan Note financing of $483,000. The entire amount of the Notes has been classified as current due to suspension of interest payments in 1996 and the Bridge Loan Notes are repayable the earlier of this Offering becoming effective or nine months from date of issuance. See Notes 2 and 18 to Consolidated Financial Statements.

        Due to parent increased $91,463 to $134,469 at December 29, 1996 as compared to $43,006 at December 31, 1995. These amounts represent amounts due to NEMC for ongoing rent and accounting services. See Note 8 to Consolidated Financial Statements.

        Accounts payable decreased $71,223 to $390,149 at December 29, 1996 as compared to $461,372 at December 31, 1995. This decrease is primarily due to a payable of $66,876 for sales tax at the restaurants at December 31, 1995 which was paid in the first quarter of 1996.


        Accrued liabilities increased $310,957 to $694,754 at December 29, 1996 as compared to $383,797 at December 31, 1995. This increase reflects the closing of a restaurant in September 1996, whereby the Company recorded a provision to provide for the settlement with the landlord and all costs associated with the closing of the site. The current portion of $157,000 is included in accrued liabilities and the remaining store closing expenses of $393,000 represents the long-term portion of the settlement. Accrued liabilities at December 29, 1996 also reflects legal fees and settlement of a lawsuit of approximately $100,000. See Notes 11 and 19 to Consolidated Financial Statements.


        As of December 29, 1996, $1,690,000 of Cookie Crumb's Preferred Stock had been raised through a private placement. See Note 3 to Consolidated Financial Statements.

        As of December 29, 1996, $1,568,500 had been raised through a private placement of the Company's Convertible Preferred Stock compared to $1,266,000 at December 31, 1995. See Note 4 to Consolidated Financial Statements.


        Capital in excess of par increased $969,456 to $1,564,979 at December 29, 1996 as compared to $595,523 at December 31, 1995. This increase is due to $127,956 from the sale of 204,444 shares of Common Stock (see Note 16 to the Consolidated Financial Statements), $150,000 of stock options granted in

November 1996, $100,000 of contributed services, and $591,500 of bridge loan warrants. See Notes 2,14 and 17 to Consolidated Financial Statements.

        Unearned compensation expense increased $127,000 at December 29, 1996 from zero at December 31, 1995. This amount represents the portion of stock option compensation which has not been earned. At December 29, 1996, two periods of compensation expense ($23,000) had been earned. See Note 17 to Consolidated Financial Statements.


        The Company's accumulated deficit was $5,240,954 at December 29, 1996 compared to $2,463,295 at December 31, 1995. The increase is primarily attributable to the $2,757,259 net loss incurred.

Results of Operations for the Fiscal Year Ended December 31, 1995 Compared to the Fiscal Year Ended December 25, 1994

        At December 31, 1995 thirteen Mrs. Fields Cookie Stores were owned by the Company. Five cookie stores were purchased in June, 1995, six additional cookie stores were purchased in October, 1995, and two more purchased in December, 1995. There were no cookie stores open in 1994.

        During the fiscal year ended December 31, 1995, three Hooters Restaurants operated for the entire period and one restaurant was opened in May and operated for approximately eight months. During 1994, one Hooters Restaurant was open for eight months, another Hooters Restaurant was open three months, and a third Hooters Restaurant was open for half a month.

    The Company reported a net loss of $1,153,674 for the fiscal year ended December 31, 1995 and a net loss of $830,663 for the fiscal year ended December 25, 1994. Significant factors influencing the results of operations include:


     Sales were $7,730,956 for the fiscal year ended December 31, 1995 compared to $2,501,273 for the corresponding period in 1994. This increase of $5,229,683 reflects a full year of operations for three Hooters Restaurants and a fourth open for half a year. In addition, four cookie stores were open for six months, one cookie store was open for four months, six were open for two and one-half months and two more cookie stores were open for one-half month.


     Cost of products sold was $2,316,341 for the fiscal year ended December 31, 1995 compared to $771,374 for the corresponding period in 1994. Cost of products sold is directly related to sales (approximately 30% of sales in 1995 and 31% of sales in 1994). This increase is due to additional cost of goods sold of $330,968 for the cookie stores opened in 1995 while cost of products sold for the restaurants increased $1,213,999 from 1994 reflecting increased sales. As a percent of sales, costs of products sold for the cookie stores are approximately 37% compared to 31% for the restaurants.


     Salaries and benefits were $2,147,595 (approximately 28% of sales) for the fiscal year ended December 31, 1995 compared to $615,021(approximately 25% of sales) for the corresponding period in 1994. These amounts include salaries and wages for all restaurant and cookie store employees. This increase is primarily due to the cookie stores being opened in 1995 and a full year of operations for three Hooters Restaurants and one-half year for one Hooters Restaurant in 1995 compared to a partial year in 1994 for only three Hooters Restaurants.


     Other operating costs were $2,525,486 for the fiscal year ended December 31, 1995 compared to $726,459 for the corresponding period in 1994 reflecting an increase of $1,799,027. Other operating costs include promotions, advertising, office supplies, utilities, restaurant supplies, outside services, rent, insurance, and royalties.


     Depreciation and amortization increased $206,809 in the fiscal year ended December 31, 1995, compared to the comparable period in 1994. This increase reflects thirteen cookie stores being in operation for a partial year compared to no cookie stores in operation in 1994. Also causing the increase is a full year of operations for three Hooters Restaurants and one-half a year of operation for one Hooters Restaurant in 1995 as compared to 1994 with three Hooters Restaurants open for a partial year in 1994.

     Pre-opening costs decreased $398,468 to $153,334 in 1995 compared to $551,802 for 1994. Pre-opening costs are costs incurred in connection with the opening of new restaurants and are expensed as incurred. These costs include payroll, hiring and training expenses, advertising and all other non capitalized costs incurred prior to the opening. The 1995 pre-opening costs related to the opening of one restaurant. The 1994 pre-opening costs related to the opening of three restaurants.

     General and administrative expenses were $566,918 for the year ended December 31, 1995 compared to $264,361 for the corresponding period in 1994. General and administrative expenses, which consist of accounting related costs, professional fees, travel, etc. increased as a result of the Company's infrastructure needed to support additional restaurant and cookie store operations.

     Provision for losses on leased property of $145,000 represents management's estimate of the loss to be incurred on leased property, which the Company no longer plans to develop. See Note 10 to Consolidated Financial Statements.

     Loss on impairment of asset in 1995 is attributable to the cookie store that was sold in October 1996. See Note 13 to Consolidated Financial Statements.

     Amortization of finance costs increased to $72,493 in 1995 compared to $49,226 for 1994. These costs represent the costs related to the issuance of the senior notes. These costs are amortized to expense on a straight-line method over a seven year period coinciding with the life of the Notes. The 1995 expense represents amortization for the entire year while the 1994 expense represents amortization from the date of issuance of the Notes (April 1994).

Financial Condition at December 31, 1995 as Compared to December 25, 1994

        Cash decreased $417,771 to $774,157 from $1,191,928 at December 25, 1994. As reflected in the Statements of Cash Flows, this decrease is primarily attributable to $161,193 used in operating activities and $2,749,896 used in investing activities partially offset by $2,493,318 provided by financing activities. Investing activity consisted primarily of capital expenditures for the construction of one Hooters Restaurant and the acquisition of 13 Mrs. Fields Cookie Stores. Cash flows from financing activities were generated primarily by the issuance of Convertible Preferred Stock.

        The Company received $100,000 during 1995 from a landlord for tenant improvements. As a result, the receivable from lessor was zero at December 31, 1995.

        Accounts receivable increased $61,172 to $70,736 at December 31, 1995 as compared to $9,564 at December 25, 1994. This increase is primarily due to a receivable from the Mrs. Fields Franchisor associated with sales from the Flint Mrs. Fields Cookie Store. Flint sales were deposited in the Mrs. Fields Franchisor's bank account after the Company purchased the store and before they had opened their own bank account.

        Inventory decreased $41,526 to $139,605 from $181,131 at December 25, 1994. The decrease reflects management's effort to reduce inventory.

        Prepaid expenses increased $53,683 to $55,823 at December 31, 1995 as compared to $2,140 at December 25, 1994. This increase is primarily due to prepaid insurance and prepaid rents associated with the Hooters Restaurants.

        Assets available for sale at December 31, 1995 represents one Mrs. Fields Cookie Store which was sold in October 1996. See Note 13 to Consolidated Financial Statements.

        The difference in the number of restaurants and cookie stores open at the end of each year accounts for the increases in leasehold improvements and equipment partially offset by the allowance for loss of $145,000 for an undeveloped leased property which the Company no longer plans to develop. Leasehold improvements increased $764,532 during 1995 to $1,771,947 at December 31, 1995 as compared to $1,007,415 at December 25, 1994. Equipment increased

$572,056 to $1,175,620 at December 31, 1995 compared to $603,564 at December 24,
1994. See Note 10 to Consolidated Financial Statements.

        Franchise costs, net of accumulated amortization increased $340,448 to $746,585 from $406,137 at December 25, 1994. The increase is primarily due to franchise fees paid in 1995 partially offset by amortization.

        Finance costs net of accumulated amortization decreased $72,493 to $382,234 at December 31, 1995 from $454,727 at December 25, 1994 due to amortization of offering costs related to the Notes sold in 1994.

        Goodwill, increased to $899,672 at December 31, 1995 from zero at December 25, 1994. The Company has classified as goodwill the cost in excess of fair value of the net assets of the cookie stores acquired in 1995.

        Current maturities of long-term debt increased $36,231 from December 25, 1994 primarily due to an equipment lease related to the cookie stores acquired in 1995.

        Accounts payable increased $119,567 to $461,372 at December 31, 1995 as compared to $341,805 at December 25, 1994. This increase is primarily due to payables related to additional restaurant and cookie store locations.

        Accrued liabilities increased $216,215 to $383,797 at December 31, 1995 as compared to $167,582 at December 25, 1994. This increase is primarily due to liabilities related to additional restaurant and cookie store locations and the Convertible Preferred Stock offering.

        As of December 31, 1995, $1,665,000 had been raised through a private placement of Cookie Crumb's Preferred Stock. See Note 3 to the Consolidated Financial Statements.

        As of December 31, 1995, $1,266,000 had been raised through a private placement of the Company's Convertible Preferred Stock. See Note 4 to the Consolidated Financial Statements.

        Capital in excess of par increased $67,163 to $595,523 at December 31, 1995 as compared to $528,360 at December 25, 1994. This increase is primarily due to $50,000 of contributed services. See Note 14 to the Consolidated Financial Statements.

        The Company's accumulated deficit was $2,463,295 at December 31, 1995 compared to $880,663 at December 25, 1994. The increase is primarily attributable to the $1,153,674 net loss incurred, issuance costs of $200,998 related to Cookie Crumb's Preferred Stock and costs of $212,960 related to the sale of 12,660 shares of the Company's Convertible Preferred Stock.


Liquidity and Capital Resources


        The following is a summary of the Company's cash flows for the sixteen week period ended April 20, 1997 and for the fiscal years ended December 29, 1996 and December 31, 1995.

                                   16 Weeks
                                 Ended April 20, December 29,      December 31,
                                    1997             1996              1995
                                    ----             ----              ----


    Net cash (used in) operating

    activities                   (250,950)       $(580,1950)        $(161,193)

    Net cash (used in ) investing

    activities                    (17,654)         (204,300)       (2,749,896)

    Net cash (used in ) provided by
activities                       (132,932)          544,410
                                 ---------          -------

                                                                    2,493,318
                                                                    ---------



    Net (decrease) in cash      $(401,536)        $(240,085)       $ (417,771)
                                ==========        ==========       ===========

    The Company's cash position decreased $401,536 during the sixteen week period ended April 20, 1997, due to cash used in operating activities of $250,950, $17,654 used in investing activities and $132,932 used in financing activities. Cash flows used in investing activities consisted primarily of capital expenditures for corporate activities. Cash flows used in financing activities were primarily for costs and expenses related to this Offering.


        The Company's cash position decreased $240,085 during the fiscal year ended December 29,1996 due to cash used in operating activities of $580,195 and cash used in investing activities of $204,300 partially offset by cash provided by financing activities of $544,410. Investing activity consisted primarily of capital expenditures and construction of an additional cookie store. Cash flows from financing activities were generated by the issuance of the Convertible Preferred Stock, proceeds from the sale of Common Stock and proceeds from the Bridge Loan Notes financing partially offset by the payments of long-term debt, commissions and offering expenses.

        The Company's cash position decreased $417,771 during the fiscal year ended December 31, 1995 due to cash used in operating activities of $161,193 and cash used in investing activities of $2,749,896 partially offset by cash provided by financing activities of $2,493,318. Investing activity consisted primarily of capital expenditures of $2,199,548 for the purchase of Mrs. Fields Cookie Stores and the opening of a Hooters Restaurant, partially offset by the receipt of $100,000 from a landlord as reimbursement for leasehold improvements in the prior year. Cash flows from financing activities were generated primarily from the issuance of preferred stock.


        Future operations will be impacted by management's ability to improve sales at existing locations and to add new Mrs. Fields Cookie Stores or new concepts which maximize sales opportunities. The Company is investigating ways to improve operating results through additional advertising and promotions and attracting higher skilled employees. With respect to existing locations, it may be necessary to close those locations that do not generate sufficient cash flows as was done for one location in October 1996. If additional locations are closed, the assets will be written down and potential liabilities could result from long term lease payments. The Company intends to sell its existing Hooters Restaurants and has agreed to sell one Cookie Store in Maplewood, Minnesota. Assuming management is successful in selling additional Common Stock, there can be no assurance that the profitability of existing locations can be improved and/or that profitable new cookie store locations can be obtained or new profitable concepts identified and acquired.


        The Company can operate with minimal or negative working capital. The Company does not have significant accounts receivable or inventory and receives several weeks of trade credit based on negotiated terms in purchasing food, beverage and supplies. The majority of the Company's assets, principally leaseholds, equipment, franchise fees, and other costs associated with the opening of new sites, are long term in nature. The Company considers its operating losses to be related to its initial startup and expansion into new markets and believes that as the Company gains experience in each of its markets and locations' operating losses will be diminished. Accordingly, the Company considers its measurement of liquidity to be in terms of cash flow available for operating activities and expansion.

        The Company has financed its capital expenditures and operating cash deficiencies primarily with the issue of secured promissory notes, the issue of preferred stock, allowances received from landlords for restaurant remodeling costs, and capitalized lease obligations. The Company has leased all of its restaurant and cookie store locations. The Company's capital requirements relate principally to the development and acquisition of new locations and, to a lesser extent, the operations of existing locations.

        Restaurant Closing

        During the third quarter of 1996, the Company closed a Hooters Restaurant and entered into an agreement to vacate the lease. Under the terms of the agreement, the Company surrendered to the landlord all leasehold improvements and equipment housed at the site and will pay the landlord $4,750 per month from August 1, 1996 through June 30, 2005. The Company accrued $427,148 in the first quarter of 1996 and $450,000 in the second quarter of 1996 to provide $327,148 for the write-off of the net book value of the equipment, building improvements, and franchise fee, $42,000 for miscellaneous expenses associated with closing the store and vacating the lease and $508,000 for future payments to the landlord.



        Proposed Sale of Remaining Hooters Restaurants


        Recently,  management  has  determined  to sell  the  Company's  Hooters
Restaurants since expansion of the Hooters concept is no longer a viable alternative. Accordingly, the Company has had preliminary discussions with potential buyers. As a result, an allowance of $700,000 has been provided in the sixteen week period ended April 20, 1997 to record investment in these restaurants at net realizable value. Further, net realizable value of these assets has been recorded as Assets available for sale at April 20, 1997 on the Consolidated Balance Sheet at April 20, 1997.



        Sale of Cookie Store


        The Company has entered into an agreement to sell its Mrs. Fields Cookie Store in Maplewood, Minnesota as of June 1, 1997 for $37,000. The carrying value of the assets at this store at April 20, 1997 were approximately $112,000.

Accordingly, a loss on impairment of assets available for sale of approximately $75,000 has been recognized in the Statement of Operations for the sixteen week period ended April 20, 1997.



        Stock Split

        In October 1996, the Company effected a 21,640 to 1 Common Stock split.


        Sale of Common Stock

        During August 1996, the Company issued 204,444 shares of Common Stock to an independent investor for $130,000 to meet its needs. Such sale occurred prior to any underwriting commitments in connection with the Company's initial public offering and was the best price obtainable.


        Acquisition of Cookie Crumbs, Inc.

        In October 1996, the Company acquired for a nominal amount 100% of the outstanding common stock of Cookie Crumbs, an Illinois corporation wholly owned by an officer of the Company and an officer and owner of NEMC. Cookie Crumbs operates six franchised Mrs. Fields Cookie Stores in Missouri and Michigan.

        Since its inception in May 1995, Cookie Crumbs has financed its capital requirements, which have consisted primarily of the acquisition of six franchised Mrs. Fields Cookie Stores for approximately $1,300,000 from cash flows provided from operations and by the issuance of participating redeemable preferred stock (the "Cookie Crumbs Preferred Stock") for $1,488,252 net of expenses.

        The Cookie Crumbs Preferred Stock has no voting rights and a face value of $1,690,000. Holders of the shares are entitled to receive, to the extent declared by the board of directors of Cookie Crumbs, cumulative, non-compounded 10% (regular) dividends and non-cumulative participating dividends not to exceed 8%, equal in the aggregate to 10% of an amount equal to net income less regular dividends. The Cookie Crumbs Preferred Stock dividends, both regular and participating, rank senior to common stock dividends. As of the date of acquisition there are no regular dividends in arrears.

        Beginning in February 1998, the shares of Cookie Crumbs Preferred Stock are redeemable in whole or in part at the option of Cookie Crumbs for an amount equal to 103% of the face value of the shares plus all accrued and unpaid dividends ("Liquidation Value"). Similarly, the shares are redeemable beginning in February 1998, at the option of the shareholders during any fiscal year in which Cookie Crumbs has net income in excess of required dividend distributions, including cumulative unpaid regular dividends, for an amount equal to the Liquidation Value thereof; provided, however, that Cookie Crumbs' obligation for redemption shall be limited to 25% of its net income (adjusted as aforesaid) for its prior year.

        As of April 20, 1997, Cookie Crumbs had a stockholder's deficit of $802,415. Accordingly, the Company will be unable to avail itself of the assets and earnings (if any) of Cookie Crumbs through a common stock dividend until the stockholder's deficit is alleviated by the accumulation of Cookie Crumbs earnings and all preferred stock regular dividend arrearages are paid. Further, if Cookie Crumbs' future earnings are inadequate, the Company may be required to advance funds for working capital and capital improvement needs.


        Secured Promissory Notes


        The Notes were issued in May 1994 and mature in April 2001, bear interest at the rate of 12% annually, are collateralized by all of the assets of the Company, are entitled to receive 5% of the pre-tax profits of the Company and may be prepaid at any time at 103% of face value. The Notes rank senior to all existing and future unsecured indebtedness of the Company but provide that the Company may issue additional debt instruments for the purpose of opening additional Hooters Restaurants which debt will rank equal to the Notes. However, no additional Hooters Restaurants will be opened. The Notes contain certain restrictions on the payment of dividends, transactions with affiliates, the creation of liens on Company assets senior to the Note holders' security, interest, executive compensation and changes in control of the Company. The Company is prohibited from entering into a merger, consolidation or sale of substantially all of its assets unless any such sale of assets results in the proceeds being reinvested in the development of additional Hooters Restaurants, which will not occur, or in partial payment of the Notes.

        On May 1, 1996 payment of interest on the Notes was suspended and at March 31, 1997, accrued and unpaid interest on the Notes was $444,000. In March 1997, the Exchange Offer was accepted by holders of $2,872,500 principal amount of Notes. As a result thereof, $2,872,500 principal amount of Notes and $344,700 of accrued interest will be canceled upon consummation of this Offering and the issuance of 593,945 shares of Common Stock to the Note holders who accepted the Exchange Offer. The balance of $99,300 of unpaid interest on the Notes, plus additional interest accrued through the consummation of this Offering, will be paid to the remaining Note holders upon approval of the Board of Directors from the net proceeds of this Offering to cure the default under the Notes. The $827,500 of Notes not exchanged will remain outstanding. The Company will be required to make monthly interest payments at an annual rate of approximately $99,300 until April 1998 and thereafter 36 equal monthly payments of principal and interest of $8,275 until the Notes are paid in full. The ability of the Company to make timely future principal and interest payments will depend on the availability of funds from cash flow or other financing. There can be no assurance that the Company will be able to make payments on the Notes as such payments come due. Failure to make payments when due may cause an event of default under the terms of the Notes, in which event the Note holders could accelerate payment of principal and interest on the Notes and cause a foreclosure and sale of assets sufficient to retire the indebtedness. See "Cancellation of Debt; Conversion of Preferred stock; Bridge Loan Financing" and
Note 2 to Consolidated Financial Statements.

        Exchange and repayment of the Notes will relieve the Company of future annual interest payments of approximately $344,700, principal of $2,872,500, and additional interest based upon pretax profits. Generally accepted accounting principles require the Company to expense the previously unamortized finance costs related to the Notes (estimated to be approximately $211,000) and the 20% premium to the Note holders accepting the Exchange Offer (estimated to be $644,000). Accordingly, these amounts will be expensed in the Company's financial statements in the period in which this Offering is consummated.



        Bridge Financing


        From October 1996 through December 1996, the Company issued an aggregate of $483,000 in Bridge Loan Notes to finance working capital needs and costs associated with this Offering. The Bridge Loan Notes bear interest at the LIBOR rate and are due upon the earlier of nine months from issuance or the close of this Offering. The Company will utilize a portion of the net proceeds of this Offering to repay the Bridge Loan Notes. See "Use of Proceeds."


        The Company issued, as additional consideration to the Bridge Loan lenders, warrants to acquire 91,000 shares of the Company's Common Stock to be exercised and sold in conjunction with this Offering. In accordance with generally accepted accounting principles, the fair market value of the stock (estimated to be $591,500) will be expensed over the period from when the Bridge Loan Note proceeds were received to March 31, 1997 the original estimated date of this Offering. See "Selling Security Holders."


        Net Operating Loss Carry Forwards

        The Company's results are included in NEMC's consolidated tax return. Intercorporate tax allocation practices adopted by the Company and NEMC provide that the tax benefit of the Company's losses are reflected in the Company's financial statements and will be paid to the Company by NEMC under the following conditions: (a) NEMC has received the benefit of such losses on a consolidated basis, (b) the Company would otherwise be entitled to such benefits if the Company were filing a separate tax return, and (c) the Company remains in the consolidated tax group of NEMC.


        As of December 29, 1996, the Company has generated net operating tax losses of approximately $2,140,000, which have been or may be utilized by NEMC pursuant to intercorporate tax allocation practices adopted by the Company and NEMC. As a result of this Offering, the Company will lose the benefit of the $2,140,000 of tax losses because the Company will no longer be eligible for inclusion in NEMC's consolidated tax return. However, following the completion of this Offering, the Company will have approximately $1,330,000 of tax losses which it may utilize until their expiration in 2011.

        Going Concern


        The ability of the Company to continue as a going concern is dependent on several factors. The successful completion of this Offering is expected to position the Company to continue as a going concern and to pursue its business strategies which include the sale of its existing Hooters Restaurants, the development of additional Mrs. Fields Cookie Stores and the expansion into new fields, including new restaurant and entertainment concepts. See "Risk Factors-Expansion of Mrs. Fields Cookies Stores and Other New Businesses" and" Business and Properties - General." As discussed above, the Company is currently in default of the provisions of the Notes and unable to service the Notes in accordance with the original terms. Further, the Bridge Loan Notes are subordinate to the Notes. If this Offering is unsuccessful, the Company will remain in default on the Notes and, in accordance with the default provisions, will be prohibited from repaying the Bridge Loan Notes. In the event this Offering is unsuccessful, the Company will seek alternate sources of equity or attempt to refinance or renegotiate its debt obligations or it may be required to seek protection from creditors under the Federal Bankruptcy Code.



        Future Liquidity and Capital Requirements

        Management anticipates that upon the completion of this Offering, cash flows from operating activities will improve significantly due to: (i) a substantial decrease in interest expense as a result of the Exchange Offer, (ii) improved results from a planned increase in advertising and promotional activity in certain markets, (iii) the addition of new Cookie Store locations, (iv) the sale of locations whose operating results do not generate adequate returns, including the sale of the existing Hooters Restaurants, and (v) the development and expansion into other entertainment and restaurant concepts.

        The Company will utilize a portion of the net proceeds of this Offering to continue expansion of the Company's operations. The Company plans to expend approximately $4.2 million to add additional Cookie Store franchise locations, existing or new, as well as other concepts over the next three years. The Company currently has no commitments for future capital expenditures. Additional development and expansion will be financed through cash flow from operations and other forms of financing such as the sale of additional equity (including, potentially, Common Stock issued in connection with the Underwriter's Warrants and the Series A Warrants offered hereby), debt securities, capital leases, and other credit facilities. There can be no assurances that such financing will be available on terms acceptable or favorable to the Company. See "Use of Proceeds," "Business and Properties-Restaurant Economics--Development of the Cookie Stores," and "Litigation."


        Seasonality and Quarterly Results

        The Company's Mrs. Fields Cookie Stores are located in regional shopping malls and accordingly generally experience higher revenues and profits during peak shopping months in the fourth quarter. The Company's Hooters Restaurants are highly impacted by regional differences in weather, promotional activity and tourist and convention traffic. The first quarter includes 16 weeks of operations, compared with 12 weeks for each of the last three quarters. Consequently, quarter-to-quarter comparisons of the Company's results of operations may not be meaningful, and results for any quarter are not necessarily indicative of the actual results for a full fiscal year.


        Impact of Inflation


        The primary inflationary factors affecting the Company's operations include food and beverage and labor costs. A large number of the Company's personnel are paid at the federally established minimum wage level and, accordingly, changes in such wage level affect the Company's labor costs. The minimum wage was increased effective October 1, 1996. The Company estimates that at the current level of operations the increase will increase wages $10,000 in 1996 and $30,000 in 1997. Although food and beverage price increases may offset the effect of the minimum wage, there can be no assurance that this will be the case. In addition, most of the Company's leases require the Company to pay taxes, repairs, and utilities, costs which are subject to inflationary pressures. The Company believes recent low inflation in its principal market areas have contributed to stable food, beverage, and labor costs in recent years. There is no assurance that low inflation will continue or that the Company will have the ability to control costs in the future.

                             BUSINESS AND PROPERTIES

        General

        The Company is engaged in the ownership, operation and management of Mrs. Fields Cookie Stores and franchised Hooters Restaurants. The Company currently owns, operates and manages 13 Mrs. Fields Cookie Stores in Missouri, Michigan and Minnesota and three Hooters Restaurants in Madison, Wisconsin and San Diego, California. The Company has contracted to sell one low income Cookie Store in Minnesota, effective June 1, 1997. The Company will not open any new Hooters Restaurants and intends to sell its existing Hooters locations.

        The Company's Mrs. Fields Cookie Stores are franchised businesses which offer and sell a variety of specially prepared food items including, but not limited to, cookies, brownies, muffins and beverages. The Company's Hooters Restaurants are franchised businesses which offer casual dining using a limited, moderately priced menu that features chicken wings, seafood, salads and sandwich type items. The Company operates its Cookie Stores and Restaurants pursuant to specified standards established by the franchisors. The Company believes that the uniform operating standards of the franchisors facilitate the efficiency of the Company's Mrs. Fields Cookie Stores and Hooters Restaurants and afford the Company significant benefits, including the brand-name recognition and goodwill associated with the franchisors.

        The Company purchased an existing Mrs. Fields Cookie Store in Flint, Michigan in December 1995, from the Mrs. Fields Franchisor and in January 1996, acquired from an affiliate of the Company six additional franchised Mrs. Fields Cookie Stores. In October 1996, the Company acquired 100% of the common stock of Cookie Crumbs which owns six additional Mrs. Fields Cookie Stores. Under its existing agreements with the Mrs. Fields Franchisor, the Company intends to acquire an unlimited number of new or existing Mrs. Fields Cookie Stores. The Company opened its first Hooters Restaurant in Madison, Wisconsin in April 1994. The Company opened three additional Hooters Restaurants, all in San Diego, California, between September 1994 and May 1995, one of which was subsequently closed.

        The Company's objective is to develop or acquire a significant number of franchised units in the Mrs. Fields concept and to create economies of scale in management, personnel and administration. To achieve this objective, the Company's strategy will be to (i) capitalize on the brand-name recognition and goodwill associated with the "Mrs. Fields" name; (ii) expand the Company's Mrs. Fields operations through the development of additional franchised units; and
(iii) hire and train qualified  management  personnel to assure  compliance with its franchise obligations, continuity of management and efficiency of operations. Management will also research other concepts which will become part of the future strategy of the Company's ongoing plans for expansion, including entertainment and other restaurant concepts. In this connection, the Company has had preliminary discussions with a micro brewery chain with respect to its acquisition by the Company. No agreement has been reached and there can be no assurance that the Company will be able to consummate the transaction or that, if consummated, the micro brewery chain would be profitable. The Company's management has no experience in these areas of business and there can be no assurance that it will be successful if it is able to acquire the micro brewery chain or any other new business.



        THE MRS. FIELDS COOKIE STORES

        The Company's Mrs. Fields Cookie Stores are franchised businesses, which offer and sell a variety of specially prepared food items including, but not limited to, cookies, brownies, muffins and beverages. The Company's Mrs. Fields Cookies Stores feature (i) a distinctive exterior and interior store design;
(ii) trade dress, decor and color scheme; (iii) uniform standards, specifications and procedures for operations; (iv) procedures for quality control; training and ongoing operational assistance; and (v) advertising and promotional programs. Each store location contains approximately 800 square feet with red and white decor. Food items range in price from between $1.50 and $4.00. Each store is typically open every day with hours depending on the particular location. Each store generally has limited seating capacity and employs between two and three full-time employees and between four and five part-time employees.


        The Mrs. Fields Franchisor

        The Mrs. Fields Franchisor does not directly own or operate any Mrs. Fields cookies stores and began franchising businesses of the type operated by the Company in January 1991. Mrs. Fields Cookies ("MFC") or an affiliate of the

Mrs. Fields Franchisor, has operated Mrs. Fields cookie stores since 1977. As of October 1, 1996, MFC owned a total of 978 Mrs. Fields cookies stores. Mrs. Fields, Inc. ("MFI"), the sole shareholder of the Mrs. Fields Franchisor, has entered into various agreements licensing third parties to market the Products (as defined below) and other products and services using the Marks (as defined below).

        The Mrs. Fields Franchisor owns certain Marks (defined below) used in connection with the licensing and franchising of specialty retail dessert and snack food outlets developed by MFI and its affiliates, which offer and sell a variety of specially prepared food items, such as, but not limited to, cookies, brownies, muffins and beverages (the "Products"). These dessert and snack food outlets are known as "Mrs. Fields Cookies Stores" and include stores operated in a cookie cart or kiosk format. The Mrs. Fields Franchisor grants franchises to certain qualified persons ("Mrs. Fields Franchisees") for the establishment and operation of Mrs. Fields Cookies Stores. In connection with these activities, the Mrs. Fields Franchisor authorizes Mrs. Fields Franchisees to use the distinctive business formats, systems, methods, procedures, designs, layouts and specifications (all of which may be improved, further developed or otherwise modified from time to time) under which Mrs. Fields Cookies Stores operate (the "System"), as well as certain trade names, trade and service marks, slogans and commercial symbols, including the trade and service marks "Mrs. Fields" and "Mrs. Fields Cookies" with which Mrs. Fields Cookies Stores are associated (the "Marks"). The Mrs. Fields Franchisor offers and sells to qualified persons a franchise to own and operate a Mrs. Fields cookie store.

        Persons interested in acquiring a franchise for a cookie store and the assets of an existing Mrs. Fields cookie store typically will sign a reservation letter, reserving the right to purchase the assets of a specific store for a particular price and agreeing to pay the Mrs. Fields Franchisor a processing fee of $1,000 per store. Persons interested in acquiring a franchise for a new store typically will sign a reservation letter agreeing to pay the Mrs. Fields Franchisor a processing fee of $1,000 per store.

        Material Terms of the Franchise Agreement

        The Company or Cookie Crumbs is required to enter into a franchise agreement with the Mrs. Fields Franchisor with respect to each new cookie store opened or purchased. Under the franchise agreements, the franchisee is granted a non-exclusive license to operate a Mrs. Fields Cookie Store at a specified location previously approved by the Mrs. Fields Franchisor. The license is granted for an initial term of seven years and, provided the franchisee is not in default, is renewable for two successive five year terms upon 180 days notice of intent to renew. The franchisee must obtain all leases, licenses and permits with respect to the prospective cookie store site and construct and develop the cookie store in accordance with specifications and plans as to exterior and interior design, images, layout, signs, color and furnishings provided by the Mrs. Fields Franchisor. The Mrs. Fields Franchisor provides training to the franchisee and its store managers prior to opening a new cookie store. The franchisee must allocate $5,000 for a grand opening advertising and promotion program for a period of seven days, commencing within 30 days after the opening of the cookie store. Each cookie store is required to be operated in accordance with mandatory and suggested specifications, standards and operating procedures set forth in a confidential operations manual provided by the Mrs. Fields Franchisor. A non-recurring franchise fee, which may vary from $15,000 to $25,000, must be paid at the time of execution of the franchise agreement. In addition, the franchisee must pay a royalty fee of 6% of monthly gross revenues and furnish monthly bookkeeping and accounting records to the franchisor on forms prescribed by the franchisor. The franchisor has the right to inspect and audit the business records, bookkeeping and accounting records at any reasonable time without notice. The franchisee is required to contribute to a national marketing fund a percentage of gross revenues (not in excess of 4% during and after 1997 with respect to existing stores) to promote the goodwill and public image of Mrs. Fields Cookies Stores. The franchisee is granted a license to use the Mrs. Fields trade marks and service marks and is authorized to use confidential information proprietary to the Mrs. Fields Franchisor. The franchisee must agree to maintain the confidentiality of the confidential information and not to otherwise use or disclose it to others. The franchisee must notify the Mrs. Fields Franchsor of any apparent infringement of any trade or service mark and assist the Mrs. Fields Franchisor in protecting and maintaining its interest in the trade marks or service marks. The Mrs. Fields Franchisor agrees to indemnify and reimburse the franchisee for damages for which the franchisee is held liable in any proceeding arising out of its authorized use of the trade marks or service marks and for all costs and expenses reasonably incurred in defending any claim or proceeding in which the franchisee is named a party, provided it has timely notified the franchisor of the claim and otherwise complied with the franchise agreement.

        The franchisee is prohibited from having an interest in a competitive business within one mile of the franchised location and from recruiting any employee, who within the preceding six month period was employed by the Mrs. Fields Franchisor or any other Mrs. Fields retail outlet. A transfer of ownership in a Mrs. Fields Cookie Store is subject to the approval of the Mrs. Fields Franchisor which may not be unreasonably withheld. Because this Offering may be considered a change in control of the existing Mrs. Fields Cookie Stores owned by the Company, the Company has obtained the written consent of the Mrs. Fields Franchisor to this Offering. The franchisor has the right of first refusal to purchase, with respect to any proposed transfer, any interest in the franchise agreement or the franchisee at the purchase price contained in any bona fide offer. The franchise agreement may be terminated by either party upon the default of the other party which is continuing and not cured within 60 days of notice of default. In the case of the franchisee's default, the franchisor may purchase the cookie store assets at the greater of the book value of such assets or two times the cookie store's cash flow for the two most recently completed years. The franchise agreement provides for indemnification of the franchisor against claims, actions, damages, and expenses arising out of a breach of the agreement, damages to persons injured in the cookie store, product liability claims or defective manufacturing of Mrs. Fields products by the franchisor, or the activities of the franchisee, its officers, directors, employees, agents or contractors. The Mrs. Fields Franchisor is granted a security interest in the improvements, fixtures, inventory, goods, appliances and equipment owned by the franchisee and located at the cookie store.


        Development of the Cookie Stores

        Under the terms of the franchise agreement, the Mrs. Fields Franchisor provides advice to the Company in locating potential sites for its future Mrs. Fields Cookie Stores. The final site selection will be subject to the approval of the Mrs. Fields Franchisor. According to estimates provided by the Mrs. Fields Franchisor, the initial investment for a cookie store franchise, including the initial franchise fee, working capital, leasehold improvements, signs, fixtures, equipment, insurance, inventory and training, but exclusive of real estate costs, ranges from $161,000 to $270,000, however, the Mrs. Fields Franchisor cautions that it is not possible to provide an accurate estimate due to the many variables involved in that the costs may be significantly higher in the event the assets of an existing cookie store are acquired from the Mrs. Fields Franchisor.

The following is a breakdown of the estimated costs on a per store basis:


Initial Franchise Fee..................................    $15,000 - $25,000

Real Estate............................................    Not Determinable Due
                                                                  to Variables


        Fixed Assets, Construction Remodeling,
               Leasehold Improvements, Fixtures
               and Equipment...........................   $125,000 -$200,000

        Investment Required to Commence

        Operations including opening inventory.........    $10,000 - $15,000

Security Deposits and Prepaid Expenses.................     $1,000 - $10,000

Working Capital........................................    $10,000 - $20,000

Total Estimated Initial Investment.....................  $161,000 - $270,000

        Development Option

        In August 1995, Cookie Crumbs, a wholly-owned subsidiary of the Company, acquired from the Mrs. Fields Franchisor certain exclusive rights for the development of five Mrs. Fields Cookie Stores in the state of New Mexico for $100,000, of which $25,000 was designated to be for the purchase of the territorial rights as determined by the Mrs. Fields Franchisor and $75,000 was designated to be for the development fees for the five Cookie Stores. In the event the Company exercises the development rights granted to Cookie Crumbs, the Company will enter into an area development agreement with the Mrs. Fields Franchisor, or alternatively, obtain an assignment of the area development agreement entered into by Cookie Crumbs. See "Certain Relationships and Related Transactions."


        Store Operations

        Each of the Company's Mrs. Fields Cookie Stores are operated under the supervision of managers who are employees of the Company. Each of the Company's Cookie Store managers is required to have experience in the business of managing Mrs. Fields Cookie Stores or similar businesses. In addition, certain management personnel of the Company are required to attend a management training program sponsored by the Mrs. Fields Franchisor at a designated Company owned Cookie Store. The training program is designed to enable management personnel to train new individuals who the Company expects to manage its Mrs. Fields Cookie Stores.

        Each Cookie Store has customized computer software and programs. This software is provided by the Company to maintain a variety of sales data.

        The Cookie Stores are supported by the same accounting systems as the Company uses in connection with the operation of its Hooters Restaurants. See "
- The Hooters Restaurants - Administrative and Accounting Systems."


        Employees

        In connection with its Mrs. Fields Cookie Stores, the Company employs approximately 165 persons, of which 20 are full time and 145 are part-time.


        Competition

        Generally, the specialty retail cookie market is a developed market. The Company's Mrs. Fields Cookie Stores offer a variety of specially prepared food items, including, but not limited to cookies, brownies, muffins and beverages. The Company competes with bakeries, other specialty retail cookie stores, convenience stores, and other facilities owned from time to time by the Mrs. Fields Franchisor, its affiliates, or others and which offer specialty retail desserts and snack foods. In addition, the Company competes with other stores and outlets selling the Products under the Marks or other trademarks or service marks, as well as other items (such as refrigerated ready-to-cook cookie dough sold through various retail outlets), owned and operated, from time to time, by

MFI, the Mrs. Fields Franchisor or their affiliates or by franchisees or licensees of MFI, the franchisor or their affiliates, including, without limitation, Mrs. Fields Cookies Stores (including cookie carts and kiosks), Mrs. Fields Bakery Stores, Jessica's cookie stores, Famous Chocolate Chip Cookie Company stores, and in-store retail bakery outlets located in grocery, fast food, convenience or other stores (such stores and outlets being referred to generally as "Mrs. Fields Outlets"). The Company also competes with other individuals and entities in the search for suitable store locations and operators and employees.


        Products, Inventory and Equipment

        The recipes, formulations, and specifications for all Products are trade secrets belonging exclusively to the Mrs. Fields Franchisor. The Mrs. Fields Franchisor has licensed Van Den Bergh Foods Company ("Van Den Bergh") to manufacture ready-to-bake dough products and other ready-to-complete Product mixes following the Mrs. Fields Franchisor's secret recipes, formulations, and specifications. These products are then sold to Blue Line Distribution ("Blue Line") under license from the Mrs. Fields Franchisor, for sale and distribution by Blue Line to Mrs. Fields Cookies Stores and other Mrs. Fields outlets. The Company purchases all of its Products, with the exception of special Mrs. Fields coffee blends discussed below, from Blue Line.

        Blue Line sells the products described above to all Mrs. Fields Outlets, and the price charged by Blue Line is the same regardless of whether the purchaser is a Mrs. Fields Franchisee, one of the Mrs. Fields Franchisor's affiliates or the Mrs. Fields Franchisor. However, the purchase prices charged include an estimate for direct costs of manufacture by Van Den Bergh.

        The Mrs. Fields Franchisor has licensed Seattle's Best Coffee ("Seattle's") to prepare whole bean and ground roasted coffee and cold coffee concentrates according to the secret recipes and formulations of the Mrs. Fields Franchisor. Franchisees must purchase all of their coffee products from Seattle's or from Blue Line.

        The Mrs. Fields Franchisor will not approve anyone other than Van Den Bergh, Seattle's, or Blue Line to manufacture or supply Products unless the Mrs. Fields Franchisor terminates its relationship with one of those entities. In that case, the Mrs. Fields Franchisor has advised the Company that it would negotiate the terms and conditions for another supplier to manufacture the Mrs. Fields Products.

         The Company purchases all soft goods, such as napkins, paper cups, cookie tins, and similar items which are a part of the Mrs. Fields System and which utilize trademarks from Blue Line since Blue Line is the only supplier licensed to distribute such supplies using the Mrs. Fields Franchisor's trademarks.


        THE HOOTERS RESTAURANTS

        The Hooters Franchisor

        The first Hooters restaurant was opened in Clearwater, Florida in October 1983 by Hooters, Inc. ("Hooters Florida"). Hooters Florida operates ten Hooters restaurants in Florida and Illinois. Hooters Florida owns certain trademarks, service marks and other property, including the name. Pursuant to an exclusive license agreement dated July 21, 1984 and subsequently amended with Hooters Florida, the Hooters Franchisor has obtained the right to use on a perpetual basis certain trademarks, service marks and other property in connection with the operations of the Hooters restaurants and the "Hooters System". The "Hooters System" features a distinctive exterior and interior restaurant design, trade dress, decor and color scheme; uniform standards, specifications and procedures for operations, procedures for quality control; training and ongoing operational assistance, and advertising and promotional programs.

        The Hooters Franchisor began franchising the sale of Hooters restaurants in 1988. As of October 1996, there were 183 operating Hooters restaurants, of which 126 are operated by franchisees and 57 are operated by the Hooters Franchisor. During the three year period ended December 31, 1996, 6 franchises were reacquired by the Hooters Franchisor and were canceled or terminated by the Hooters Franchisor.

        Material Terms of the Hooters Franchise Agreement

        Each existing Hooters Restaurant is subject to a franchise agreement with the Hooters Franchisor. Under the franchise agreement, the franchisee is granted the right, license and privilege to open and operate a Hooters Restaurant and to use the Hooters proprietary trademark. The term of the franchise agreement is 20 years with no provision for renewal. The franchisor is obligated to provide an approved supplier list, a management training program and assistance in training hourly employees and other assistance, including advertising and promotional plans, merchandising and marketing advice as may be requested by the franchisee. The franchisor also must provide all the requirements for a standardized system for accounting, cost control and inventory control. The franchisee is required to pay a $75,000 franchise fee upon execution of the franchise agreement, a 6% royalty fee on gross sales of the restaurant and is required to spend a minimum of three percent of gross sales of the restaurant on local advertising and promotion, subject to approval of the franchisor. If the franchisor establishes a local advertising cooperative within the franchisee's area of operation, the franchisee must contribute one-third of the foregoing three percent to the local advertising cooperative. The franchisee must also pay the franchisor a national advertising fee of one percent of gross sales.


        The franchisee is required to purchase equipment, fixtures, furnishings, signs, supplies and other products and materials required for the operation of the restaurant solely from suppliers, manufacturers, distributors and other sources approved by the franchisor. The franchisor has the right to inspect the premises at any reasonable time to insure that franchisor is in compliance with the franchise agreement. The franchisee is prohibited from using the premises for any purpose other than the operation of a Hooters Restaurant and may not engage in any trade or practice that would be harmful to the goodwill or reflect unfavorably on the reputation of the franchisee or the franchisor. The
franchisee  must  operate  the  restaurant   strictly  in  accordance  with  the
trademarks and manuals provided by the franchisor and keep confidential all information included in the manual provided to the franchisor relating to the operation of a Hooters Restaurant. The franchisee must adhere to accounting and reporting procedures established by the franchisor and must purchase accounting and reporting equipment as required by the franchisor. The franchisor has the right to examine the books records and tax returns of the franchisee's business at any reasonable time. A transfer of ownership in the franchise agreement, or in the franchisee, is subject to approval of the franchisor. This Offering may be considered a transfer of control of the franchisee which requires the consent of the Hooters Franchisor. The Hooters Franchisor has not given its consent to this Offering and under the terms of the franchise agreement may have the right to terminate the Company's franchise. In the event of a proposed transfer in interest in a franchisee, the franchisor shall has the right of first refusal to purchase the interest so offered on the same terms and conditions offered by the third party. The franchisee is required to indemnify and hold harmless the franchisor from all losses and expenses incurred in connection with any action, suit or proceeding or settlement arising out of the franchisee's construction, management and operation of the franchised restaurant. In the event of a default under the franchise agreement on the part of the franchisee, the franchisor may terminate the franchise agreement and the franchisee's right to operate the Hooters Restaurant licensed thereunder. The franchisor is not required to purchase the restaurant but has the right to purchase the assets thereof at the fair market value as determined by an independent appraiser.


        The Hooters Restaurants
        General. The Company's Hooters Restaurants offer casual dining using a limited, moderately-priced menu that features chicken wings, seafood, salads, and sandwich type items. Although the Company's Hooters Restaurants attract a variety of patrons, the concept of the restaurant is targeted toward young working and professional people interested in a beach or neighborhood restaurant atmosphere.


        Design and Layout. The exterior of the Hooters Restaurants developed by the Company are of a rustic design trimmed with Christmas lights. The Company's restaurants are located in highly visible and high-traffic commercial areas and in outdoor "strip mall" locations. The size of the Company's Hooters Restaurants range from 4,500 to 6,500 square feet. The interior features a 1950s-style jukebox, business advertising signs, highway-style signs, sports memorabilia from local or area teams and an open-view grill/food preparation area. The female wait staff serves customers wearing cutoff T-shirts, tank tops and orange jogging shorts. The dining and bar areas seat generally between 140 and 200 people depending upon the size of the restaurant and the layout is flexible, permitting tables to be rearranged to accommodate customer demand. To complement the overall design and dining experience, certain of the Company's Hooters Restaurants provide separate areas with pool tables and outdoor seating. Television sets throughout the bar area allow customers to watch sporting and other special events.

        Menu and Pricing. The typical menu items in the Company's Hooters Restaurants include chicken wings, hamburgers, chicken sandwiches, grilled ham and cheese sandwiches, Philly cheesesteak sandwiches, steak sandwiches, hot dogs, garden salads, chicken crab legs, oyster roasts, steamed clams, fish sandwiches, clam chowder, chili and raw oysters. Alcoholic beverages are limited to beer, wine and champagne.

        The average menu prices are $5.50 for sandwiches, $5.25 for 10 chicken wings, $5.00 for salads and $10.00 for seafood items.

        Customers. The Company believes that its Hooters Restaurants generally appeal to a wide range of customers from throughout the metropolitan areas where the Restaurants are located. However, the concept of the Restaurant targets young working and professional people interested in a beach or neighborhood restaurant atmosphere. The Restaurants compete for customers with casual dining restaurants operated independently and by national, regional and local chains, particularly those featuring female sex appeal. The Company's Restaurants are typically open every day during the hours from 11:00 a.m. to 12:00 midnight Monday through Thursday, 11:00 a.m. to 1:00 a.m. Friday and Saturday and from 12:00 p.m. to 10:00 p.m. on Sundays, except Thanksgiving and Christmas.

        Sales and Marketing. Pursuant to the Company's franchise agreements with the Hooters Franchisor, the Company is obligated to spend during the term of the franchise agreements, three percent of "gross sales" from each Restaurant on local advertising and promotion endeavors. "Gross sales" includes all revenue (other than revenues from any sales taxes or other add on taxes collected from customers) from the sale of all products and performance of services at each Restaurant, including insurance proceeds and/or condemnation awards for loss of sales, profit or business. In addition to spending three percent on marketing, the Company is required to contribute one percent of "gross sales" of each of its Hooters Restaurants to a national advertising fund established by the Hooters Franchisor for advertising and promotion of Hooters restaurants. This fund is used to maximize general public recognition of the Hooters name.


        Generally, each of the Company's Hooters Restaurants is staffed with one full-time promotions manager who directs the local marketing effort for that Restaurant. Local marketing consists of a combination of radio and newspaper advertisements, billboard displays, charity and sports events and local promotions.


        The Company's Hooters Restaurants have a section located near the entrance which sells merchandise, including "T-shirts," sweat shirts, baseball caps and other casual clothing bearing the Hooters logo.


        Restaurant Locations and Expansion Plans

        The Company currently operates three Hooters Restaurants and has paid the Hooters Franchisor $145,000 (including an additional $65,000 paid for the Milwaukee, Wisconsin location) for options to open 8 additional Hooters Restaurants in California and Wisconsin. Under the terms of addenda to the franchise agreements, the options to open additional restaurants have lapsed and the Hooters Franchisor has advised the Company that it will not allow the Company to build additional restaurants under such options. As a result, the Company intends to sell its existing Hooters Restaurants. If the Company is unable to sell its existing Hooters Restaurants, the Hooters Franchisor may have the ability under the franchise agreement to terminate the Company's right to operate the restaurants as Hooters Restaurants, in which case the Company will be dependent upon the operations of its existing and future Mrs. Fields Cookie Stores and expansion into other lines of business. Expansion may include the acquisition of a micro brewery with which the Company has had preliminary discussions. There can be no assurance that the Company will consummate the acquisition of the micro brewery or, if consummated, that the micro brewery will be profitable. For the sixteen week period ended April 20, 1997 and the fiscal year ended December 29, 1996, the operations of the Company's Mrs. Fields Cookie Stores resulted in losses of $341,116 and $881,655, respectively. There can be no assurance that the development of additional Mrs. Fields Cookie Stores or the expansion into new businesses will be profitable. See "Risk Factors-"Consequences of Inability to Open New Hooters Restaurants" and "Expansion of Mrs. Fields Cookie Stores and Other Businesses" and " - Hooters Franchise Agreements."

        The following table sets forth data regarding the Company's existing restaurant locations.

   ======================== -------------- ----------------- --------------- ===============

        Restaurant          Opening Date     Annual Basic     Approximate        Lease
                                                 Rent         Square Feet    Expiration(3)
   ======================== -------------- ----------------- --------------- ===============
   Madison Restaurant(1)    April 1994     $42,497           6,500 sq. ft.   October  2003
   6654 Mineral Point Road                 increasing to
   Madison, Wisconsin                      $59,496.
   53705

   ======================== -------------- ----------------- --------------- ===============
   Gaslamp Restaurant(2)    September      $90,000           6,600 sq. ft.   September 1999
   410 Market Street        1994           increasing to
   San Diego, California                   $105,288.
   92101

   ======================== -------------- ----------------- --------------- ===============
   Mission Valley           December 1994  $86,580 subject   5,550 sq. ft.   November 1999
   Restaurant(2)                           to increase
   1400 Cimo De La Reina                   based on CPI
   San Diego, California                   adjustment.
   92108

   ======================== ============== ================= =============== ===============

(1) The lessee of this Restaurant is Butterwings of Wisconsin, Inc., a wholly-owned subsidiary of the Company.

(2) The lessee of these Restaurants is Butterwings of California, Inc., a wholly-owned subsidiary of the Company. The lease agreement for the Gaslamp Restaurant is guaranteed by New Era Management Corporation, the principal shareholder of the Company.

(3)  Does not include renewal options. See "--Properties."

        Restaurant Economics. The major sources of revenue from the operations of the Company's Hooters Restaurants are from food and beverage sales. The Company also realizes revenue from the sale of merchandise, including T-shirts. For the year ended December 29, 1996, food contributed approximately 61% to gross sales; beverages contributed approximately 30% to gross sales; and
merchandise contributed approximately 9% to gross sales. The gross profit percentages on food sales, beverage sales and merchandise sales were approximately 64%, 74% and 54% respectively, during the same period.

        The costs of developing and opening the Company's four Hooters Restaurants have ranged from $823,308 for the El Cajon Restaurant (which was closed in September 1996) to $956,413 for the Gaslamp Restaurant, exclusive of allowances for tenant improvements which were paid by the landlords under particular lease agreements.


        Restaurant Operations and Management


        Each of the Company's Hooters Restaurants employs approximately 35-50 part-time female wait staff who serve food and beverages and approximately 10-20 part-time kitchen staff who are responsible for all food preparation.


        Generally, each of the Company's Hooters Restaurants is managed by the following persons: a general manager, assistant managers, kitchen managers and promotions managers. The general manager oversees all operational and administrative aspects of the Company's Hooters Restaurant including food and beverage service, food preparation and promotions. The general manager also supervises the kitchen manager, assistant manager and promotions manager. Currently, the Company's general managers are employees promoted from assistant general manager positions who generally have had other restaurant experience. The Company provides management training through classroom seminars sponsored by the Hooters Franchisor or through an in-store "on the job" training program.

        The assistant manager is responsible for customer service, inventory control, preparation of necessary reports and forms, maintenance and cleaning of equipment, scheduling labor and compliance with federal wage and labor laws. Generally, the assistant managers hired by the Company have prior restaurant or retail experience.

        The kitchen manager is responsible for supervising all food preparation by the kitchen staff. The kitchen manager's duty is to ensure that the methods of food preparation, weight and dimensions of products served and standards of cleanliness, health and sanitation conform to the franchisor's standards and specifications as well as in accordance with all applicable health standards.

        The promotions manager's duty is to create and conduct marketing, advertising and promotional campaigns to promote and exemplify the Hooters concept. The promotions manager is responsible for preparing promotional budgets, conducting promotional training sessions, organizing and overseeing the merchandising of promotional items sold at a Hooters Restaurant. The promotions manager is also responsible for making direct sales calls, attending community meetings and meeting with the media.


        Purchasing Operations

        The Company's management negotiates directly with suppliers for key food and beverage products to assure uniform quality and freshness of food products in its restaurants, and to obtain competitive prices. Food products and related supplies used by the Company's restaurants are purchased from specified food producers, independent wholesale food distributors and manufacturers. See "-Products, Inventory and Equipment."


        Competition
        The restaurant industry is highly competitive. The Company's Hooters Restaurants compete with other casual dining restaurants and with restaurants and bars featuring female sex appeal on the basis of service, quality and atmosphere, among other factors. Various casual dining restaurants which have established name brand recognition and revolve around themes, include, among others: Lone Star Steakhouse & Saloon, Hard Rock Cafe, TGIFridays, Bennigans, Planet Hollywood, Houlihans and Outback Steakhouse. Many competitors for the
Company's Hooters Restaurants are well established and have substantially greater financial and other resources than does the Company. The Company's Hooters Restaurants operate in the casual dining segment of the restaurant industry. Casual dining generally refers to a type of restaurant that falls in between fast-food and fine dining establishments and typically feature a full range of moderately priced foods and full waiter and bar service.


        The restaurant industry generally is affected by changes in consumer tastes, national, regional or local economic conditions, demographic trends, traffic patterns and the type, number and location of competing restaurants. The Company believes its ability to compete effectively will continue to depend upon its ability to offer high quality menu items with superior service in distinctive dining environments. See "Risk Factors - Risks Restaurant Industry; Changes in Consumer Preferences, Economic Conditions and Trends."


        Government Regulations

        Approximately 30% of revenues of the Company's Hooters Restaurants are derived from the sale of beer and wine. The Company is required to operate in compliance with federal licensing requirements imposed by the Bureau of Alcohol, Tobacco and Firearms of the United States Department of Treasury, as well as the licensing requirements of states and municipalities where its restaurants are located. Failure to comply with federal, state or local regulations could cause the Company's licenses to be revoked and force it to cease the sale of alcoholic beverages at its restaurants. Typically licenses must be renewed annually and may be revoked or suspended for cause at any time. While the Company has not experienced and does not anticipate any significant problems in renewing required licenses, permits or approvals, any difficulties, delays or failures in such renewals would adversely affect the restaurant operations because the restaurants depend, to a significant extent on the ability to serve alcoholic beverages. In addition, changes in legislation, regulations or administrative interpretation of liquor laws in a jurisdiction may prevent or hinder the Company's operations in that jurisdiction. Management believes the Company is operating in substantial compliance with applicable laws and regulations governing its operations. Additionally, the Company may be subject in certain states to "dram-shop" statutes, which generally provide a person who is injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. The Company carries liquor liability insurance as part of its comprehensive general liability insurance in all states in which it operates.


        The restaurant and fast food industry is subject to numerous federal, state and local government regulations, including those relating to the preparation and sale of food and to building and zoning requirements. The Company is subject to regulation by air and water pollution control divisions of the environmental protection agencies of the United States and by the various states and municipalities in which its Restaurants and Cookie Stores are located. The Company is also subject to laws governing its relationship with employees, including minimum wage requirements, overtime, working and safety conditions and citizenship requirements. Restaurant operating costs are affected by increases in the minimum hourly wage, unemployment tax rates, sales taxes and similar matters, such as any government mandated health insurance, over which the Company has no control. Management believes the Company is operating in substantial compliance with applicable laws and regulations governing its operations.

        Employees

        In  connection  with  its  Hooters  Restaurants,   the  Company  employs
approximately 133 persons, of which 12 are full-time and 121 are part-time. The Company believes that relations with its employees are good.


        Insurance and Indemnification

        The Company's franchise agreements with the Hooters Franchisor and the lease agreements for the Restaurants require the Company to procure and maintain an insurance policy insuring against any demand or claim with respect to personal injury, death or property damage or any loss, liability, or expense whatsoever arising or occurring upon or in connection with the restaurants in amounts as specified in the franchise agreements and the lease agreements. In addition, the Company is obligated to indemnify and hold harmless the Hooters Franchisor, Hooters Florida, its corporate affiliates, successors and assigns and the respective directors, officers, employees, agents and representatives of each from all losses and expenses incurred in connection with any suit, action or claim arising out of the Company's renovation, management and operation of the Restaurants. The Company currently retains a $2,000,000 aggregate liability policy for each state in hich it has a restaurant or cookie store as well as a $5,000,000 umbrella policy providing excess liability coverage. In addition, the Company retains coverage for contents in the amount of $3,125,500. These policies also provide business interruption coverage for the actual loss sustained for up to twelve months. The Company also maintains workers compensation insurance of $500,000 per illness or accident. The umbrella policy also provides excess coverage above workers compensation limits. The Company maintains insurance that it believes is adequate to cover its liabilities and risks.


        Products, Inventory and Equipment

        The Company is obligated to prepare and offer to patrons certain menu items prepared and sold by Eastern Foods, Inc., a company which is affiliated with the Hooters Franchisor. These items include certain salad dressings, the breading mix for the chicken wings, and the dipping sauce served with the chicken wings at the Company' Restaurants. The Company has the option of either purchasing these items from Eastern Foods, Inc. or preparing and making the items according to the confidential recipes provided by the Hooters Franchisor.

        Certain novelty items, such as Hooters waitress dolls and Hooters calendars, may only be purchased from Hooters Florida or a licensee. A subsidiary of the Hooters Franchisor, Hooters Magazine, Inc., publishes Hooters Magazine. The Company may sell the magazine at its Hooters Restaurants. There are no alternative sources of supply for these merchandise items and the magazine. Due to exclusive distribution rights of certain beer distributors, all beer must be purchased from particular suppliers depending on the location of a particular Hooters Restaurant.


        Pursuant to the Company's franchise agreements with the Hooters Franchisor, the Company is required to maintain in sufficient supply, and use at all times, only such products, materials and supplies as conform to the Hooters Franchisor's standards and specifications. In addition, the Hooters Franchisor will have the right to require that certain equipment, fixtures, non-food inventory, furnishings, signs, supplies and other products and materials be purchased from suppliers approved by the Hooters Franchisor. Any purchases of products from an unapproved supplier are subject to the written consent of the Hooters Franchisor.


        Inventory consists of food, beverages, merchandise and paper products. In accordance with its franchise agreements with the Hooters Franchisor, the Company is required to maintain an inventory level sufficient to operate the Hooters Restaurants at full capacity. Food and supplies are shipped directly to the Hooters Restaurants. The Company does not maintain a central product warehouse. The Company believes that alternative sources of inventory items are available (subject to approval by the Hooters Franchisor) if the Company's current suppliers are unable to provide adequate quantities of such items. The Company has not experienced any significant delays in receiving any inventory items.


        Administrative and Accounting Systems

        All of the Company's Hooters Restaurants use Panasonic 7500 point of sale machines. The Panasonic register is widely used in the restaurant industry and is used and recommended by the Hooters Franchisor. The operational features of this machine include programmable keyboard with preset pricing, precheck and bar workstations, unique employee numbers for ringing sales, keylock security, check tracking and comprehensive reporting (time and attendance reporting, sales reporting, etc.) The data collected by the register is transmitted daily to the Company's corporate offices via a modem and prepackaged polling software called

PanPoll. The information polled (sales and hours data) is distributed to management for review and analysis.

        The Company's Hooters Restaurants are supported by a centralized accounts payable, payroll and accounting department. The Company operates on a personal computer network and utilizes a variety of prepackaged software packages. The Company uses the General Ledger and Accounts Payable modules of a package called MAS90. The Company's fixed assets are maintained by a software package called BNA and investor related data is tracked by Equinet. Payroll is prepared by the corporate offices and is processed by an independent payroll service. The Company also uses Lotus, WordPerfect, Excel and Word. See "Certain Relationships and Related Transactions" and "Note 8 to Consolidated Financial Statements."


        Hooters Franchise Agreements

        Pursuant to option addenda entered into between the Company and the Hooters Franchisor, the Company paid the Hooters Franchisor $10,000 per restaurant for options to open 13 new restaurants in Wisconsin and California which option fees were to be credited against the $75,000 franchise fee payable for each new restaurant. Butterwings/Wisconsin entered into a franchise agreement dated October 31, 1993 and an option addendum thereto pursuant to which Butterwings/Wisconsin was granted exclusive options to establish and operate four additional Hooters Restaurants in the cities of Madison and Milwaukee, Wisconsin by July 31, 1996. Butterwings/California also entered into a franchise agreement dated October 31, 1993 and an option addendum thereto pursuant to which Butterwings/California was granted the exclusive right to operate a Hooters Restaurant in San Diego County and exclusive options to establish and operate nine additional Hooters Restaurants in San Diego County, two of which have been exercised. In October 1995, the option addendum was modified at the request of the Company to reduce the option to establish and operate Hooters Restaurants in San Diego County by three. Pursuant to such option, the remaining four Hooters Restaurants in the territory were required to be open by July 31, 1996.

        The Company has been unable to complete the development of such additional Hooters Restaurants within the time frames set forth in option addenda to the Hooters franchise agreements and under the terms thereof, the options have lapsed and the option fees paid by the Company may be retained by the Hooters Franchisor. Although the Hooters Franchisor has advised the Company that it does not intend to renew the options and may have the right to terminate the Company's franchise to operate the Hooters Restaurants, it has not done so at the date hereof.


        Nevertheless, the Company will not develop additional Hooters Restaurants and intends to sell its existing Hooters Restaurants. The Company does not have a ready buyer for its restaurants and there can be no assurance that a buyer can be found in a reasonable time or at a reasonable price. The company may incur continuing losses in the operation of its Hooters Restaurants if it is unable to find a buyer and may incur a loss on the sale if a sale is consummated. In the event the Company sells its existing Hooters Restaurants, it will be dependent on the operations of its present and future Mrs. Fields Cookie Stores owned and expansion into other fields, including entertainment and restaurant concepts in which the company has not had any management experience. The Company has had preliminary discussions with respect to the acquisition of a micro brewery. chain although there is no definitive agreement therefor and no assurance can be given that the acquisition can be or will be made. See "-General."



        Franchise and Royalty Fees

        Pursuant to its franchise agreements with the Hooters Franchisor, the Company has paid franchise fees in the amount of $75,000 for each of five Hooters Restaurants (including one Restaurant in Milwaukee, Wisconsin for which a suitable site was not located) for a total of $375,000. The Company has also paid $70,000 to secure option rights to develop seven additional Hooters Restaurants in its Madison and Milwaukee, Wisconsin and San Diego, California territories. Option fees may be retained by the Hooters Franchisor in the event the Company's rights under the option addenda are terminated. See "Note 12 to Consolidated Financial Statements."

        During the term of each franchise agreement, the Company is required to pay monthly to the Hooters Franchisor a continuing royalty fee of six percent (6%) of the "gross sales" of each of its Hooters Restaurant. "Gross sales" includes all revenue (other than revenues from any sales taxes or other add on taxes collected from customers) from the sale of all products and performance of services at each restaurant including insurance proceeds and/or condemnation awards for loss of sales, profits or business. See "Summary of Hooters Franchise Agreements."

        Properties

        Butterwings/Wisconsin has entered into a lease agreement for its Hooters Restaurant in Madison, Wisconsin under a noncancelable 10-year lease expiring October 31, 2003. Butterwings/Wisconsin has the option at the end of the initial lease term to extend the lease for two additional 5-year periods. The lease contains escalation clauses which provide for increases in base rental to cover increases in future operating costs. In connection with the rental of this property an irrevocable letter of credit in the amount of $83,000 has been issued by a financial institution on behalf of Butterwings/Wisconsin securing payment of future rents. The letter of credit is collateralized by an interest-bearing deposit in the amount of $83,000.

        Butterwings/California has entered into a lease agreement for the Hooters Gaslamp Restaurant in San Diego, California under a noncancelable 5-year lease expiring September 30, 1999, with the option to extend the lease for three additional 5-year periods. The initial lease term commenced in September 1994 upon the opening of the Restaurant. The lease agreement has been guaranteed by NEMC, a principal shareholder of the Company.


        Butterwings/California has also entered into a lease agreement for the Hooters Mission Valley Restaurant in San Diego, California under a non cancelable 5-year lease expiring November 30, 1999, with the option to extend the lease for three additional 5-year periods. The initial lease term commenced December 1994 upon the opening of the Hooters Restaurant.

        Butterwings/California has also entered into a lease agreement for its Hooters El Cajon Restaurant in San Diego, California under a non cancelable 10-year lease with the option to extend the lease for two additional 5-year periods. The initial lease term commenced April 1995 and is guaranteed by NEMC. In September 1996, the Company closed the El Cajon Restaurant and entered into an agreement whereby the leasehold improvements and equipment were surrendered to the landlord and the Company is obligated to pay the landlord $4,750 per month from August 1, 1996 to June 20, 2005. See Note 11 to Consolidated Financial Statements.

        Effective April 1, 1995, Butterwings/California assumed a land lease for an additional Hooters Restaurant to be located in Oceanside, California. The remaining lease term is for 7 years with the option to extend for two additional five year periods. The right to utilize an existing building located at the site was also acquired by the Company at a cost of approximately $75,000. In November 1995, the Company decided not to develop this property and in September 1996 entered into a sublease agreement whereby the subleasee will pay substantially all amounts due under the original lease. However, under certain conditions, the subleasee can terminate the lease in September 1998, causing the Company to be liable for the remaining rentals through September 2003, equal to $311,040. If an existing restaurant does not perform at a profitable level and the decision is made to close the restaurant, the Company may be obligated to pay rent until expiration of the lease. This could influence management's decision in deciding to close an unprofitable location. See "Risk Factors-Long Term Leases;
Restaurant and Cookie Store Closings" and Note 10 to Consolidated Financial Statements.


        The Company utilized the offices of NEMC in Hoffman Estates, Illinois paid rent to NEMC of $5,400 per month. The property was sold to an unaffiliated third party and the Company will pay the new owner approximately $5,500 per month rent beginning June 1, 1997.



        Litigation

        The Company in the past has been the subject of several charges of employment discrimination or sexual harassment suits in administrative proceedings in the Milwaukee, Wisconsin and San Diego, California offices of the Equal Employment Opportunity Commission (the "EEOC"). In April 1996, the Milwaukee office of the EEOC advised the Company that it had determined that it would not bring a civil action against the Company arising out of a charge of employment discrimination brought by a male person alleging he had been denied employment as a "Hooters Girl" in violation of Title VII of the Civil Rights Act of 1964 ("Title VII") on the basis of his sex but that the complainant had the right to bring such an action in the United States District Court within 90 days. At the date hereof, the Company has not received notice that any suit has been filed and management believes that the threat of litigation in this matter is past.

        In March 1996, the San Diego office of the EEOC advised the Company that the complainant in a similar charge failed to establish a claim but that the hiring practices of one of the Company's San Diego Restaurants, insofar as they required that only females be hired for "Hooters Girl" positions, were violative of Title VII. The Company does not believe that this constitutes a significant threat of litigation in light of the position taken by the EEOC in the federal matter discussed below. The Company was also charged in a May 1995 proceeding brought with the Equal Opportunities Commission ("EOC") of Madison, Wisconsin by a former employee alleging sexual harassment, hostile work environment and termination on the basis of sex and retaliation for complaints against sexual harassment. The Company advised the EOC that it declined to participate in the administrative process unless the complainant waived her right to sue in federal court because the law firm representing the complainant had filed an earlier charge on behalf of a waitress at the same Restaurant and as soon as the 180 day waiting period had expired filed suit in federal court. At the date hereof no decision in this matter has been rendered and the Company is unable to predict its outcome but intends to defend its position vigorously.

        In October 1991, the EEOC filed a charge of employment discrimination against the Hooters Franchisor and all related business entitles generally referred to as the Hooters restaurant system (collectively "Hooters") including franchisees, licensees, and any other entity permitted to operate under the Hooters trademark with unlawful employment practices under Title VII. In September 1994, the EEOC issued a decision that there was reasonable cause to believe that Hooters engaged in employment discrimination for failing to recruit, hire or assign men into server, bartender or host positions. However, in March 1996, the EEOC advised that the EEOC's general counsel would not recommend that the EEOC file a lawsuit against Hooters and that this procedure terminated the EEOC's consideration of litigation against Hooters to challenge its policies. Accordingly, the Company believes that the likelihood of EEOC action regarding these policies is remote. However, in the event litigation is commenced by the EEOC and the EEOC implements its earlier decision, the Company may be required to implement a gender neutral hiring policy and to pay money damages to men who were previously discriminated against by Hooter's hiring practices, the effect of which could have a substantial adverse impact on the Company's business.

        In December 1993, a lawsuit was filed against Hooters, Inc. and Hooters of Orland Park, Inc. in the United States District Court for the Northern District of Illinois alleging Hooters "nation wide policy" of refusing to recruit, hire, or assign men into server, bartender or host positions violates Title VII. The plaintiff seeks certification of a plaintiffs' class consisting of all males who, since April 1992, have applied, were deterred from applying, or may in the future apply for server, bartender or host positions at any Hooters Restaurant and for certification of defendant class consisting of all owners of Hooters Restaurants, licensed, sublicensed or whose hiring practices are determined directly or indirectly by Hooters or its affiliates. As of the date hereof, neither the Company nor any of its affiliates has been served with any notice that a defendant class which includes any of them has been certified. Accordingly ,the Company is unable to predict the outcome of this matter. However, in the event that a defendant class including the Company or any of its affiliates is certified, the Company may be required to implement a gender neutral hiring policy and to pay money damages to persons who were previously found to have been discriminated against because of Hooters hiring practices, the effect of both of which could have a substantial adverse impact on the business of the Company.

        In January 1997, a civil action was filed in the United States District Court for the Northern District of Wisconsin styled: Joanne Lind vs. Butterwings of Wisconsin, Inc. alleging sexual harassment by a manager of the restaurant where she was employed and termination of her employment as retaliation for complaints made by her to management. The complaint seeks compensatory and punitive damages, pre-and post-judgment interest and attorney's fees. The Company has denied the material allegations of this complaint and intends to defend the suit vigorously. The suit is in the discovery stage and it is too early to predict the outcome in this matter.

                                   MANAGEMENT

        Directors and Executive Officers

        The following table sets forth certain information regarding the Company's directors and executive officers.

             Name              Title                                   Age
             ----              -----                                   ---
Stephan S. Buckley             President and Director                   38
Kenneth B. Drost               Vice President, Secretary and Director   42
Douglas E. Van Scoy            Chief Financial Officer and Director     55
Jeffrey A. Pritikin            Director                                 42
Thomas P. Kabat                Director                                 49


        Stephan S. Buckley has served as President and Director of the Company since August 1993. Mr. Buckley has also served as President and Director of NEMC, the principal shareholder of the Company, since March 1993. Mr. Buckley is also Chairman of the Board, President and Director of New Era Funding Corp. ("NEFC"), an affiliate of the Company, which through October 1, 1996, managed several public limited partnerships originally sponsored by Datronic Rental Corporation, Schaumburg, Illinois ("Datronic"). Mr. Buckley also is President and Director of Cookie Crumbs a wholly owned subsidiary of the Company and a franchisee of the Mrs. Fields Franchisor. Prior to his association with NEMC and NEFC, Mr. Buckley served as a director and Executive Vice President-Broker Services of Datronic from January, 1987 to March, 1993. Prior to his association with Datronic, Mr. Buckley was employed by ISFA Corporation, a securities broker-dealer located in Tampa, Florida, as a Branch Manager from February, 1985 through January, 1987. From September, 1983 to February, 1985, he was an Account Executive with Dean Witter Reynolds. Mr. Buckley also served as an Assistant Branch Manager with Transamerica Financial Services, Inc. from June, 1982 to September, 1983. Mr. Buckley is the sole shareholder, a registered principal and an officer and director of ASA Investment Company, an Illinois and NASD-registered broker-dealer and an Illinois-registered insurance broker. Mr. Buckley received a Bachelors Degree in Economics from Southern Illinois University in 1982.


        Kenneth B. Drost has served as Vice President, Secretary and Director of the Company since August 1993. Mr. Drost has also served as Vice President, Secretary and Director of NEMC since March, 1993. Mr. Drost is also Executive Vice President, General Counsel and Director of NEFC. Prior to his association with NEMC and NEFC, Mr. Drost served as general counsel to Datronic from January, 1992 to March, 1993. Mr. Drost was previously a partner with Siegan Barbakoff Gomberg & Kane, Ltd. and prior thereto, was a partner with the law firm of Katten, Muchin & Zavis. Mr. Drost obtained a Bachelor of Arts Degree from Knox College in 1975 and a J.D. from Hastings College of Law, University of California in 1978.

        Douglas E. Van Scoy has served as Chief Financial Officer and Director of the Company since August 1993. Mr. Van Scoy has also served as Chief Financial Officer and Director of NEMC since March, 1993. Mr. Van Scoy is also Chief Financial Officer and Director of NEFC. Prior to his association with NEMC and NEFC, Mr. Van Scoy served as Chief Financial Officer of Datronic from January, 1991 to March, 1993. Prior to that time, Mr. Van Scoy was Chief Executive Officer of both Oceanica Trading Limited, Ltd., Wheeling, Illinois and CMV Enterprises, Inc., Wheeling, Illinois from April, 1987 to December, 1990. From January, 1981 to March, 1987, Mr. Van Scoy was Senior Vice President and General Auditor of The First National Bank of Chicago, Chicago, Illinois. From June, 1964 to April, 1976, he was associated with the public accounting firm of Price Waterhouse, Chicago, Illinois, and from May, 1976 to December, 1980, he served as a Partner of that firm. Mr. Van Scoy obtained a Bachelors of Business Administration from the University of Michigan in 1963 and a Masters of Business Administration from the University of Michigan in 1964. Mr. Van Scoy is a Certified Public Accountant.


        Jeffrey A. Pritikin has served as a Director of the Company since September 1995. Mr. Pritikin has served as an accountant and tax consultant in private practice since 1981. Mr. Pritikin's practice is concentrated in IRS matters, business and individual tax preparation services, tax and investment planning. Since 1993, Mr. Pritikin has also served as President and Director of ARJ Investments and Management Consultants, Inc., a private company providing business consulting and investment planning. Mr. Pritikin holds a Bachelor of Science degree in Accounting from the University of Illinois at Chicago and is enrolled to practice before the IRS.

        Thomas P. Kabat has served as a Director of the Company since September 1995. Mr. Kabat has been employed by Durst Brokerage, Inc., ("Durst") a foodservice brokerage and sales company since 1985. He has been Executive Vice President, Secretary and Treasurer of that company since 1993. Mr. Kabat has over 26 years experience in the industrial brokerage and foodservice sales industry having held sales and management positions with various companies including a company owned by Mr. Kabat which merged with Durst in 1985. Durst is a member of the National Food Brokerage Association, International Food
Manufacturers Association, Institute of Food Technologists, and the Food Ingredients Network Development.



        Director Compensation. As compensation to outside directors, the Company plans to pay directors' fees not to exceed $2,500 per quarter, plus expenses. While not presently finalized, the Company is considering a program wherein up to one - half of directors' fees may, upon agreement between the Company and the director, be payable in shares of the Company's Common Stock, based on the value of the stock on the last day of each quarter. Inside directors will not receive compensation, but may be reimbursed for expenses.



        Executive Compensation. The Company's executive officers did not receive compensation from the Company (excluding Cookie Crumbs) from its inception through December 29, 1996. In order for the accompanying Financial Statements for the fiscal years ended December 29, 1996 and December 31, 1995 to reflect reasonable compensation levels, a capital contribution has been recorded to reflect the value of their services rendered. An offsetting amount has been included in general and administrative expenses in the accompanying Statements of Operations. The capital contributions were $50,000 for the years ended December 31, 1995 and December 25, 1994, respectively and $100,000 for the fiscal year ended December 29, 1996. For fiscal year 1997, the Company's three executive officers will receive salaries at the rate of $60,000 annually. There are no bonus or other compensation plans other than the 1996 Stock Compensation Plan.



        The following table sets forth summary information concerning compensation earned by or paid to the President of the Company in his capacity as Chief Executive Officer of Cookie Crumbs for the fiscal years ended December 31, 1995 and December 29, 1996. No other executive officer was paid a salary and bonus in excess of $100,000 for services rendered in all capacities to Cookie Crumbs for the fiscal years 1995 and 1996.


                           Summary Compensation Table

                                                         Long-Term Compensation
                                                               Awards
        Name and             Annual Compensation               Securities
        Principal Position   Year          Salary   Bonus   Underlying Options
        ------------------   ----          ------   -----   ------------------

        Stephan S. Buckley
        President            1996          $9,231     -0-            -0-
                             1995          16,154     -0-            -0-



        1996 Stock Compensation Plan. The Company's 1996 Stock Compensation Plan (the "Plan") was approved by the Board of Directors and stockholders of the Company on November 14, 1996 to provide for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and options which do not constitute incentive options to officers, directors, employees and advisors of the Company or a subsidiary of the Company. A total of 200,000 shares of Common Stock has been authorized and reserved for issuance under the Plan, subject to adjustment to reflect changes in the Company's capitalization in the case of a stock split, stock dividend or similar event. The Plan is administered by the Board of Directors. The Board has the sole authority to interpret the Plan, to determine the persons to whom options will be granted, to determine the basis upon which the options will be granted, and to determine the exercise price, duration and other terms of options to be granted under the Plan; provided that, (i) the exercise price of each option granted under the Plan may not be less than the fair market value of the Common Stock on the day of the grant of the option, (ii) the exercise price must be paid in cash upon exercise of the option, (iii) no option may be exercisable for more than 10 years after the date of grant, and (iv) no option is transferable other than by will or the laws of descent and distribution. No option is exercisable after an optionee ceases to be employed by the Company or a subsidiary of the Company, subject to the right of the Board to extend the exercise period for not more than 90 days following the date of termination of an optionee's employment. An optionee who was a director or advisor may exercise his option at any time within 90 days after such optionee's status as a director or advisor terminates to the extent he was entitled to exercise such option at the date of termination of his status. If an optionee's employment is terminated by reason of disability, the Board has the authority to extend the exercise period for not more than one year following the date of termination of the optionee's employment or service as an advisor or director. If an optionee dies and holds options not fully exercised, such options may be exercised in whole or in part within one year of the optionee's death by the executors or administrators of the optionee's estate or by the optionee's heirs. The vesting period, if any, specified for each option will be accelerated upon the occurrence of a change of control or threatened change of control of the Company.


        The Board of Directors granted 100,000 options under the Plan on November 14, 1996. Such options are exercisable at $5.00 per share until November 14, 2006. The following table sets forth information regarding options granted to the President of the Company during the fiscal year ending December 29, 1996. No options were granted during the sixteen week period ended April 20, 1997.



                      Option Grants in Current fiscal Year
                                Individual Grants

                   Number of        % of Total Options
                   Securities       Granted to
                   Underlying       Employees in  Exercise or Base    Expiration
      Name         Options Granted  Fiscal Year    Price per Share    Date
      ----         ---------------  -----------    ---------------    ----
Stephan S. Buckley   20,000            25          $5.00              11/14/2006



        The following table sets forth information regarding exercised options and the value of unexercised options held by the President of the Company as of December 29, 1996. No options were exercised or granted during the sixteen week period ended April 20, 1997.


               Aggregated Option Exercises in Current Fiscal Year
                           and Fiscal Year-End Options

                           Number of
                           Securities
                                               Underlying     Value of
                                               Unexercised    Unexercised
                                               Options at     In the Money
                                               Fiscal         Options
                           Shares Acquired     Year-End       At Fiscal Year-End
    Name                    on Exercise        Exercisable    Exercisable
    ----                    -----------        -----------    -----------
    Stephan S. Buckley          -0-              20,000           -0-

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


        In November 1996, the Board of Directors granted stock options under the 1996 Stock Compensation Plan to its officers and directors as follows: Stephan
S. Buckley, President; Kenneth B. Drost, Vice President; and Douglas E. Van Scoy , Chief Financial Officer, 20,000 each; Jeffrey Pritikin and Thomas A Kabat, Directors, 10,000 each.


        The Company appointed ASA as a consultant to solicit and procure broker dealers in connection with the private placement of the Notes and Convertible Preferred Stock during the period 1994 through 1996. ASA did not receive any direct compensation for its services but was reimbursed for actual out of pocket expenses. Stephan S. Buckley, President and a director of the Company is the sole shareholder, an officer and director of ASA. In addition, Clarke Consulting, an affiliate of Mr. Buckley, provided services to the Company in connection with the Notes and Convertible Preferred Stock private offerings, including structuring of the offerings and financial and investor relations services, for which Clarke Consulting was paid $55,000.


        Until October 1, 1996, the Company operated under an informal arrangement with NEMC pursuant to which NEMC provided office space, accounting, administrative and computer system services to the Company at NEMC's cost. The amounts paid for such rent and services for the fiscal years ended December 31, 1995 and December 29, 1996 were $138,524 and $246,619 respectively. On October 1, 1996, the Company began providing its own accounting, administrative and computer system services using substantially the same personnel and equipment. The Company expects that the costs for these services will be higher in 1997. The Company made monthly rental payments of approximately $5,400 to NEMC for space for its corporate offices through March 31, 1997. The building was sold to an unaffiliated third party and the Company will pay the new owner $5,500 per month beginning June 1, 1997. All of the outstanding common stock of NEMC is owned equally by Messrs. Buckley, Drost and Van Scoy who are officers and directors of the Company. However, Mr. Buckley owns preferred stock of NEMC which gives him 50% of the voting power of NEMC. NEMC owned approximately 90% of the Company's outstanding Common Stock prior to the Offering and will own approximately 48% after the Offering. See, "Business and Properties - Properties," "Principal Stockholders," and Note 8 to Consolidated Financial Statements.

        Pursuant to intercorporate tax allocation practices, NEMC was entitled to include the tax losses attributable to the Company's operations in NEMC's consolidated tax return for which the Company was to receive credit from NEMC under certain conditions. As of December 29, 1996, the Company had generated tax losses of approximately $2,140,000, which have been or are expected to be utilized by NEMC. Concurrent with this Offering, the Company will no longer be eligible for inclusion in NEMC's consolidated tax return and NEMC will be relieved from any obligation to pay the Company the tax benefit attributable to the Company's tax losses utilized in consolidation. Upon the completion of this Offering, the Company will have approximately $1,330,000 of tax loss carryforwards which are available to the Company until their expiration in 2011. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Net Operating Loss Carryforwards" and Note 7 to Consolidated Financial Statements.

        In July 1996, Cookie Crumbs borrowed $100,000 from Stephan S. Buckley, its sole stockholder, to fund construction costs of a new Mrs. Fields Cookie Store in Chesterfield, Missouri. This loan was repaid in October 1996. In October 1996, the Company acquired all of the outstanding common stock of Cookie Crumbs from Mr. Buckley for $1.00.


        In August 1995, Cookie Crumbs acquired certain rights for the development of five Mrs. Fields Cookie Stores in New Mexico for $100,000. Cookie Crumbs granted the Company an option to acquire the development rights to the New Mexico territory which was exercisable upon the payment of $100,000 to Cookie Crumbs and expires January 2001. Upon exercise of the option, the Company will acquire an assignment of the area development agreement but will not be obligated to pay any development fees to the Mrs. Fields Franchisor. At the time of the transaction, Cookie Crumbs was owned by Mr. Buckley, President and a director of the Company. Since the Company now owns all of the stock of Cookie Crumbs, the Company will not be obligated to pay the $100,000 if it elects to exercise the option.


        The Company entered into a separation agreement (the "Separation Agreement") effective August 1, 1995, with Edmund C. Lipinski ("Lipinski") pursuant to which: (i) an employment agreement dated September 13, 1993, was terminated; (ii) the 216,400 -shares of Common Stock of the Company owned by Lipinski (in which he had no cost basis) was repurchased by the Company for $1.00, and (iii) the restricted stock agreement dated September 13, 1993 was terminated. Simultaneously with the execution of the Separation Agreement, the Company and Lipinski entered into an independent contractor agreement (the "Agreement") pursuant to which the Company retained the services of Lipinski as an independent contractor for a five year term to: (i) assist the Company in identifying and selecting site locations suitable for Hooters Restaurants; (ii) assist the Company in constructing and developing Hooters Restaurants within the territories; (iii) consult with and advise the Company regarding operations of Hooters Restaurants within the territories; and (iv) perform such other and further services relating to restaurant construction and operation as the Company shall direct. In consideration for the services to be rendered by Lipinski, the Company agreed to pay him $8,683.33 per month, plus $5,000 upon the opening of each of the Company's fifth and sixth Hooters Restaurants. Lipinski agreed to keep confidential all "proprietary information" ( as defined in the Agreement ) during term of the Agreement and for a period of two years after termination thereof. At the time of the Separation Agreement, Mr. Lipinski was Director of Operations for the Company.




        The Company believes that the foregoing transactions were on terms no less favorable to the Company than could have been obtained from independent third parties. All future transactions with officers and directors will also be on terms no less favorable than could be obtained from independent third parties and will be approved by a majority of the Company's independent, disinterested directors.

                             PRINCIPAL STOCKHOLDERS


        The following table sets forth certain information regarding certain principal stockholders' beneficial ownership of the Common Stock of the Company as of the date of this Prospectus and as adjusted to reflect the sale of Units offered hereby by: (i) each person known by the Company to be the beneficial owner of more than five percent of the total outstanding shares of Common Stock of the Company, (ii) each Director or executive officer of the Company, and
(iii) all Directors and executive officers of the Company as a group. Except as otherwise indicated all persons listed below have record and beneficial ownership and sole voting power and investment power with respect to their shares of Common Stock (except to the extent that authority is shared by spouses under applicable law).


      Name of Beneficial         Amount            Percent of        Percent of
         Owner                Beneficially          Ownership         Ownership
         -----                 Owned Prior        Prior to the        After the
                               to Offering          Offering          Offering
                               -----------          --------          --------

New Era Management
     Corporation (1)........    1,947,603             90.5%           47.6%


Jeffrey Steiner (2)               204,444              9.5             5.0


All Officers and Directors

      as a group (five persons) 1,947,603             90.5%           47.6%



(1) New Era Management Corp. is owned by Messrs. Stephan S. Buckley, Kenneth B. Drost and Douglas E. Van Scoy, the executive officers of the Company. The address of NEMC is 2345 Pembroke Avenue, Hoffman Estates, Illinois 60195.

(2)  The address of Mr. Steiner is 6 Cheyne Walk, London, England.


                            SELLING SECURITY HOLDERS

        The table below sets forth the number of Units which are being sold by the Selling Security Holders who acquired their Units upon automatic exercise of warrants issued to them as additional consideration in connection with the issuance of the Bridge Loan Notes. None of the Selling Security Holders are affiliated with the Company.


                        Units Beneficially   Units to be     Number of Units
                        Owned Prior to this  Sold in this    Beneficially Owned
    Name                Offering             Offering        After this Offering
    ----                --------             --------        -------------------

Sunset Bridge Fund
# 3, LP.                19,600               19,600             -0-

Sagax Fund II Ltd.      22,400               22,400             -0-

Ken Cattell              7,000                7,000             -0-

Dominic M. Genovese      3,500                3,500             -0-

Riad Abou-Mourad         3,500                3,500             -0-

John McGinnis           35,000               35,000             -0-
                        ------               ------
Total                   91,000               91,000             -0-
                        ======               ======

                            DESCRIPTION OF SECURITIES

        Capital Stock of the Company
        The authorized capital stock of the Company presently consists of 10,000,000 shares of Common Stock, $0.01 par value, and 100,000 shares of preferred stock, no par value.


        Preferred Stock
        The board of directors, without further action by the stockholders, is authorized to issue up to 100,000 shares of no par value preferred stock in one or more series and to fix and determine as to any series, any and all of the relative rights and preferences of shares in each series, including without limitation, preferences, limitations or relative rights with respect to redemption rights, conversion rights, voting rights, dividend rights and preferences on liquidation. The issuance of preferred stock with voting and conversion rights could have a material adverse affect on the voting power of the holders of the Common Stock. The issuance of preferred stock could also decrease the amount of earnings and assets available for distribution to holders of the Common Shock. In addition, the issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company. The Company has no plans to issue any shares of preferred stock other than the Convertible Preferred Stock described below.


        Convertible Preferred Stock. At the date of this Prospectus the Company had authorized the issuance of 27,500 shares of convertible preferred stock, the only series of preferred stock authorized (the "Convertible Preferred Stock"), of which series 15,685 shares were issued and outstanding. The Convertible Preferred Stock bears a cumulative, non compounded dividend at a rate of 10% per annum, payable quarterly on the first day of January, April, July and October. To the extent not paid, dividends are added to the liquidation value of the Convertible Preferred Stock until paid. In the event dividends are paid in an amount less than the full dividend due, they shall be paid pro rata to the holders of the Convertible Preferred Stock. So long as any shares of Convertible Preferred Stock are outstanding, the Company will not declare or pay any cash dividends or distributions on any other class of stock unless all dividends are current on the Convertible Preferred Stock.


        The holders of the Convertible Preferred Stock are entitled to the Liquidation Value on their shares upon liquidation, dissolution or winding up of the Company before any distribution or payment is made to holders of any other class of stock of the Company. The term Liquidation Value is defined as the sum of $100 plus any unpaid dividends calculated cumulatively on a monthly basis to the close of business on the most recent dividend payment date. The Convertible Preferred Stock is protected in the event of any stock splits, reverse stock splits or distributions of additional shares of capital stock in a fashion similar to share dividends.



        Each share of Convertible Preferred Stock is convertible into Common Stock of the Company upon the consummation of the first sale of Common Stock by the Company to underwriters in a public offering of Common Stock registered under the Securities Act of 1933. The number of shares of Common Stock to be received by holders of the Convertible Preferred Stock is determined by dividing the offering price per share of the Convertible Preferred Stock ($100) by 95% of the offering price per share of the Common Stock in the public offering of the Common Stock. The Company is required to give notice to the Convertible Preferred Stock holders of the effective date of the public offering and to exchange the Convertible Preferred Stock for shares of Common Stock within ten business days after the effective date of the public offering. The Convertible Preferred Stock has no voting rights except as provided by the Illinois Business Cooperation Act, which provides for voting as a class upon proposed amendments to the Articles of Incorporation which would adversely affect an outstanding series of preferred stock.



        As a consequence of this Offering, the Company will be required to issue 254,008 shares of its Common Stock upon the automatic conversion of the Convertible Preferred Stock and the Convertible Preferred Stock received in exchange therefor will be canceled.

        No dividends have been paid on the Convertible Preferred Stock.

        Units


        Each Unit consists of one share of Common Stock and one Series A Warrant. The shares of Common Stock and the Series A Warrants included in the Units may not be separately traded until _______, 1997 [six months after the date of this Prospectus] unless earlier separated upon three days prior written notice from the Representative to the Company.


        Common Stock

        At the date of this Prospectus, there were 3,091,000 shares of Common Stock outstanding, including 593,945 shares issued to the Note holders, 254,008 shares issued to the Convertible Preferred Stock holders and 91,000 shares issued to the Bridge Loan Note holders.

        The holders of the Common Stock are entitled to share ratably in any dividends paid on the Common Stock when, as and if declared by the Board of Directors out of funds legally available therefor. Each holder of Common Stock is entitled to one vote for each share held of record. The Common Stock is not entitled to cumulative voting or preemptive rights and is not subject to redemption. Upon liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in the net assets legally available for distribution. All outstanding shares of Common Stock are fully paid and non assessable.


        Series A Warrants

        The Company has authorized the issuance of Series A Warrants to purchase 1,091,000 shares of Common Stock (not including 163,650 Series A Warrants which may be issued pursuant to the Underwriters' Over-allotment Option, and 109,100
Underwriters' Warrants) and has reserved an equivalent number of shares of Common Stock for issuance upon exercise of such Series A Warrants and Underwriters' Warrants. The following statements are brief summaries of certain provisions of the Warrant Agreement (defined below). Copies of the Warrant Agreement may be obtained from the Company or the Warrant Agent (defined below) and have been filed with the Commission as an exhibit to the Registration Statement of which this Prospectus is a part.

        The Series A Warrants will be issued in registered form under, governed by, and subject to the terms of a warrant agreement (the "Warrant Agreement") between the Company and American Stock Transfer & Trust Company as warrant agent (the "Warrant Agent"). Each Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of 120% of the offering price per Unit exercisable at any time commencing on ________________________, 199_ [thirteen months after the closing of this Offering], until ______________, 2002, unless earlier redeemed. The Series A Warrants will not become separately traded until ________________________, 1997 [six months after the date of this Prospectus] unless earlier separated upon three days prior written notice by the Representative to the Company at the discretion of the Representative. The Series A Warrants contain provisions that protect the Warrant holders against dilution by adjustment of the exercise price in certain events, including, but not limited to stock dividends, stock splits, reclassifications or mergers. A Warrant holder will not possess any rights as a shareholder of the Company. Shares of Common Stock, when issued upon the exercise of the Series A Warrants in accordance with the terms thereof, will be fully paid and non-assessable. No fractional shares will be issued upon the exercise of the Series A Warrants. The Company will pay cash in lieu of fractional shares.

        The Series A Warrants are subject to redemption by the Company at a price of $0.05 per Series A Warrant at any time commencing thirteen months after the date of this Prospectus, on thirty days prior written notice, provided that the closing sale price per share for the Common Stock has equaled or exceeded 200% of the offering price per Unit for twenty consecutive trading days within the thirty-day period immediately preceding such notice.


        At any time when the Series A Warrants are exercisable, the Company has agreed to have a current registration statement on file with the Commission and to effect appropriate qualifications under the laws and regulations of the states in which the holders of the Series A Warrants reside in order to comply with applicable laws in connection with the exercise of the Series A Warrants and the resale of the Common Stock issued upon such exercise. So long as the Series A Warrants are outstanding, the Company has agreed to file all post-effective amendments to the registration statement required to be filed under the Securities Act, and to take appropriate action under federal law and the securities laws of those states where the Series A Warrants were initially offered to permit the issuance and resale of the Common Stock issuable upon exercise of the Series A Warrants. However, there can be no assurance that the Company will be in a position to effect such action under the federal and applicable state securities laws, and the failure of the Company to effect such action may cause the exercise of the Series A Warrants and the resale or other disposition of the Common Stock issued upon such exercise to become unlawful. The Company may amend the terms of the Series A Warrants, but only by extending the termination date or lowering the exercise price thereof. The Company has no present intention of amending such terms.


        Bridge Loan Securities



        From October through December 1996, the Company sold $483,000 of Bridge Loan Notes to provide working capital and funds for this Offering. The Bridge Loan Notes are secured promissory notes bearing interest at the LIBOR rate and are payable at the earlier of nine months from the date of issuance or closing of this Offering. As additional consideration, the Company issued to the Bridge Loan Note holders warrants to acquire, without additional cost, Units identical to the Units offered hereby at the time the registration statement of which this prospectus is a part becomes effective. The Bridge Loan units are included in the Units offered hereby. See "Selling Security Holders."



        Transfer Agent and Registrar; Warrant Agent

        The Transfer Agent and Registrar for the Units, Common Stock and the Warrant Agent for the Series A Warrants and the Underwriters' Warrants will be American Stock Transfer & Trust Company, New York.


        Reports to Shareholders

        The Company intends to furnish its shareholders with annual reports containing audited financial statements and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

        The Company has agreed, subject to the sale of the Units offered hereby, that on the date of this Prospectus, it will register its Common Stock and Series A Warrants under the provisions of Section 12(b) of the Exchange Act, and that it will use its best efforts to continue to maintain such registration. Such registration will require the Company to comply with periodic reporting, proxy solicitation, and certain other requirements of the Exchange Act.


        Boston Stock Exchange and NASDAQ Small-Cap Market

        The Company is seeking approval for listing of the Units, Common Stock and the Series A Warrants on the Boston Stock Exchange under the symbols ETS.U, ETS, and ETS.W and on the NASDAQ Small-Cap Market under the symbols EATS.U, EATS and EATS.W, respectively.


                         SHARES ELIGIBLE FOR FUTURE SALE

        Upon completion of this Offering, the Company will have 4,091,000 shares of Common Stock outstanding (4,254,650 shares if the Underwriters' over-allotment option is exercised in full). Of the 4,091,000 shares of Common Stock to be outstanding, the 1,091,000 shares to be sold in this Offering (1,254,650 if the Underwriters' over-allotment option is exercised in full) will be freely tradable in the public market without restriction under the Securities Act, except shares purchased by an "affiliate" (as defined in the Securities Act
- in general, a person who is in a control relationship with the Company) of the Company. All of the remaining, 3,000,000 shares of Common Stock will be "restricted shares" within the meaning of the Securities Act and may be publicly sold only if registered under the Securities Act or sold in accordance with an exemption from registration, such as those provided by Rule 144 promulgated under the Securities Act. NEMC, which holds 1,947,603 shares of Common Stock, has agreed that it will not, without the prior written consent of the Representative, offer, sell or otherwise dispose of any shares of Common Stock beneficially owned by it or acquired upon the exercise of stock options by its principals for a period of two years after closing of this Offering.

        In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated) is entitled to sell restricted shares if at least one year has passed since the later of the date such shares were acquired from the Company or any affiliate of the Company. Rule 144 provides that within any three-month period such person may sell only up to the greater of one percent (1%) of the then outstanding shares of the Company's Common Stock (approximately 40,000 shares following completion of this Offering) or the average weekly trading volume in the Company's Common Stock during the four calendar weeks immediately preceding the date on which the notice of the sale is filed with the Securities and Exchange Commission. Sales pursuant to Rule 144 are subject to certain other requirements relating to manner of sale, notice of sale and availability of current public information. Any person who has not been an affiliate of the Company for a period of three months preceding a sale of restricted shares is entitled to sell such shares under Rule 144 without regard to such limitations if at least two years have passed since the later of the date such shares were acquired from the Company or any affiliate of the Company. Shares held by persons who are deemed to be affiliates of the Company are subject to such volume limitations regardless of how long they have been owned or how they were acquired. The foregoing is a brief summary of certain provisions of Rule 144 and is not intended to be a complete description thereof.

        The 254,008 shares of Common Stock to be received by the holders of the Convertible Preferred Stock and the 593,945 shares of Common Stock received by the Note holders in the Exchange Offer will be restricted shares and will not be eligible for sale pursuant to Rule 144 for one year from the date of this Prospectus. The Company, however, has agreed with the holders of the Notes, to register any shares they received in the Exchange Offer at any time after one year from the date of this Prospectus upon the request of the holders of at least 50% of the shares and the Representative has agreed to use its best efforts to effect a firm commitment underwriting of such shares, subject to favorable market conditions.

        Prior to this Offering, there has been no public market for the Common Stock, and no predictions can be made as to the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. The sale, or availability for sale, of substantial amounts of the Common Stock in the public market, including an underwritten offering, could adversely affect prevailing market prices.

                                  UNDERWRITING

        Pursuant to the terms and subject to the conditions contained in the Underwriting Agreement, the Company and the Selling Security Holders have agreed to sell on a firm commitment basis to the Underwriters named below, and each of the Underwriters, for whom National Securities Corporation is acting as the Representative, have severally agreed to purchase the number of Units set forth opposite their names in the following table.

    Underwriters                                                 Number of Units

National Securities Corporation



                                                                 -----------

        Total                                                      1,091,000

        The Representative has advised the Company that the Underwriters propose to offer the Units to the public at the initial public offering price per share set forth on the cover page of this Prospectus and to certain dealers at such price less a concession of not more than $____per Unit, of which $ may be reallowed to other dealers. After the Offering, the public offering price, concession and reallowance to dealers may be reduced by the Representative. No such reduction will change the amount of proceeds to be received by the Company as set forth on the cover page of this Prospectus.

        The Company has granted to the Underwriters an option, exercisable during the 45-day period after the date of this Prospectus, to purchase up to 163,650 additional Units to cover over-allotments, if any, at the offering price to the public of the Units subject to this Prospectus less the Underwriting Discount. To the extent that the Underwriters exercise such option, each of the Underwriters will have a firm commitment to purchase approximately the same percentage of such additional Units that the number of Units to be purchased by it shown in the above table represents as a percentage of the 1,091,000 Units offered hereby. If purchased, such additional Units will be sold by the Underwriters on the same terms as those on which the 1,091,000 Units are being sold.

        The Underwriters have the right to offer the Units offered hereby only through licensed securities dealers in the United States who are members of the National Association of Securities Dealers, Inc. (the "NASD") and may allow such dealers such portion of its ten (10%) percent commission as each Underwriter may determine.

        The Underwriters will not confirm sales to any discretionary accounts.

        The Company has agreed to pay the Representative a non-accountable expense allowance of 2.5% of the gross amount of the Units sold ($177,288) upon the sale of the Units offered) at the closing of the Offering. The Underwriters' expenses in excess thereof will be paid by the Representative. To the extent that the expenses of the underwriting are less than that amount, such excess will be deemed to be additional compensation to the Underwriters.

        The Company has agreed to enter into a consulting agreement with the Representative at a rate of $2,500 per month for a period of 24 months.

        For a period of 24 months following the completion of this Offering, NEMC has agreed to vote its shares for election to the Board of Directors, a person designated by the Representative and acceptable to the Company. Such designee will have voting rights, will receive the same compensation as other outside Directors, will be reimbursed for all out-of-pocket expenses incurred in attending meetings, and will be indemnified by the Company against all claims, liabilities, damages, costs and expenses arising out of his or her participation at Board of Directors meetings.

        The Underwriting Agreement provides for indemnification between the Company and the Underwriters against certain civil liabilities, including liabilities under the Securities Act. In addition, the Underwriters' Warrants provide for indemnification among the Company and the holders of the Underwriters' Warrants and underlying shares against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


        Underwriters' Warrants

        Upon the closing of this Offering, the Company has agreed to sell to the Underwriters, for nominal consideration, warrants to purchase 10% of the number of Units offered hereunder (the "Underwriters' Warrants"). The Underwriters' Warrants are exercisable at 120% of the public offering price per Unit for a four-year period commencing one year from the effective date of this Offering. The Underwriters' Warrants may not be sold, transferred, assigned or hypothecated for a period of one year from the date of this Offering except to the officers of the Underwriters, their successors and dealers participating in the Offering and/or the partners or officers of such dealers. The Underwriters' Warrants will contain anti-dilution provisions providing for appropriate adjustment of the number of shares subject to the Underwriters' Warrants under certain circumstances. The holders of the Underwriters' Warrants will have no voting, dividend or other rights as shareholders of the Company with respect to shares underlying the Underwriters' Warrants until the Underwriters' Warrants have been exercised.


        The Underwriters' Warrants and the Securities issuable thereunder have been registered under the Securities Act in connection with this Offering; however, such Securities may not be offered for sale except in compliance with the applicable provisions of the Securities Act. The Company is required to register the Securities underlying the Underwriters Warrants commencing on the first anniversary date of the effectiveness of this Offering. The Company is also required to keep the registration statement registering the Securities effective until the fifth anniversary of the effective date of this Offering. For the exercise period during which the Underwriters' Warrants are exercisable, the holder or holders will have the opportunity to profit from a rise in the market value of the Common Stock, with a resulting dilution in the interest of the other stockholders of the Company. The holder or holders of the Underwriters' Warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital from an offering of its unissued Common Stock on terms more favorable to the Company than those provided for in the Underwriters' Warrants. Such factors may adversely affect the terms on which the Company can obtain additional financing. To the extent that the Underwriters realize any gain from the resale of the Underwriters' Warrants or the securities issuable thereunder, such gain may be deemed additional underwriting compensation under the Securities Act.



        Determination of Offering Price


        Prior to this Offering, there has been no public market for the securities offered and there can be no assurance that a regular trading market will develop upon completion of the Offering. Consequently, purchasers of the Units may not find a ready market for the sale of their securities. The initial public offering price for the Units will be determined by negotiation between the Company and the Representative. The factors to be considered in determining the initial public offering price include the Company's revenue growth since its organization, the industry in which it operates, the Company's business potential and earnings prospects and the general condition of the securities markets at the time of the Offering. The initial public offering price does not necessarily bear any relationship to the Company's assets, book value, net worth or other recognized objective value.

                                  LEGAL MATTERS


        Certain matters with respect to the validity of the securities offered hereby will be passed upon for the Company by Maurice J. Bates, L.L.C., Dallas, Texas 75225. Certain legal matters will be passed upon for the Underwriters by Winstead Sechrest & Minick P. C., Dallas, Texas.



                                     EXPERTS

        The Consolidated Financial Statements of Butterwings Entertainment Group, Inc. and Subsidiaries at December 29, 1996 and December 31, 1995 and for the fiscal years then ended, appearing in this Prospectus, have been audited by McGladrey & Pullen, LLP, independent accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on authority of such firm as experts in auditing and accounting.


                             ADDITIONAL INFORMATION


        The Company has filed with the Securities and Exchange Commission (the "Commission"), a registration statement on Form SB-2 under the Securities Act with respect to the Units. This Prospectus does not contain all of the information set forth in the registration statement and the exhibits. For further information with respect to the Company and the Units, reference is made to the registration statement and the exhibits filed as a part thereof. Statements made in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference to such exhibit. The registration statement, including exhibits thereto, may be inspected without charge at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549 and at the regional offices of the Commission at 7 World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the registration statement and the exhibits thereto may be obtained from the Commission at such offices upon payment of prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such Web site is http;// www.sec.gov.


        The Company is not presently a reporting company. The Company intends to register the securities offered hereby under the Securities Exchange Act of 1934, as amended, simultaneously with the effectiveness of the Registration Statement of which this Prospectus is a part. As a result, the Company will become a reporting Company.

        The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

                                           CONTENTS



FINANCIAL STATEMENTS

Independent Auditor's Report...............................................................F-3

Consolidated Balance Sheets as of December 29, 1996
 and December 31, 1995.................................................................... F-4

Consolidated Statements of Operations for the Fiscal Years Ended
 December 29, 1996 and December 31, 1995.................................................. F-6

Consolidated Statement of Stockholders' Equity (Deficit) for the Fiscal Years Ended
 December 29, 1996 and December 31, 1995.................................................. F-7

Consolidated Statements of Cash Flows for the Fiscal Years Ended
 December 29, 1996 and December 31, 1995.................................................. F-8

Notes to the Consolidated Financial Statements........................................... F-10


UNAUDITED FINANCIAL STATEMENTS........................................................... F-28

Consolidated Balance Sheets as of April 20,1997 (Unaudited)
 And December 29,1996.................................................................... F-29

Consolidated Statements of Operations for the Sixteen
 Week Period Ended April 20, 1997 (Unaudited) and April 21, 1996 (Unaudited)............. F-31

Consolidated Statement of Stockholders' Equity (Deficit) for
 The Sixteen Week Period Ended April 20, 1997............................................ F-32

Consolidated Cash Flows For the Sixteen Week Periods Ended
 April 20, 1997 (Unaudited) and April 21,1996 (Unaudited) ............................... F-33

Notes to the Consolidated Financial Statements (Unaudited)............................... F-35


PRO FORMA FINANCIAL STATEMENTS........................................................... F-36

Pro Forma Consolidated Balance Sheet as

 of April 20, 1997 (Unaudited)........................................................... F-37


Pro Forma Consolidated Statements of Operations

 for the  Sixteen Weeks Ended April 20, 1997 (Unaudited)................................. F-39


Pro Forma Consolidated Statements of Operations

 for the Fiscal Year Ended December  29,1996 (Unaudited)................................. F-40














             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

                          CONSOLIDATED FINANCIAL REPORT

                                DECEMBER 29, 1996

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Butterwings Entertainment Group, Inc. and Subsidiaries
Hoffman Estates, Illinois

We have audited the accompanying consolidated balance sheets of Butterwings Entertainment Group, Inc. and subsidiaries as of December 29, 1996, and December 31, 1995, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Butterwings Entertainment Group, Inc. and Subsidiaries as of December 29, 1996 and December 31, 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 20 to the financial statements, the Company has suffered recurring losses from operations, is in default on its debt, and its total liabilities exceed its total assets. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 20. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Schaumburg, Illinois                                /s/McGladrey & Pullen, LLP
March 6, 1997.

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                             December 29, 1996    December 31, 1995
                                                             -----------------    -----------------
ASSETS

Current Assets
  Cash                                                                $  534,072          $  774,157
  Accounts receivable                                                      3,137              70,736
  Inventories                                                            118,647             139,605
  Prepaid expenses                                                        46,032              55,823
  Assets available for sale                                                    -              62,500
  Income tax receivable                                                   17,925               8,700
                                                                          ------               -----

      Total current assets                                               719,813           1,111,521
                                                                         -------           ---------

Leasehold Improvements and Equipment
  Leasehold improvements                                               1,898,818           1,771,947
  Equipment                                                            1,034,568           1,175,620
                                                                       ---------           ---------
                                                                       2,933,386           2,947,567

Less accumulated depreciation and amortization                           619,141             258,534
                                                                         -------             -------
                                                                       2,314,245           2,689,033
                                                                       ---------           ---------

Deferred Income Taxes                                                       -                 17,150
                                                                           ----               ------

Other Assets
  Initial public offering expenses                                       240,408                   -
  Deposits                                                               124,437             126,088
  Franchise costs, net of accumulated amortization
      of $52,341 and $23,415 respectively                                497,659             746,585
  Finance costs, net of accumulated amortization
      of $194,213 and $121,719, respectively                             309,740             382,234
  Organization costs, net of accumulated amortization
      of $15,859 and $7,035, respectively                                 26,011              34,835
  Goodwill, net of accumulated amortization
      of $79,320 and $18,890, respectively                               839,242             899,672
  Bridge loan financing costs net of
      accumulated amortization of $206,831                               434,646                -
                                                                         -------                -

                                                                     $ 5,506,201         $ 6,007,118
                                                                     ===========         ===========



The accompanying notes are an integral part of these financial statements.

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                          December 29, 1996   December 31, 1995
                                                          -----------------   -----------------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities

  Current maturities of long-term debt                       $ 4,288,063             $  59,574
  Due to parent                                                  134,469                43,006
  Accounts payable                                               390,149               461,372
  Accrued liabilities                                            694,754

                                                                                       383,797
  Income taxes payable                                                                  17,150
                                                                    -

      Total current liabilities                                5,507,435               964,899
                                                               ---------               -------

Long-term debt, less current maturities                          128,721             3,959,515
Store closing expense                                            393,000
                                                                 -------                  -
                                                                 521,721             3,959,515
                                                                 -------             ---------



Redeemable Preferred Stock of subsidiary, $100 par value,
      100,000 authorized, 16,900 and 16,650 shares
      issued and outstanding, respectively                     1,690,000             1,665,000
                                                               ---------             ---------

Stockholders' Equity (Deficit)
  Preferred Stock no par value, 27,500 shares
      of 10% convertible preferred stock
      authorized, 15,685 and 12,660 shares,
       issued and outstanding, respectively                    1,568,500             1,266,000
  Common stock, $0.01 par value, 10,000,000 shares
      authorized, 2,152,047 and 1,947,600 shares
       issued and outstanding, respectively                       21,520                19,476
  Capital in excess of par value                               1,564,979               595,523
  Unearned compensation expense                                 (127,000)                     -
  Accumulated deficit                                         (5,240,954)           (2,463,295)
                                                              ----------            ----------
                                                              (2,212,955)             (582,296)
                                                            ------------          -------------
                                                             $ 5,506,201           $ 6,007,118
                                                             ===========           ===========




The accompanying notes are an integral part of these financial statements.

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                      For   the    Fiscal   Years   Ended
                                                    December 29,        December 31,
                                                           1996             1995
                                                           ----             ----

Sales                                                  $8,551,033         $7,730,956

Costs and expenses:
   Cost of products sold                                2,454,078          2,316,341
   Salaries and benefits                                2,472,022          2,147,595
   Other operating costs                                2,911,454          2,525,486
   Depreciation and amortization                          479,840            256,142
   Pre-opening costs                                                         153,334
                                                                -
   General and administrative expenses                    996,200            566,918
   Write off of franchise fee options                     145,000                  -
   Provisions for losses on leased
      property                                            927,148
                                                                             145,000
   Loss on impairment of assets                                              159,474
                                                             -
      Total costs and expenses                         10,385,742          8,270,290

      Operating (Loss)                                 (1,834,709)          (539,334)
                                                       ----------           --------

Financial income (expense):
   Interest income                                         17,963             25,499
   Interest expense                                      (493,279)          (480,958)
   Amortization of finance costs                         (279,324)           (72,493)
                                                         --------            -------

                                                         (754,640)          (527,952)
                                                         --------           --------
      Net (Loss) (Income taxes $0 for all periods
       presented) before redeemable preferred
       stock dividends of subsidiary                   (2,589,349)        (1,067,286)
                                                       ----------         ----------

Redeemable preferred stock dividends of subsidiary       (167,910)           (86,388)
                                                         --------            -------

Net (Loss)                                            $(2,757,259)       $(1,153,674)
                                                      ===========        ===========

Net (loss) per common share                              $ (1.23)            $ (.51)
                                                         ========            =======

Weighted average number of
   shares outstanding                                   2,250,736          2,250,736
                                                        =========          =========



The accompanying notes are an integral part of these financial statements.

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                         Unearned                       Total
                                   Preferred        Common             Compensation      Accumulated   Stockholders'
                                   Stock            Stock                Expense         Deficit       Equity (Deficit)
                                   -----            -----                -------         -------       ----------------
                                                            In
                                                 Par        Excess
                                                Value       Of Par
                                                -----       ------

Balance, December 25, 1994      $            $  21,640 $   528,360    $             $  (880,663)       $(330,663)
                                         -                                   -

Issuance of subsidiary
   common stock                          -           -      15,000           -                -           15,000
Sale of 12,660 shares of
preferred
   stock                         1,266,000           -           -           -        (212,960)        1,053,040
Issuance costs related to
   redeemable preferred stock            -           -           -           -         (200,998)        (200,998)
Redemption of 216,400 shares
   of common stock                       -     (2,164)       2,163           -                -               (1)
Contributed services                     -           -      50,000           -                -           50,000
Common stock dividends
   of subsidiary                         -           -           -           -         (15,000)          (15,000)
Net (loss)                                                                          (1,153,674)       (1,153,674)
                                      ----        ----        ----        ----      ----------        ----------
Balance, December 31, 1995       1,266,000      19,476     595,523           -      (2,463,295)         (582,296)


Issuance costs related to
redeemable
   preferred stock                       -           -           -           -          (2,250)           (2,250)
Sale of 3,025 shares of            302,500           -           -                     (18,150)          284,350
preferred stock                                                              -
Sale of 204,444 shares of
common
   stock                                 -       2,044     127,956           -            -              130,000
Stock options-compensation               -           -     150,000    (127,000)           -               23,000
costs
Contributed services                     -           -     100,000           -            -              100,000
Bridge loan                              -           -     591,500           -            -              591,500
warrants
Net (loss)
                                         -           -           -           -      (2,757,259)       (2,757,259)
                                       ----        ----        ----        ----     ----------        ----------

Balance, December 29, 1996     $ 1,568,500   $  21,520 $ 1,564,979  $ (127,000)    $(5,240,954)      $(2,212,955)
                               ===========   ========= ===========  ===========     ==========       ===========





The accompanying notes are an integral part of these financial statements.

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                      For    the    Fiscal    Years    Ended
                                                      December 29,        December 31,
                                                         1996                 1995
                                                         ----                 ----

Cash Flows from Operating Activities:

Net (loss)                                            $(2,757,259)       $  (1,153,674)
Adjustments to reconcile net (loss)
   to net cash (used in) operating activities:
   Depreciation and amortization                          768,596              334,240
   Provisions for losses on leased property               927,148              145,000
   Contributed Services                                   100,000               50,000
   Write off of franchise fees and options                145,000                    -
   Loss on impairment of asset                                  -              159,474
   Deferred income taxes                                        -              (17,150)
   Compensation expenses - stock options                   23,000                    -
   Changes in operating assets and liabilities:
      Accounts receivable                                  67,599              (61,172)
      Inventories                                          20,958               78,531
      Prepaid expenses                                      9,791              (53,683)
      Income tax deposits                                   7,925                   25
      Income taxes payable                                (17,150)              17,150
      Accounts payable                                    (71,223)             124,604
      Accrued liabilities                                 103,957              216,215
      Due to parent                                        91,463                 (753)
                                                           ------                 ----
Net cash (used in) operating activities                  (580,195)            (161,193)
                                                         --------             --------

Cash Flows from Investing Activities:
   Acquisition of stores net of $1,500 of cash
      acquired (includes assets available for
      sale of $62,500)                                          -           (2,199,548)
   Deposits                                                 1,652                5,718
   Organizational costs                                         -              (30,032)
   Leasehold improvements and equipment                  (268,452)            (591,034)
   Franchise costs                                              -              (35,000)
   Collection of receivable from lessor                                        100,000
                                                                -
   Disposition of assets available for sale                62,500                 -
                                                           ------               ------
Net cash (used in) investing activities              $  (204,300)        $ (2,749,896)
                                                      -----------         ------------


                              Continued on page F-9


The accompanying notes are an integral part of these financial statements.

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

         CONSOLIDATED STATEMENTS OF CASH FLOWS (continued from page F-8)

                                                        For  the   Fiscal  Years  Ended
                                                        -------------------------------
                                                      December 29,          December 31,
                                                      ------------          ------------
                                                           1996                   1995
                                                           ----                   ----
Cash Flows from Financing Activities:
   Borrowing from franchisor                            $       -              $600,000
   Payments on borrowings from franchisor                       -              (600,000)
   Borrowings from sole stockholder                       100,000               500,000
   Payments on borrowings from sole stockholder          (100,000)             (500,000)
   Proceeds from long-term debt                                 -                25,000
   Payments of long-term debt                             (85,305)              (48,723)
   Proceeds from sale of common stock                     130,000                15,000
   Redemption of common stock                                   -                   (1)
   Proceeds from issuance of preferred
      stock, net                                          307,100             2,517,042
   Proceeds from bridge loans                             483,000                     -
   Bridge loan commissions                                (49,977)                    -
   Payments of prepaid initial public offering           (240,408)                    -
expense
   Dividends paid on common stock of subsidiary            -                    (15,000)
                                                      -----------               -------

Net cash provided by financing activities                 544,410             2,493,318
                                                          -------             ---------

Net (decrease) in cash                                   (240,085)             (417,771)
Cash:
   Beginning of period                                    774,157             1,191,928
                                                          -------             ---------
   Ending of period                                   $   534,072            $  774,157
                                                      ===========            ==========

Supplemental Disclosures of Cash Flow
 Information
   Cash payments for:
      Interest                                        $   187,814           $   480,295
                                                      ===========           ===========

Supplemental Schedule of Non Cash Investing and
   Financing Activity
   Capital Lease Obligations
      Incurred for Purchase of Equipment                                    $   203,164

                                                                            ===========



The accompanying notes are an integral part of these financial statements.

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

    NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
    ----------------------------------------------
    Note 1.    Nature of Business and Significant Accounting Policies

    Butterwings Entertainment Group, Inc. (Butterwings) was formed July 29, 1993, and incorporated in the State of Illinois. Operations commenced in 1994. Butterwings is a 90.5% owned subsidiary of New Era Management Corporation (parent). Butterwings entered into franchise agreements with Hooters of America, Inc. by which Butterwings received the right to establish and operate restaurants in Wisconsin and Southern California. During 1994 Butterwings opened three Hooters restaurants as follows: one in April, one in September and another in December. A fourth restaurant opened in May, 1995 and was closed in September 1996 (see Note 11).
    Butterwings also acquired a Mrs. Fields cookie store in 1995.

    On October 18, 1996, Butterwings acquired 100% of the outstanding common stock of Cookie Crumbs, Inc. (CCI) (wholly owned by a stockholder of Butterwings and the parent) for $1. The transaction was accounted for as an exchange of common stock between entities under common control. This resulted in assets being transferred at historical cost and accounting similar to a pooling. The consolidated financial statements have been restated to include the results of operations as if the transaction occurred upon incorporation of CCI. CCI was formed May 17, 1995, and incorporated in the State of Illinois. CCI was formed to acquire and operate a minimum of six cookie store facilities which meet the plans and specifications for franchised Mrs. Fields Cookie Stores in the St. Louis, Missouri area. In October 1995, CCI acquired six existing franchised Mrs. Fields cookie stores in Minnesota. These six stores were transferred to Butterwings at historical cost effective January 1, 1996. Included in the Statement of Operations are net losses for CCI of $(297,218) and $(211,552) for the fiscal years ended December 29, 1996 and December 31, 1995, respectively. There were no adjustments to income.

    Significant accounting policies are as follows:

    Principles of Consolidation: The financial statements include the accounts and results of operations of Butterwings and its wholly-owned subsidiaries, Butterwings of Wisconsin, Butterwings of California and CCI, collectively referred to as the Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

    Fiscal Year: The Company's fiscal year is the 52/53-week period ending on the last Sunday in December. The first quarter consists of four, four-week periods and each of the remaining three quarters consists of the three, four-week periods, with the first, second, and third quarters ending 16 weeks, 28 weeks, and 40 weeks, respectively, into the fiscal year.

    The financial statements presented for the fiscal years ended December 29, 1996 and December 31, 1995 are comprised of 52 and 53 weeks, respectively.

                                      F10

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

    NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
    ----------------------------------------------
    Note 1.   Nature of Business and Significant Accounting Policies (continued)

    Concentration of Cash: The Company had approximately $283,000 at two financial institutions and $533,000 at two financial institutions on deposit at December 29, 1996 and December 31, 1995, respectively.

    Inventories: Inventories consisting of food, beverages, and novelty items, are stated at the lower of cost or market on a first-in, first-out basis. Cost is determined by the actual invoice price.

    Leasehold Improvements and Equipment: Leasehold improvements and equipment are carried at cost and are depreciated using the straight-line method over the estimated useful lives of the assets. In general, the assets have the following lives:

      Leasehold improvements            over lease term (not to exceed 8 years)
      Equipment                         3 years used/8 years new

    Depreciation of these assets coincides with each restaurant's or store's commencement of operations or purchase. Amortization on leased assets is included with depreciation and amortization on owned assets.

    Franchise Costs: Franchise costs represent payments made for the rights to operate either restaurant facilities or cookie stores meeting the plans and specifications of the respective franchisor. Franchise costs for a restaurant are amortized to expense using the straight-line method over a 20-year period commencing with the opening of the restaurant. Franchise costs for a cookie store are amortized to expense using the straight-line method over a 15-year period commencing with the purchase of the cookie store.

    Finance Costs: Finance costs represent legal, accounting, regulatory and blue sky expenses, printing costs, expense reimbursements and commissions paid to brokers in connection with the issuance of Secured Promissory Notes. These costs are amortized to expense using the straight-line method over a seven-year period coinciding with the life of the notes.

    Organization Costs: Organization costs are one-time costs related to the formation of Butterwings and its subsidiaries which are being amortized to expense using the straight-line method over a five-year period commencing with the opening of the first restaurant or cookie store for each entity.

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

    NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
    ----------------------------------------------
    Note 1.Nature of Business and Significant Accounting Policies (continued)

    Goodwill: The Company has classified as goodwill the cost in excess of fair value of the net assets of the cookie stores acquired in purchase transactions. Goodwill is being amortized on a straight-line method over 15 years commencing with the purchase of the stores.

    Offering Expenses: Offering expenses incurred by Butterwings in connection with the issuance of non-redeemable convertible preferred stock have been charged to accumulated deficit as there is no preferred capital in excess of par value. Offering expenses incurred by CCI in connection with the issuance of preferred stock have been charged directly to accumulated deficit because the preferred stock is redeemable. Offering expenses include legal, accounting, escrow, regulatory and blue sky expenses, printing costs, expense reimbursements and commissions paid to brokers.

    Impairment of Long Lived Assets: Long lived assets are evaluated for impairment based on a periodic analysis of cash flows on a location by location basis.

    Accounting Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting year. Actual results could differ from those estimates.

    Financial Instruments: The Company has no financial instruments for which the carrying value differs from fair value.

    Income Taxes: Butterwing's results for the entire year are included in the parent's consolidated tax return. CCI is not part of the consolidated group for tax purposes. Intercorporate tax allocation practices adopted by Butterwings and its parent provide that to the extent the Company has income, taxes related to such income will be reflected in the Company's financial statements and paid by the Company. The tax benefit of losses, if any, will be reflected in the Company's financial statements and paid to the Company by the parent if: a) the Company would otherwise be entitled to such benefits if it were filing a separate tax return, b) the parent has received benefit of such losses on a consolidated basis, and c) the Company continues to be included in the parent's consolidated tax return. If the Company is no longer part of the parent's consolidated tax return, then the Company will receive no benefit of its losses used by the parent on a consolidated tax return basis.

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

    NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
    ----------------------------------------------
    Note 1.Nature of Business and Significant Accounting Policies (continued)

    Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

    Stock Compensation: During October 1995, the FASB issued FAS 123, Accounting for Stock-Based Compensation. FAS 123 establishes financial accounting and reporting standards for stock-based employee compensation plans (See Note
    17) and also applies to transactions in which an entity issues its equity instruments to acquire goods or services from non-employees (See Note 2). FAS 123 is effective for transactions entered into in fiscal years beginning after December 15, 1995. The Company has adopted the provisions of FAS 123 for non-employee stock transactions and has elected to apply APB opinion No. 25 for its stock compensation plan.

    Per Share Data: Net (loss) per common share is calculated based on the weighted average number of shares of common stock outstanding. The weighted average number of shares has been adjusted to reflect as outstanding, for each period presented using the treasury stock method at the estimated initial public offering (IPO) price ($6.50 per share), the 204,444 shares issued in September, 1996 (See Note 16), all shares issuable upon the exercise of stock options subsequent to December 29, 1996, and bridge loan shares to be issued in conjunction with the IPO (See Note 2).

    Reclassification: Certain items for the 1995 financial statements have been reclassified to conform with the 1996 presentation.

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

    NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
    ----------------------------------------------
    Note 2.Long-Term Debt

    Long-term debt consists of the following at

                                                     December 29, 1996     December 31,1995
                                                     -----------------     ----------------
    Secured promissory notes                             $3,700,000           $3,700,000 (a)
    Bridge loan                                             483,000                --
    Capitalized equipment leases                            233,784              319,089
                                                        -----------         ------------
         Total long-term debt                             4,416,784            4,019,089
         Current maturities                               4,288,063               59,574
                                                          ---------           ----------
         Long-term debt, net of current maturities      $   128,721          $ 3,959,515
                                                        ===========          ===========

      (a) Long term at December 31, 1995

    Secured Promissory Notes issued in May 1994 mature April 2001, bear interest at 12% per annum, are collateralized by all assets of Butterwings, and until retired entitle the note holders to receive 5% of the pre-tax profits of Butterwings (none as of December 29, 1996). The notes provide for monthly payments of interest only from date of issuance for 48 months and thereafter, 36 equal monthly payments of principal and interest. The Secured Promissory Notes may be prepaid by Butterwings at any time at a redemption price of 103% of face value. The notes are secured senior obligations of Butterwings and rank senior to all existing and future unsecured indebtedness of Butterwings provided, however, that Butterwings may issue additional debt instruments through private or public debt offerings for the purpose of opening Hooters restaurant franchises in which the additional debt will rank equal to the notes. The notes contain covenants which may limit the incurrence of additional debt, the payment of dividends, the making of other distributions, and the ability to enter into certain transactions with affiliates or merge, consolidate or transfer substantially all of the assets of Butterwings.

    On May 1, 1996, payments of interest on the Secured Promissory Notes were suspended to conserve cash for operating purposes. Per the agency agreement for the Secured Promissory Notes, an event of default occurs upon failure by Butterwings to pay interest on the notes when it becomes due and payable and the continuance of such failure for 90 days. If an event of default occurs and is continuing, the noteholders' agent by notice to Butterwings, or the noteholders of at least 25% of the principal amount of the notes by notice to Butterwings and the agent, may declare the notes and accrued interest to be due and payable immediately. As of March 6, 1997 Butterwings has not received notice of acceleration from either the noteholders' agent or the noteholders. The notes have been classified as current liabilities as of December 29, 1996 and as of this date, accrued and unpaid interest on these notes is $330,964. (See Note 18.)

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

    NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
    ----------------------------------------------
    Note 2. Long-Term Debt  (continued)

    From October 1996 through December 1996, the Company has received $483,000 in bridge loan financing from a group of lenders. These borrowings bear interest at the LIBOR rate and are due on the earlier of the close of the Company's initial public offering (IPO) (see Note 18) or nine months from the date of issuance. In conjunction with this financing, the Company will issue as compensation to the lender ninety one thousand (91,000) shares of the Company's common stock to be sold in conjunction with the Company's IPO. The compensation of $591,500 (91,000 shares at $6.50 per share) has been recognized as deferred financing cost and as additional capital in excess of par value at December 29, 1996. This deferred charge and other financing costs of $49,977 are being charged to operations over the estimated life of the bridge loan.

    Various equipment with a cost of $376,164 and accumulated amortization of $78,700 at December 29, 1996 and $33,596 at December 31, 1995 is recorded under capital leases. The capitalized leases provide for 36 to 60 equal monthly payments including imputed interest at 12% per annum. Upon maturity, ownership of the equipment is transferred to the Company. The leases are subordinate to the Secured Promissory Notes described above. Future lease payments for capital leases are as follows:

                                                                   As    of
                                                                   --    --
                                                   December 29, 1996       December 31, 1995
                                                   -----------------       -----------------

    Fiscal years ending:
        1996                                      $        -                    $  124,786
        1997                                            128,676                    128,670
        1998                                            108,164                     94,483
        1999                                             39,400                     39,400
                                                     ----------                 ----------
                                                        276,240                    387,339

    Less amount representing interest                    42,456                     68,250
                                                     -----------                 ---------
                                                      $ 233,784                  $ 319,089
                                                      =========                  =========

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

    NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
    ----------------------------------------------
    Note 3. CCI Redeemable Preferred Stock Offering

    From June 20, 1995 to January 25, 1996, CCI offered through a private placement a maximum of $4,000,000 of its 10% participating preferred stock at an offering price of $100 per share exclusively to accredited investors. The redemption price of the preferred stock equals its par value plus any accrued and unpaid dividends and can be redeemed at any time after January 31, 1998, at the option of the Investor during any fiscal year in which CCI under certain conditions has net income in excess of required dividend distributions, including unpaid cumulative regular dividends, provided, however, that CCI has no obligation to apply more than 25% of its net income (adjusted as aforesaid) for its prior fiscal year towards the redemption of any shares so surrendered for redemption. Similarly, at any time after January 31, 1998, the preferred stock is redeemable, in whole or in part, at the option of CCI under certain conditions, for an amount equal to the redemption value plus 3% of the offering price of such shares. In the event of a sale of substantially all of the assets and liquidation of CCI, the liquidation value of the preferred stock is equal to the redemption price plus, pro rata, 10% of the proceeds from the sale up to 8% of the par value. Holders of the shares will be entitled to receive, to the extent declared by CCI's Board of Directors, noncompounded, cumulative dividends in an amount equal to 10% per annum of the offering price of the shares. In addition, holders of shares will be entitled to receive, to the extent declared by CCI's Board of Directors, on a pro rata basis, an additional dividend (Participating Dividend) in respect of each fiscal year of CCI in an amount equal to 10% of CCI's net income for such year determined in accordance with generally accepted accounting principles provided, however, in no event shall the Participating Dividend, if any, exceed 8% of the Offering Price. The Participating Dividend shall be noncumulative and noncompounded. The shares have no voting rights.

    CCI paid $201,748 of costs and expenses in connection with this offering. A total of $1,690,000 ($1,488,252 net of expenses) was raised through this offering.

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

    NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
    ----------------------------------------------
    Note 4. Non-redeemable Preferred Stock Offering

    From September 25, 1995 to March 13, 1996, Butterwings sold $1,568,500 ($1,337,390 net of offering expenses) of its 10% Convertible Preferred Stock through a private placement at a price of $100 per share to accredited investors. The shares are non redeemable and have no voting rights. Holders of the shares will be entitled to receive, to the extent declared by Butterwings' Board of Directors, non-compounded, cumulative dividends in an amount equal to 10% per annum on the offering price of the shares. Each share is convertible into shares of Butterwings' common stock upon the consummation of the first sale of common stock by Butterwings to underwriters for the account of Butterwings pursuant to a registration statement under the 1933 Act filed with and declared effective by the Securities and Exchange Commission (see Note 18). The number of shares of common stock to be issued to each holder of the preferred stock upon conversion will be determined by dividing the offering price of the preferred by an amount equal to 95% of the sale price per share of common stock at the time of the initial public offering.

    Butterwings paid a commission to the selling agent of 6% of the gross proceeds of each of the shares sold. In addition, expenses of approximately $137,000 were incurred in connection with this offering.

    Note 5. Lease Commitments

    The Company leases a number of facilities under non cancelable leases ranging from four to ten years. Most of these leases contain renewal options which can extend the lease from ten to fifteen years. Some of these leases contain escalation clauses to cover future operating cost increases while other leases provide for a percentage of gross sales in excess of minimum levels. The minimum levels were not met for the fiscal years ended December 29, 1996 and December 31, 1995. Several of these leases have been guaranteed by the parent. In connection with the rental of one facility, an irrevocable letter of credit in the amount of $83,000 has been issued by a financial institution on behalf of the Company securing payment of future rent. The letter of credit is collateralized by an interest-bearing deposit of $83,000. All of the leases require the Company to pay real estate taxes, insurance and maintenance on the respective properties. The leases for the cookie stores also provide the lessor with the ability to charge an additional percentage rent for general advertising costs.

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

    NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
    ----------------------------------------------
    Note 5.Lease Commitments (continued)

    Future minimum rentals under these leases are as follows:

                                                                    As    of
                                                                    --    --
                                                December  29, 1996(a)     December 31, 1995
                                                --------  -----------     -----------------
    Fiscal years ending:
        1996                                  $           -                  $  944,564
        1997                                           796,591                  984,704
        1998                                           812,996                1,008,148
        1999                                           645,936                  814,284
        2000                                           591,485                  510,739
    Subsequent years                                   872,442                1,576,785
                                                  ------------             ------------
                                                    $3,719,450               $5,839,224
                                                    ==========               ==========

 (a) Excludes amounts related to leased properties discussed in Notes 10 and 11.

    The total rent expense included in the statements of operations is approximately $1,048,000 and $515,000 for the fiscal years ended December 29, 1996 and December 31, 1995, respectively.

    Note 6.Franchise Agreements

    The Company operates under franchise agreements with each franchisor. In addition to an initial franchise fee for each location, the Company is required to pay the respective franchisor additional fees for royalties and advertising based on a percentage of sales. These fees totalled $487,449 and $486,266 for the fiscal years ended December 29, 1996 and December 31, 1995 respectively. The franchise agreement also provides that all cookie materials be purchased from one vendor specified in the agreement.

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

    NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
    ----------------------------------------------
    Note 7.Deferred Income Taxes

    The Company accounts for deferred income taxes under the liability method. As explained in Note 1, the liability method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the reported amounts of assets and liabilities and their tax bases. The sources of these differences as of December 29, 1996 and December 31, 1995 and the tax effect for each were as follows:

                                                    December 29, 1996      December 31, 1995
                                                    -----------------      -----------------
    Deferred tax assets:
        Loss on impairment of assets                      $ 279,140          $    63,790
        Other assets                                        121,744              142,708
        Tax credit carryforwards                             95,516               93,897
        Accrued expenses                                     40,000               58,000
        Net operating loss carryforwards                  1,391,030              567,258
                                                         ----------         ------------

                                                          1,927,430              925,653

        Valuation allowance                              (1,805,642)            (805,212)
                                                         ----------             --------

                                                            121,788              120,441
    Deferred tax liability:
        Leasehold improvements and equipment                121,788              103,291
                                                        -----------         ------------

                                                    $         --            $     17,150
                                                    ===============         ============

    No income taxes are reflected on the Statement of Operation for the year ended December 31,1995 as they have been eliminated by an increase in the valuation allowance of approximatey $468,000. Reconciliation of income tax expense computed at the statutory federal income tax rate to the Company's income tax expense is as follows:

                                                    December 29, 1996
                                                    -----------------

    Computed "expected' tax expense                       $(880,379)

    Increase (decrease) in income taxes resulting from:
        Non deductible expenses                              30,888
        Lower bracket taxes                                  (4,303)
        State income taxes, net of federal tax benefit     (140,009)
        Tax credit generated                                (15,233)
        Valuation allowance                               1,000,430
                                                          ---------
                                                       $          0
                                                       ============

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

    NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
    ----------------------------------------------
    Note 7. Deferred Income Taxes (continued)

    The Company has net operating loss carryforwards of approximately $3,470,000 of which $2,140,000 have been or are expected to be utilized in the parent's consolidated tax return. As discussed in Note 1, once the Company's IPO becomes effective (See Note 18) the Company will receive no benefit from the $2,140,000 of tax losses which have been utilized on a consolidated basis. The remaining $1,330,000 of net operating loss carryforwards that have not been utilized in the parent's consolidated tax return may be utilized by the Company until their expiration in 2011. After the IPO, the net operating loss amount available for use each year may be limited if ownership changes by more than 50%. CCI files a separate tax return and has net operating loss carryforwards of $286,000 which expire 2011.

    Note 8.Related Party Transactions

    The Company pays a monthly amount to the parent for ongoing rent and accounting services. Total charges by the parent to the Company were $246,619 for the fiscal year ended December 29, 1996 and $138,524 for the fiscal year ended December 31, 1995. At December 29, 1996 and December 31, 1995, the amounts due the parent were $134,469 and $43,006, respectively. Management believes services being provided from the parent are at fair value. Beginning in October 1996, all activities and costs related to accounting services have been incurred directly by the Company.

    In connection with a private placement of CCI preferred stock, a company related through common ownership was used to provide financial advisory and investor relations services for a charge of 3% of gross proceeds raised by the offering. Total charges by the related company in connection with the offering were approximately $50,000.

    Note 9.Purchase of Franchised Cookie Stores

    In two separate purchase transactions during the fiscal year ended December 31, 1995, CCI entered into a purchase and franchise agreement with Mrs. Fields Development Corporation by which CCI acquired thirteen operating cookie stores for $1,836,375 cash. Six of these cookie stores were subsequently sold to Butterwings on January 1, 1996 at CCI's historical cost.

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

    NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
    ----------------------------------------------
    Note 9.Purchase of Franchised Cookie Stores (continued)

    In October 1995, Butterwings entered into a purchase and franchise agreement with Mrs. Fields Development Corporation by which Butterwings purchased one existing cookie store in Flint, Michigan for $364,673 cash.


    The aggregate assets acquired were as follows:
    Cash                                               $    1,500
    Deposits                                                8,916
    Inventory                                              36,500
    Equipment and leaseholds                              888,869
    Franchise fees                                        350,000
    Goodwill                                              915,263
                                                      -----------

                                                       $2,201,048

    These transactions were accounted for using the purchase method of accounting and therefore the purchase price was allocated to the assets acquired based on their fair market values. The financial statements include the results of operation of the acquired business since the date of acquisitions.

    Note 10.    Provision for Loss on Leased Property

    During 1995, the Company provided a $145,000 allowance for loss on leased property which the Company no longer planned to develop. The allowance represents management's estimate of loss, including loss on purchased leasehold improvements, carrying costs, and commissions. During September 1996, the Company executed a sublease whereby the sublessee will pay substantially all amounts due under the original lease agreement for the remaining lease term. Under certain conditions, the sublessee may terminate the lease in September 1998 causing the Company to be liable for the remaining rentals of $5,184 per month through September 30, 2003, equivalent to $311,040. During 1996 the Company provided an additional $50,000 to the allowance for loss.
    The remaining provision at December 29, 1996 is $168,523.

    Note 11.    Provision for Restaurant Closing

    During first quarter 1996, the Company recognized a long lived asset charge of $327,148 related to one of its Hooters restaurants. A loss was recognized for the carrying amount of the equipment, building improvements, and franchise fee related to the restaurant. In addition, a $100,000 provision was established for probable future expenses primarily related to vacating the lease of this location.

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

    NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
    ----------------------------------------------
    Note 11.    Provision for Restaurant Closing (continued)

    During the third quarter of 1996, the Company closed the restaurant and entered into an agreement with the landlord to vacate the lease agreement. Under the terms of the agreement, were surrender to the landlord all leasehold improvements and equipment housed at the site and the Company is obligated to pay the landlord $4,750 per month from August 1, 1996 through June 30, 2005. Accordingly, the Company recorded an additional provision of $450,000 to provide for the settlement and all costs and expenses associated with the closing of the site. The remaining provision at December 29, 1996 is $529,327.

    Note 12.    Write off of Franchise Fee Options

    During third quarter 1996, the Company recognized a charge to operations of $145,000 for the franchise fee options paid in contemplation of building additional Hooters restaurants. This write down was recorded because, under existing agreements with Hooters, the Company may have no options to build additional restaurants.

    Note 13.    Disposal of Assets

    On October 26, 1996, CCI sold a cookie store for $62,500 to an unrelated party. Since the carrying value of the assets of this store at December 31, 1995 were $221,974, a loss on impairment of assets of $159,474 has been recognized in the Statement of Operations for the period ending December 31, 1995. Also included in the Statement of Operations for the periods ending December 31, 1995 and December 29, 1996, are sales of $74,279 and $141,812, respectively, and income (loss) from operations of $74 and $(14,146), respectively, attributable to this store.

    Note 14.    Contributed Services of Officers

    The Company's officers have not received compensation for services provided by them since inception of the Company. Accordingly, in order for the financial statements to reflect reasonable compensation levels, capital contributions of $100,000 for the fiscal year ended December 29, 1996 and $50,000 for the fiscal year ended December 31, 1995 have been recorded to reflect the fair market value of such services. Offsetting amounts have been included in general and administrative in the accompanying statements of operations.

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

    NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
    ----------------------------------------------
    Note 15.    Changes in Authorized and Issued Common Stock

    In October, 1996, the Company changed its common stock, no par value, 1,000 shares authorized to a par value of $.01 per share with 10,000,000 shares authorized. In connection with this change, 21,640 shares of the new common stock were issued for each share of the old common stock outstanding. This change has been retroactively reflected in the accompanying financial statements.

    Note 16.    Sale of Common Stock

    As a result of an option issued by the Company on July 11, 1996, 204,444 shares of common stock were sold to an independent investor for $130,000 in September 1996.

    Note 17.    Stock Compensation Plan

    The 1996 Stock Compensation Plan ("Plan") was approved by stockholders of Butterwings on November 14, 1996. Accordingly, there will be reserved for the use upon the exercise of options to be granted from time to time under the Plan, an aggregate of two hundred thousand (200,000) shares of common stock, $.01 par value, which shares in whole or in part shall be authorized, but unissued, shares of common stock or issued shares of common stock which shall have been reacquired by Butterwings as determined from time to time by the Board of Directors of Butterwings. On November 14, 1996, the Board of Directors approved the grant of 100,000 shares to employees, officers and directors at a price of $5.00 per share which become exercisable one year from date of grant and expire ten years from the date of grant.

    The Company has elected to apply APB Opinion No. 25 and related interpretations in accounting for its plan. Currently Butterwings anticipates selling its common stock at a price of $6.50 per share in an initial public offering in 1997 (see Note 18). Accordingly, compensation has been recognized in the accompanying financial statements by charging general and administrative $23,000 for the fiscal year ended December 29, 1996 and recording additional capital in excess of par value of $150,000 offset by unearned compensation expense of $127,000 in stockholders' equity (deficit) at December 29, 1996.

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

    NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
    ----------------------------------------------
    Note 17.    Stock Compensation Plan (continued)

    Had compensation cost for the employee stock transactions been determined consistent with FASB statement of Financial Accounting Standards No. 123 (FAS 123) the Company's net (loss) applicable to common stockholders and net
    (loss) per common share would have been reduced to the pro forma amounts indicated below:

         Net (loss) applicable to common stockholders , as          $(2,757,259)
         reported
         Pro forma                                                  $(2,796,259)
         Net (loss) per common share as reported                    $( 1.23)
         Pro forma                                                  $( 1.24)


    Under the plan, the exercise price of the options is $5.00 per share and the market price of Butterwings' stock on the date of grant was estimated to be $6.50 per share. For purposes of calculating the compensation cost consistent with FAS 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in fiscal 1996: (a) dividend yield of 0 for all years, (b) expected volatility of 22%, (c) risk free interest rates of 6.5%, and (d) expected life of ten years. Additional information on shares subject to options is as follows:

      Forfeited                                                        0
      Outstanding at the end of the year                         100,000
      Options exercisable at year end                                  0
      Weighted average fair value of options granted
                                     during the year            $4.01 per share

    Note 18.    Public Offering

    The Company has executed letters of intent with underwriters to file a Registration Statement on Form SB-2 with the Securities and Exchange Commission to offer approximately $6.5 million of its common stock in an IPO. Expenses related to the IPO of $240,408 at December 29, 1996 will be charged against proceeds from the IPO. In connection with the IPO, the Company intends to issue warrants to a) the purchasers of shares of the common stock on a one-to-one basis and b) to the underwriter which will enable the underwriter to acquire shares of common stock equal to 10% of the shares offered in the IPO. It is anticipated that the warrants will be exercisable between one and five years after the IPO at a price equal to 120% of the share price of the IPO.

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

    NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
    ----------------------------------------------
    Note 18.    Public Offering (continued)

    In conjunction with the IPO, the Company has offered common stock to the noteholders to obtain conversion of the Secured Promissory Notes (See Note
    2) to equity. The number of common shares offered is equal to 120% of the outstanding debt and unpaid interest ($344,700 as of March 31, 1997) divided by the IPO per share offering price of $6.50 per share. Pursuant to the exchange offer dated January 1997 (Exchange Offer), note holders representing a total of 77.64% ($2,872,500) principal amount of the notes have accepted the Exchange Offer. Accordingly, the Company will be obligated to issue 593,945 shares of its common stock to the note holders accepting the exchange concurrently with the IPO. If the IPO does not occur, the note holders agreeing to the exchange will continue as holders of the Secured Promissory Notes.

    Concurrent with the IPO, the Company's 10% Convertible Preferred Stock will be converted to common stock in accordance with the original conversion privileges (see Note 4).

    Note 19.    Litigation

    The Company in the past has been the subject of several charges of employment discrimination or sexual harassment suits in administrative proceedings in the Milwaukee, Wisconsin and San Diego, California offices of the Equal Employment Opportunity Commission (the "EEOC"). In April 1996, the Milwaukee office of the EEOC advised the Company that it had determined that it would not bring a civil action against the Company arising out of a charge of employment discrimination brought by a male person alleging he had been denied employment as a "Hooters Girl" in violation of Title VII of the Civil Rights Act of 1964 ("Title VII") on the basis of his sex but that the complainant had the right to bring such an action in the United States District Court within 90 days. At the date hereof, the Company has not received notice that any suit has been filed and management believes that the threat of litigation in this matter is past.

    In March 1996, the San Diego office of the EEOC advised the Company that the complainant in a similar charge failed to establish a claim but that the hiring practices of one of the Company's San Diego Restaurants, insofar as they required that only females be hired for "Hooters Girl" positions, were violative of Title VII. The Company does not believe that this constitutes a significant threat of litigation in light of the position taken by the EEOC in the federal matter discussed below. The Company was also charged in a May 1995 proceeding brought with the Equal Opportunities Commission ("EOC") of Madison, Wisconsin by a former employee alleging sexual harassment, hostile work environment and termination on the basis of sex and retaliation for complaints against sexual harassment. The Company advised the EEOC that it declined to participate in the administrative process unless the complainant waived her right to sue

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

    NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
    ----------------------------------------------
    Note 19.    Litigation (continued)

    in federal court because the law firm representing the complainant had filed an earlier charge on behalf of a waitress at the same Restaurant and as soon as the 180 day waiting period had expired filed suit in federal court. At the date hereof no decision in this matter has been rendered and the Company is unable to predict its outcome but intends to defend its position vigorously.

    The Company is currently a defendant in a civil action in the United States District Court for the Western District of Wisconsin filed in May 1996 in a case alleging discrimination against a female employee on the basis of her sex, for unlawful retaliation and for punitive damages and restoration to her former position as a waitress. The Hooters Franchisor has been named as an additional defendant claiming that the Hooters Franchisor employed the plaintiff. The district court judge has granted the Company summary judgement on the retaliation claim. Recently, the Company reached a settlement with the plaintiff for approximately $85,000 which has been reflected in the accompanying consolidated financial statements.

    In October 1991, the EEOC filed a charge of employment discrimination against the Hooters Franchisor and all related business entitles generally referred to as the Hooters restaurant system (collectively "Hooters") including franchisees, licensees, and any other entity permitted to operate under the Hooters trademark with unlawful employment practices under Title
    VII. In September 1994, the EEOC issued a decision that there was reasonable cause to believe that Hooters engaged in employment discrimination for failing to recruit, hire or assign men into server, bartender or host positions. However, in March 1996, the EEOC advised that the EEOC's general counsel would not recommend that the EEOC file a lawsuit against Hooters and that this procedure terminated the EEOC's consideration of litigation against Hooters to challenge its policies. Accordingly, the Company believes that the likelihood of EEOC action regarding these policies is remote. However, in the event litigation is commenced by the EEOC and the EEOC implements its earlier decision, the Company may be required to implement a gender neutral hiring policy and to pay money damages to men who were previously discriminated against by Hooter's hiring practices, the effect of which could have a substantial adverse impact on the Company's business.

    In December 1993, a lawsuit was filed against Hooters, Inc. and Hooters of Orland Park, Inc. in the United States District Court for the Northern District of Illinois alleging Hooters nation wide policy" of refusing to recruit, hire, or assign men into server, bartender or host positions violates Title VII. The plaintiff seeks certification of a plaintiffs' class consisting of all males who, since April 1992, have applied, were deterred from applying, or may in the future apply for server, bartender or host positions at any Hooters Restaurant and for certification of defendant class consisting of all owners of Hooters Restaurants, licensed,

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

    NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
    ----------------------------------------------
    Note 19.    Litigation (continued)

    sublicensed or whose hiring practices are determined directly or indirectly by Hooters or its affiliates. As of the date hereof, neither the Company nor any of its affiliates has been served with any notice that a defendant class which includes any of them has been certified. Accordingly, the Company is unable to predict the outcome of this matter. However, in the event that a defendant class including the Company or any of its affiliates is certified, the Company may be required to implement a gender neutral hiring policy and to pay money damages to persons who were previously found to have been discriminated against because of Hooters hiring practices, the effect of both of which could have substantial adverse impact on the business of the Company.

    The Company is currently a defendant in a civil action in the United States District Court for the Western District of Wisconsin filed in January 1997 in a case alleging sexual harassment by a manager of the restaurant where she was employed and termination of her employment as retaliation for complaints made by her to management. The complaint seeks compensatory and punitive damages, pre- and post- judgement interest and attorney's fees. The Company has denied the material allegations of this complaint and intends to defend the suit vigorously. The suit is in the discovery stage and it is too early to predict the outcome in this matter.

    Note 20.    Going Concern

    The Company has incurred recurring losses and its ability to continue as a going concern is dependent on several factors. The successful completion of the IPO discussed in Note 18 is expected to position the Company to continue as a going concern and to pursue its business strategies.

    As discussed in Note 2, the Company is currently in default of the provisions of the $3,700,000 Secured Promissory Notes and unable to service the notes in accordance with the original terms. Further, the Bridge Loan Notes are subordinate to the Secured Promissory Notes. If the IPO does not occur, the Company will remain in default on the Secured Promissory Notes and in accordance with the default provisions be prohibited from repaying the Bridge Loan Notes. In the event the IPO is unsuccessful, the Company will seek alternate sources of equity or attempt to refinance or renegotiate its debt obligations or it may be required to seek protection from creditors under the Federal Bankruptcy Code.

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

                          CONSOLIDATED FINANCIAL REPORT

                                 APRIL 20, 1997

                                   (UNAUDITED)

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                        April 20, 1997        December 29, 1996
                                                        --------------        -----------------
                                                          (Unaudited)
ASSETS

Current Assets
  Cash                                                     $     132,536           $   534,072
  Accounts receivable                                              3,676                 3,137
  Inventories                                                     37,182               118,647
  Prepaid expenses                                                46,690                46,032
  Assets available for sale                                                                  -
                                                                 888,488
  Income tax receivable                                           17,925
                                                                                        17,925

      Total current assets                                     1,126,497               719,813
                                                               ---------               -------

Leasehold Improvements and Equipment
  Leasehold improvements                                         826,285             1,898,818
  Equipment                                                      409,293             1,034,568
                                                                 -------             ---------
                                                               1,235,578             2,933,386

Less accumulated depreciation and amortization                   391,107               619,141
                                                                 -------               -------
                                                                 844,471             2,314,245
                                                                 -------             ---------

Other Assets
  Initial public offering expenses                               384,548               240,408
  Deposits                                                       124,437               124,437
  Franchise costs, net of accumulated amortization
      of $30,471 and $52,341 respectively                        269,529               497,659
  Finance costs, net of accumulated amortization
      of $216,519 and $194,213, respectively                     287,435               309,740
  Organization costs, net of accumulated amortization
      of $18,550 and $15,859 respectively                         23,320                26,011
  Goodwill, net of accumulated amortization
      of $97,446 and $79,320, respectively                       812,542               839,242
  Bridge loan financing costs, net of
      accumulated amortization of $641,477
      and $206,831, respectively                                                       434,646
                                                              ----------               -------
                                                                  -

                                                             $ 3,872,779           $ 5,506,201
                                                             ===========           ===========



The accompanying notes are an integral part of these financial statements.

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                        April 20, 1997        December 29, 1996
                                                        --------------        -----------------
                                                          (Unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
  Current maturities of long-term debt                       $ 4,255,987           $ 4,288,063
   Capital lease obligations related to
   assets available for sale                                      97,368                    --
  Due to parent                                                  210,757               134,469
  Accounts payable                                               306,195               390,149
  Accrued liabilities                                            844,087
                                                                 -------
                                                                                       694,754

      Total current liabilities                                5,714,392             5,507,435
                                                               ---------             ---------

Long-term debt, less current maturities                           35,637               128,721
Store closing expense                                            336,000               393,000
                                                                 -------               -------
                                                                 371,637               521,721
                                                                 -------               -------




Redeemable Preferred Stock of subsidiary, $100 par value,
      100,000 authorized, 16,900 shares issued and
      outstanding                                              1,690,000             1,690,000
                                                               ---------             ---------

Stockholders' Equity (Deficit)
  Preferred Stock, no par value, 27,500 shares of 10%
      convertible preferred stock authorized,
      15,685 shares issued and outstanding                     1,568,500             1,568,500
  Common stock, $0.01 par value, 10,000,000 shares
      authorized, 2,152,047 shares
       issued and outstanding                                     21,520                21,520
  Capital in excess of par value                               1,564,979             1,564,979
  Unearned compensation expense                                  (88,000)             (127,000)
  Accumulated deficit                                         (6,970,249)           (5,240,954)
                                                            ------------            ----------
                                                              (3,903,250)           (2,212,955)
                                                            ------------            ----------
                                                             $ 3,872,779           $ 5,506,201
                                                             ===========           ===========




The accompanying notes are an integral part of these financial statements.

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                               For the Sixteen Week Period Ended
                                               ---------------------------------
                                                  April 20, 1997   April 21,1996
                                                  --------------   -------------

Sales                                                $ 2,428,091     $2,608,191
                                                                      2,608,191
Costs and expenses:
   Cost of products sold                                 693,645        714,052
   Salaries and benefits                                 734,208        764,106
   Other operating costs                                 817,008        886,784
   Depreciation and amortization                         162,163        166,838
   General and administrative expenses                   333,355        151,718
   Provisions for losses on leased property                    -        427,148
   Loss on impairment of assets available for sale       775,000           -
                                                         -------        -------

      Total costs and expenses                         3,515,379      3,110,646

      Operating (Loss)                                (1,087,288)      (502,455)
                                                      ----------       --------

Financial income (expense):
   Interest income                                         1,927            279
   Interest expense                                     (135,126)      (150,171)
   Amortization of finance costs                        (456,950)       (22,306)


                                                        (590,149)      (172,198)
                                                        --------       --------
      Net (Loss) (Income taxes $0 for all periods
       presented)  before redeemable
       preferred stock dividends of subsidiary       (1,677,437)       (674,653)
                                                     ----------        --------

Redeemable preferred stock dividends of subsidiary      (51,858)        (41,507)
                                                        -------         -------

Net (Loss)                                           $(1,729,295)     $(716,160)
                                                     ===========     ==========


Net (loss) per common share                            $(.76)         $(.32)
                                                        ====           ====


Weighted average number of
   shares outstanding                                $ 2,266,121    $2,246,121


-------------------------------------------- -----------------------------------

The accompanying notes are an integral part of these financial statements.

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                   Unearned                   Total
                                   Preferred          Common       Compensation Accumulated   Stockholders'
                                   Stock              Stock        Expense      Deficit       Equity (Deficit)
                                   -----              -----        -------      -------       ----------------

                                                           In
                                                  Par    Excess
                                                  Value  Of Par
                                                  -----  ------


Balance, December 29, 1996      $1,568,500   $  21,520  $1,564,979 $ (127,000)  $(5,240,954)       $(2,212,955)




Stock options - compensation
costs (Unaudited)                        -           -           -     39,000             -             39,000
Net (loss) (Unaudited)                   -           -           -               (1,729,295)        (1,729,295)
                              ------------ ----------- ----------- ------------  ----------         ----------


Balance, April 20, 1997         $1,568,500 $    21,520  $1,564,979   $(88,000)  $(6,970,249)       $(3,903,250)
 (Unaudited)                    ========== ===========  ==========    =======  ===========         ===========






The accompanying notes are an integral part of these financial statements.

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

                                               For the Sixteen Week Period Ended
                                               ---------------------------------
                                                 April 20, 1997   April 21,1996
                                                 --------------   -------------


Cash Flows from Operating Activities:

Net (loss)                                          $ (1,729,295)   $  (716,160)
Adjustments to reconcile net (loss)
   to net cash (used in) operating activities:
   Depreciation and amortization                          621,994       166,838
   Writedown of impaired assets                           775,000       427,148
   Changes in operating assets and liabilities:
      Accounts receivable                                   (539)        67,256
      Inventories                                           2,882       (18,247)
      Prepaid expenses                                      (658)       (45,662)
      Income taxes                                              -       (16,300)
      Accounts payable                                   (88,955)      (136,695)
      Accrued liabilities                                  92,333      (225,722)
      Due to parent                                        76,288       (37,634)
                                                           ------        -------

Net cash (used in) operating activities                 (250,950)      (535,178)
                                                        --------       ---------

Cash Flows from Investing Activities:
   Deposits                                                     -        (4,559)
   Leasehold improvements and equipment                  (17,654)       200,433
   Goodwill                                                            (352,982)
                                                     -----------        --------
                                                            -
Net cash (used in) investing activities             $    (17,654)      (157,108)
                                                    ------------        --------

Cash Flows from Financing Activities:
   Proceeds from long-term debt                        $      -      $   94,532
   Payments of long-term debt                            (27,792)       (19,626)
   Proceeds from issuance of preferred
      stock, net                                               -        307,100
   Unearned compensation expense                          39,000            -
   Payments of prepaid initial public offering          (144,140)           -
      expense                                           --------        -------

Net cash provided by financing activities               (132,932)       382,006
                                                        --------        -------

Net (decrease) in cash                                  (401,536)      (310,280)
Cash:
   Beginning of period                                   534,072        774,157
                                                         -------        -------
   Ending of period                                  $   132,536     $  463,877
                                                     ===========     ==========


                             Continued on Page F-34


The accompanying notes are an integral part of these financial statements.

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                            Continued from Page F-33



                                               For the Sixteen Week Period Ended
                                               ---------------------------------
                                                 April 20, 1997   April 21,1996
                                                 --------------   -------------




Supplemental Schedule of Non Cash Investing and Financing Activity
   Transfer to Assets Available For Sale



   Leasehold improvements and equipment, net        $ (1,354,084)       $    -
                                                                             -
   Franchise costs, net                                 (217,995)            -
   Goodwill, net                                          (7,826)            -
   Writedown of impaired assets                           775,000
                                                                             -
     Other                                               (83,583)            -
                                                         --------            -
   Assets Available For Sale                          $  888,488   $         -
                                                       ==========   ===========





The accompanying notes are an integral part of these financial statements.

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

    NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
    ----------------------------------------------------------
    Note 1.    Basis of Financial Statements

    The accompanying financial statements should be read in conjunction with the December 29, 1996 audited Financial Statements. The financial information furnished herein is unaudited but in the opinion of management, includes all adjustments necessary (all of which are normal recurring adjustments) for a fair presentation of financial condition and results of operations.

    Note 2.    Assets Held for Sale

    Recently, management has decided to sell the Company's Hooters Restaurants since expansion of the Hooters concept by the Company no longer is a viable alternative. Accordingly, preliminary decisions with potential buyers have occurred. As a result, an allowance of $700,000 has been provided in the sixteen week period ended April 20,1997 to record the investment in these restaurants at net realizable value. Further, the net realizable value of these assets have been recorded as Assets Available for Sale at April 20, 1997.

    Note 3.    Disposal of Assets

    The Company has entered into an agreement to sell a cookie store located in Minnesota as of June 1, 1997 for $37,000. The carrying value of the assets of this store at April 20, 1997 were $112,000. Accordingly, a loss on impairment of assets held for sale of $75,000 has been recognized in the Statement of Operations for the sixteen week period ending April 20, 1997.

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

                         PRO FORMA FINANCIAL STATEMENTS


The following unaudited consolidated pro forma balance sheets at April 20, 1997 and the statements of operations for the 16 weeks ended April 20, 1997 and the fiscal year ended December 29, 1996 (collectively, the "Proforma Statements") were prepared to illustrate the estimate effects of the exchange of senior notes for common stock, the conversion of preferred stock to common stock, the effect of the bridge loans, the sale of the shares of common stock offered hereby by the Company, and the impact of removing the results of operations related to the Hooter Restaurants and Cookie Stores assests available for sale at April 20, 1997 as if those transactions had occurred for statement of operations purposes as of January 1, 1996 and for balance sheet purposes as of April 20,1997. The Pro Forma Statements do not purport to represent what the Company's results of operations or balance sheet would actually have been if such transactions had indeed taken place on such dates or to project the Company's results of operations or balance sheet for any future period or date.

The adjustments for the Pro Forma Statements are based on available information and upon certain assumptions which management believes are reasonable. The Pro Forma Statements and accompanying notes thereto should be read in conjunction with the Financial Statements and notes thereto, and other financial information appearing elsewhere in this Prospectus.

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

                      PRO FORMA CONSOLIDATED BALANCE SHEETS
                                 April 20, 1997

                                           ACTUAL              PRO FORMA             PRO FORMA
                                           ------              ---------             ---------
                                                              ADJUSTMENTS
                                                              -----------
    Current Assets
         Cash                           $ 132,536              $5,684,548 (2)
                                                                 (500,308)(3)
                                                                 (105,029)(6)       $5,211,747
    Accounts receivable                     3,676                                        3,676
    Inventories                            37,182                                       37,182
    Prepaid expenses                       46,690                                       46,690
    Assets available for sale             888,488                                      888,488
    Income tax receivable                  17,925                                       17,925
                                           ------                                       ------
    Total current assets                1,126,497                                    6,205,708
                                        =========                                    =========

    Leasehold improvements and Equipment
         Leasehold improvements           826,285                                      826,285
         Equipment                        409,293                                      409,293
                                          -------                                      -------
                                        1,235,578                                    1,235,578
         Less accumulated depreciation
         and amortization                 391,107                                      391,107
                                          -------                                      -------
                                          844,471                                      844,471
                                          -------                                      -------

    Other Assets
         Initial public offering expense  384,548                (384,548)(2)               --
         Deposits                         124,437                                      124,437
         Franchise costs, net of
         accumulated  amortization        269,529                                      269,529
         Finance costs, net of
          accumulated amortization        287,435                (223,151)(1)           64,284
         Organization costs, net of
         accumulated amortization          23,320                                       23,320
         Goodwill, net of accumulated
         amortization                     812,542                                      812,542
                                          -------                                      -------
                                        1,901,811                                    1,294,112
                                        ---------                                    ---------
                                       $3,872,779                                  $ 8,344,291
                                       ==========                                  ===========

(1) Represents write-off of debt issue costs on retirement of 12% Notes exchanged for Common Stock. (See (6) below)

(2) Represents the proceeds to the Company from the initial public offering of $6,500,000 net of $1,200,000 ($384,548 included in other assets) of offering costs.

(3) Represents repayment of bridge loans and interest.

(4) Represents the conversion of Butterwings Convertible Preferred Stock to Common Stock at the time of the Offering.

(5) Represents the issuance of 91,000 shares of Common Stock related to Bridge Loan Notes.

(6) Pursuant to the results of the Exchange Offer, the Company will exchange 593,945 shares of its Common Stock for $2,872,500 principal amount of the Company's 12% Notes. The Exchange Offer is based upon the principal amount of the Notes outstanding, accrued interest ($344,700 to March 31,1997), and a 20% premium ($643,440) of the aggregate principal amount exchanged and related accrued and unpaid interest. In addition, as a result of the Exchange Offer, finance costs of $223,151 at April 20, 1997 related to the debt exchanged will be written off. With respect to those Notes not exchanged, accrued and unpaid interest ($105,029 at April 20, 1997) will be paid at the time of the Offering.

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

                      PRO FORMA CONSOLIDATED BALANCE SHEETS
                                 April 20, 1997

                                           ACTUAL           PRO FORMA                 PRO FORMA
                                           ------           ---------                 ---------
                                                            ADJUSTMENTS
                                                            -----------
Current Liabilities
      Current maturities of long term debt $ 4,255,987      (2,872,500)(6)
                                                              (483,000)(3)            $ 900,487
      Capital lease obligations related to
      assets available for sale             97,368                                       97,368
      Due to parent                        210,757                                      210,757
      Accounts payable                     306,193                                      306,193
      Accrued liabilities                  844,087            (449,729)(6)
                                                               (17,308)(3)              377,050
                                           -------                                      -------
      Total current liabilities          5,714,392                                    1,891,855
                                         ---------                                    ---------

Long term debt, less current maturities     35,637                                       35,637
Store closing expense                      336,000                                      336,000
                                           -------                                      -------
      Total non current liabilities        371,637                                      371,637
                                           -------                                      -------

Preferred Redeemable Stock
      no par value;100,000 shares
      authorized,16,900 issued and
      outstanding                        1,690,000                                    1,690,000

Stockholders' Deficit

  Preferred Stock, no par value; 27,500
  shares authorized, 15,685 issued and
  outstanding and no stock issued and
  outstanding on a  pro forma basis      1,568,500          (1,568,500)(4)                   --

  Common  Stock,  $.01 par  value;
  10,000,000  shares  authorized,
  2,152,047 shares issued and
  outstanding and 4,091,000 issued
  and outstanding on a pro forma basis      21,520               2,540 (4)
                                                                   910 (5)
                                                                10,000 (2)
                                                                 5,940 (6)               40,910

      Capital in excess of par value     1,564,979           1,565,960 (4)
                                                                  (910)(5)
                                                             5,290,000 (2)
                                                             3,854,700 (6)           12,274,729

      Unearned compensation expense        (88,000)                   --                (88,000)

      Accumulated deficit               (6,970,249)           (643,440)(6)                   --

                                                              (223,151)(1)           (7,836,840)
                                                                                     -----------
                                        (3,903,250)                                   4,390,799                     $
                                        -----------                                   ---------                     =
                                         3,872,779                                  $ 8,344,291
                                         =========                                  ===========


(1) Represents write-off of debt issue costs on retirement of 12% notes exchanged for Common Stock. (See (6) below).

(2) Represents the proceeds to the Company from the initial public offering of $6,500,000 net of $1,200,000 ($384,548 included in other assets) of offering costs.

(3) Represents repayment of Bridge Loan Notes and interest.

(4) Represents the conversion of Butterwings Convertible Preferred Stock to Common Stock at the time of the Offering.

(5) Represents the issuance of 91,000 shares of Common Stock related to Bridge Loan Notes.

(6) Pursuant to the results of the Exchange Offer, the Company will exchange 593,945 shares of its Common Stock for $2,872,500 principal amount of the Company's 12% Notes. The Exchange Offer is based upon the principal amount of the Notes outstanding, accrued interest ($344,700 to March 31,1997), and a 20% premium ($643,440) of the aggregate principal amount exchanged and related accrued and unpaid interest. In addition, as a result of the Exchange Offer, finance costs of $223,151 at April 20, 1997 related to the debt exchanged will be written off. With respect to those Notes not exchanged, accrued and unpaid interest ($105,029 at April 20, 1997) will be paid at the time of the Offering.

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

                                    PRO FORMA
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                          16 Weeks Ended April 20, 1997

                                                   Less:
                                                   OPERATIONS
                                                   RELATED TO           TOTAL BEFORE         OTHER
ASSETS                              AVAILABLE      OTHER PROFORMA       PRO FORMA
                                      ACTUAL       FOR SALE (D)          ADJUSTMENTS      ADJUSTMENTS ADJUSTED
                                      ------       ------------          -----------      ----------- ---------

Sales                                $ 2,428,091   $ 1,355,207        $ 1,072,884                    $ 1,072,844

Costs and expenses:
 Cost of products sold                   693,545        431,842           261,803                        261,803
   Salaries and benefits                 734,208        415,986           318,222                        318,222
   Other operating costs                 817,008        428,826           388,183                        388,183
   Depreciation and amortization         162,163         49,726           112,437                        112,437
   General and administrative expenses   333,355             --           333,355                        333,355
   Loss on impairment of assets
         available for sale              775,000        775,000                --                             --
                                         -------        -------
             Total costs and expenses  3,515,379      2,101,380         1,414,000                      1,414,000
                                       ---------      ---------         ---------                      ---------

             Operating (loss)        (1,087,288)       (746,173)         (341,116)                      (341,116)
                                    ------------      ---------         ---------                      ---------

Financial income (expense):
          Interest income                 1,927           1,282               645                            645
          Interest expense             (135,126)         (4,302)         (130,824)       94,829(b)       (35,995)
          Amortization of
               finance costs           (456,950)            --           (456,950)      451,544(a)        (5,406)
                                        ---------       -------         ---------                        -------
                                       (590,149)         (3,020)         (587,129)                       (40,756)
                                       ---------        -------         ---------                       --------
         (Loss) before income taxes  (1,677,437)       (749,193)         (928,245)                      (381,872)


Net (loss) before redeemable
preferred stock dividends of
subsidiary                           (1,677,437)       (749,193)         (928,245)                      (381,872)

Redeemble preferred stock
dividends of subsidiary                 (51,858)             --           (51,858)                       (51,858)

Net (Loss)                         $ (1,729,295)      $(749,193)       $ (980,103)                 $    (433,730)
                                  ==============    ===========      ============                 ==============

Net (Loss) per common share              $(0.76)                         $ (0.43)                        $(0.10)
                                         =======                         ========                        =======

Weighted average number of common
        shares outstanding            2,266,121                         2,266,121                     4,144,077 (c)
                               ================                  ================                   ===============

(a) To remove amortized bridge loan financing costs ($434,645 ) and debt issue costs related to the exchange of senior notes ($16,899).

(b) To remove interest expense related to the exchange of senior notes ($ 86,175) and bridge loan financing ($8,654 ).

(c) Includes the weighted average number of shares outstanding (See Note 1 to the Consolidated Financial Statements) plus the effect of shares assumed to be outstanding related to the exchange of Notes to common stock, the conversion of convertible preferred to common stock, bridge loan units, and IPO.

(d) To remove statement of operations amounts related to the Hooters Restaurants and Mrs. Fields Cookie store being held for sale as of April 20, 1997.

(e) When the initial public offering is completed the unamortized finance costs ($223,151) and the 20% Premium ($643,440) related to the senior notes exchanged for common stock will be charged to the Consolidated Statement of Operations.

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

                                    PRO FORMA
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       Fiscal Year Ended December 29, 1996

                                                   Less:
                                                   OPERATIONS
                                                   RELATED TO           TOTAL BEFORE         OTHER
                                      ASSETS       AVAILABLE           OTHER PROFORMA      PRO FORMA
                                      ACTUAL       FOR SALE (D)          ADJUSTMENTS      ADJUSTMENTS  ADJUSTED
                                      ------       ------------          -----------      -----------  --------

Sales                                $ 8,551,033   $ 5,005,554        $ 3,545,479                    $ 3,545,479

Costs and expenses:
 Cost of products sold                 2,454,078      1,558,570          895,508                         895,508
   Salaries and benefits               2,472,022      1,553,109           918,913                        918,913
   Other operating costs               2,911,454      1,605,266         1,306,188                      1,306,188
   Depreciation and amortization         479,840        169,515           310,325                        310,325
   General and administrative expenses   996,200             --           996,200                        996,200
   Write off of franchise fee options    145,000        145,000                --                             --
   Provisions for losses on leased
                             property    927,148        927,148                --                             --
                                         -------        -------            ------                        -------
             Total costs and expenses 10,385,742      5,958,608         4,427,134                      4,427,134
                                      ----------      ---------        ----------                      ---------

               Operating (loss)       (1,834,709)      (953,054)         (881,655)                      (881,655)
                                     ------------     ---------         ---------                      ---------

Financial income (expense):
          Interest income                 17,963          3,802            14,161                         14,161
          Interest expense              (493,279)       (15,541)         (477,738)    353,354  (b)      (124,384)
          Amortization of finance costs (279,324)            --          (279,324)    261,752  (a)       (17,572)
                                        ---------        ------         ---------                       --------
                                        (754,640)       (11,739)         (742,901)                      (127,795)
                                       ---------       --------         ---------                      ---------
        (Loss) before income taxes    (2,589,349)      (964,794)       (1,624,556)                    (1,009,450)


Net (loss) before redeemable preferred
stock dividends of subsidiary         (2,589,349)      (964,794)       (1,624,556)                    (1,009,450)

Redeemble preferred stock dividends
of subsidiary                           (167,910)           --           (167,910)                      (167,910)

Net (Loss)                         $ (2,757,259)      $(964,794)     $ (1,792,466)                  $ (1,177,360)
                                  ==============     ===========    ==============                  =============

Net (Loss) per common share              $(1.23)                         $ (0.80)                       $ (0.28)
                                        ========                         ========                      =========

Weighted average number of common
        shares outstanding            2,250,736                        2,250,736                       4,144,077  (c)
                                      =========                       ==========                       ==============

(a) To remove amortized bridge loan financing costs ($206,831 ) and debt issue costs related to the exchange of senior notes ($54,921).

(b) To remove interest expense related to the exchange of senior notes ($344,700) and bridge loan financing ($8,654 ).

(c) Includes the weighted average number of shares outstanding (See Note 1 to the Consolidated Financial Statements) plus the effect of shares assumed to be outstanding related to the exchange of Notes to common stock, the conversion of convertible preferred to common stock, bridge loan units, and IPO.

(d) To remove statement of operations amounts related to the Hooters Restaurants and Mrs. Fields Cookie store being held for sale as of April 20, 1997.

(e) When the initial public offering is completed the unamortized finance costs ($240,467) and the 20% Premium ($643,440) related to the senior notes exchanged for common stock will be charged to the Consolidated Statement of Operations.

     No person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstance, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information herein is correct as of any time subsequent to the date hereof.




                                TABLE OF CONTENTS
                                                 PAGE
Prospectus Summary........................        2
Risk Factors..............................        8
Use of Proceeds...........................       17
Dividend Policy...........................       18
Dilution..................................       19
Capitalization............................       20
Management's Discussion and
 Analysis of Financial Condition
 and Results of Operation.................       21
Business and Properties...................       33
Management................................       46
Certain Relationships
   and Related Transactions...............       43
Principal Stockholders....................       51
Selling Security Holders..................       51
Description of Securities.................       52
Shares Eligible For Future Sale...........       54
Underwriting..............................       56
Legal Matters.............................       58
Experts...................................       58
Additional Information....................       58
Index to Financial Statements.............      F-1




     Until , 1997 (25 days from the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligations of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.


                                 1,091,000 UNITS

                             Each Unit Consisting of
                            One Share of Common Stock
                                       and
                             One Redeemable Series A
                          Common Stock Purchase Warrant








                                 OFFERING PRICE

                                       $
                                    PER UNIT




                                   Butterwings
                                  Entertainment
                                   Group, Inc.





                                   Prospectus








                               National Securities
                                   Corporation

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS




Item 24.       Indemnification of Directors and Officers

        Article SEVEN of the Amended Articles of Incorporation provides that no director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of his fiduciary duty, as a director; provided, that nothing therein shall be construed to eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (b) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of Law,
(c) under Section 8.65 of the Illinois Business  Corporation Act, as amended, or
(d) for any transaction from which the director derived an improper benefit.

        Article 11 of the By-laws of the Corporation provide that the Corporation may indemnify an officer, director, employee or agent of the Corporation against expenses, judgments, fines and settlement amounts incurred in connection with an action, suit or proceeding, other than an action, suit or proceeding by or in the right of the Corporation, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and with respect to any criminal proceeding, has no reasonable cause to believe his conduct was unlawful.

The Corporation may also indemnify an officer, director, employee or agent of the Corporation who is a party or is threatened to be made a party to an action, suit or proceeding by or in the right of the Corporation against expenses actually and reasonably incurred by him in connection with his defense of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation, unless the court in which such action was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person fairly and reasonably is entitled to indemnification and expenses as the court may deem proper,

        Any indemnification under Article 11 of the By-laws shall be made by the Corporation only upon a determination that indemnification of the indemnified person is proper by (i) a majority vote of a quorum of the board of directors who were not parties to such action, suit or proceeding, (ii) if such a quorum is not obtainable, or if directed by the board, by independent legal counsel in a written opinion, or (iii) by the shareholders.

        Expenses incurred in defending a civil or criminal action may be advanced by the Corporation upon receipt of an undertaking by or on behalf of an officer, director, employee or agent to repay such amount unless it shall be determined that he is entitled to indemnification as authorized by the Illinois Business Corporation Act.

        Indemnification under the By-laws is not exclusive of any other rights which an indemnified party may be entitled under any other By-law, agreement, vote of shareholders or disinterested directors or otherwise. The Corporation may purchase and maintain insurance on behalf of persons entitled to indemnification under Section 8.75 of the Illinois Business Corporation Act. If the Corporation has paid indemnity or has advanced expenses to a director, officer, employee or agent, the Corporation shall report the indemnification or advance in writing to shareholders with or before notice of the next shareholders meeting.

Item 25.       Other Expenses of Issuance and Distribution

Estimated expenses in connection with the public offering by the Company of the securities offered hereunder are as follows:

Securities and Exchange Commission Filing Fee                        $6,067.85
NASD Filing Fee                                                       2,502.17
Blue Sky Fees and Expenses*                                          20,000.00
NASDAQ Small Cap Application and Listing Fee                         13,000.00
Boston Stock Exchange Application and Listing Fee                     7,500.00
Accounting Fees and Expenses*                                        40,000.00
Legal Fees and Expenses                                              55,000.00
Printing*                                                            50,000.00
Fees of Transfer Agents and Registrar*                                5,000.00
Underwriters' Non-Accountable Expense Allowance                        162,500
Miscellaneous*                                                      188,429.98
                                                                    ----------
        Total*                                                     $550,000.00

*       Estimated.

Item 26.       Recent Sales of Unregistered Securities

        The following is a summary of transactions by the Registrant during the last three years involving the sale of securities which were not registered under the Securities Act:

        During the period September 1993 through April 1994 the Company issued $3,700,000 of secured 12% promissory notes (the "Notes") to 132 60 investors in an offering exempt from registration pursuant to Regulation D under the Securities Act. The purchasers were all accredited investors who took the Notes for investment and without a view to distribution. The offering was effected through registered broker dealers who are members of the National Association of Securities Dealers, Inc.("NASD") and were paid a commission for their sale of the Notes. The Notes bear a restrictive legend prohibiting the transfer thereof except in compliance with the Securities Act or in reliance upon an opinion of counsel that distribution may be made in reliance upon applicable exemptions from the provisions thereof.

        In January 1997, the Registrant offered to exchange the Notes for Common Stock of the Registrant pursuant to an Exchange Offer to all Note holders. The number of shares of common stock to be exchanged was based upon the principal amount of Notes held by each Note holder, plus accrued interest plus a premium of 20% of principal and interest, divided by the proposed public offering price per share of the common stock in the offering covered by this registration statement($6.50 per share). If all of the Note holders accept the Exchange Offer the Registrant will issue 744,554 shares of its Common Stock based upon the proposed offering price The Note holders are required to agree to take the shares of Common Stock for investment and not with a view to distribution. The stock certificates are to be issued concurrently with the certificates issued to public stockholders in this offering and will bear a restrictive legend prohibiting transfer in the absence of an effective registration statement or an opinion of counsel that registration is not required. No commissions or other remuneration will be paid for soliciting the exchange. The exchange is exempt under Section 3(a)(9) of the Securities Act for securities exchanged by the issuer with its securities holders exclusively where no commissions or other remuneration is paid for soliciting such exchange.From September 1995 through February 1996 the Registrant issued and sold 15,685 shares of its Convertible Preferred Stock (the "Preferred Stock") at $100 per share to sixty-three investors in an offering exempt from registration pursuant to Regulation D under the Securities Act. The offering was effected through registered broker dealers who are members of the NASD and were paid a commission for their sale of the Preferred Stock. The certificates bear a restrictive legend prohibiting the transfer thereof except in compliance with the Securities Act or in reliance upon an opinion of counsel that distribution may be made in reliance upon applicable exemptions from the provisions thereof. By its terms the Preferred Stock is automatically convertible into common stock of the Registrant upon the consummation of the first sale of common stock by the Company to underwriters for the account of the Company pursuant to a registration statement under the Securities Act. The number of shares of common stock to be issued to each holder of the Preferred Stock upon conversion will be determined by dividing the offering price of the Preferred Stock by 95% of the sale price per share of the common stock in the public offering. The issuance of the common stock for the Preferred Stock will be exempt under Section 3(a)(9) of the Securities Act. The certificates for the new common stock will be issued concurrently with the certificates to be issued to the public stockholders in this offering and will bear a restrictive legend prohibiting transfer in the absence of an effective registration statement or an opinion if counsel that registration is not required.

        From October through December 1996, the Company issued $483,000 of Bridge Loan Notes with warrants to provide working capital and funds for this offering. The transaction was exempt from registration pursuant to Section 4 (2) of the Securities Act of 1933 for transactions not involving a public offering. The securities were sold to four investors through La Jolla Securities Corporation, a registered broker/dealer which received a commission for its services and to Palisades Capital, LLC as general partner of Sunset Bridge Fund #3 and to Sagax Fund II Ltd., the latter two as principals, without commissions. The securities were stamped with a restrictive legend and the investors agreed to hold the same for investment and not with a view to distribution. The warrants are automatically convertible into Units identical to the Units offered pursuant to this registration statement at the time the registration statement is declared effective. The Units are included in this registration statement and the Bridge Loan holders are listed as Selling Security Holders.

Item 27. Exhibits

Exhibit No.                         Item
-----------                         ----
Exhibit 1.1    Form of Underwriting Agreement. (2)
Exhibit 1.2    Form of Underwriters' Warrant Agreement. (2)
Exhibit 1.3    Form of Selected Dealer Agreement. (2)
Exhibit 1.4    Form of Agreement Among Underwriters. (2)
Exhibit 3.1    Articles of Incorporation, as amended (3)
Exhibit 3.2    Bylaws of the Registrant (3)
Exhibit 4.1    Specimen of Common Stock Certificate ()
Exhibit 4.2    Specimen of Warrant Certificate. (2)
Exhibit 5.1    Opinion of Maurice J. Bates L.L.C.(3)
Exhibit 10.1   Franchise Agreement between Mrs. Fields Development Corporation and the Registrant. (3)
Exhibit 10.2   Franchise Agreement between Hooters of America, Inc. and Butterwings/Wisconsin. (3)
Exhibit 10.3   Form of 12.0% $3,700,000 Notes, as amended. (3)
Exhibit 10.4   Copy of Exchange Offer for 12.0% Notes, with Acceptance and Transmittal Letter.(3)
Exhibit 10.5   Form of Underwriter's Financial Consulting Agreement. (2)
Exhibit 10.6   Form of Warrant Agreement.(3)
Exhibit 10.7   Independent Contractor Agreement between the Registrant and Edmund C. Lipinski. (3)
Exhibit 10.8   Copy of 1996 Stock Compensation Plan. (3)
Exhibit 10.9   Copy of Stock Purchase Agreement  between the Registrant and Cookie Crumbs, Inc.(3)
Exhibit 10.10  Copy of Draft Asset Purchase Agreement for sale of Minnesota Cookie Store. (1)
Exhibit 21.1   Subsidiaries of the Registrant.(3)
Exhibit 23.1   Consent of McGladrey & Pullen, LLP Certified Public Accountants. ( 1)
Exhibit 23.2   Consent of Maurice J. Bates, L.L.C. is contained in his opinion to be filed as Exhibit 5.1 to this registration statement.(3)

Exhibit 27.1 Financial Data Schedule  (1)_______________

(1) Filed herewith
(2) To be filed by amendment
(3) Previously filed
                                      II-3

Item 28.  Undertakings

        The undersigned registrant hereby undertakes as follows:

     (1) To provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     (2) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any Prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424
               (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii)Include any additional or changed material information on the plan of distribution.

     (3) For determining any liability under the Securities Act, treat each post-effective amendment that as a new Registration Statement of the securities offered, and the offering of the securities at that time to be deemed to be the initial bona fide offering

     (4) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering..

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares of the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (7) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

     (8) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus s anew registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on June 2, 1997.


                                           BUTTERWINGS ENTERTAINMENT GROUP, INC.


                                      By: /s/ Stephen S.Buckley
                                      Stephen S. Buckley, President and Director

                                POWER OF ATTORNEY

               KNOW ALL MEN BY THESE  PRESENTS,  that the person whose signature appears below constitutes and appoints Stephen S. Buckley and Douglas E. Van Scoy, and each for them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all further amendments to this Registration Statement (including post-effective amendments), and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature             Title                           Date

_/s/_Stephan_S._Buckley__________

Stephen S. Buckley               President and Director          June 2, 1997
                                 (Principal Executive Officer)

/s/_Douglas_E._Van_Scoy_________ Chief Financial Officer         June 2, 1997
Douglas E. Van Scoy              (Principal Financial

                                 and Accounting Officer)


/s/ Kenneth B .Drost             Director                        June 2, 1997

Kenneth B. Drost


/s/_Jeffrey_A._Pritikin__________Director                        June 2, 1997

Jeffrey  A. Pritikin

/s/_Thomas_P._Kabat_____________

Thomas P. Kabat                  Director                        June 2, 1997


*     By: Stephen S. Buckley,
       As Attorney in Fact

Stephen S. Buckley

                                   SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on May , 1997.

                                    BUTTERWINGS ENTERTAINMENT GROUP, INC.


                                              By:
                                      Stephen S. Buckley, President and Director

                                POWER OF ATTORNEY

               KNOW ALL MEN BY THESE  PRESENTS,  that the person whose signature appears below constitutes and appoints Stephen S. Buckley and Douglas E. Van Scoy, and each for them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all further amendments to this Registration Statement (including post-effective amendments), and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                        Title                          Date

----------------
Stephen S. Buckley               President and Director         June   , 1997
                                 (Principal Executive Officer)


-----------------
Douglas E. Van Scoy              Chief Financial Officer        June   , 1997
                                 (Principal Financial
                                 and Accounting Officer)


---------------
Kenneth B. Drost                 Director                       June   , 1997

---------------

Jeffrey  A. Pritikin             Director                       June   , 1997

------------------
Thomas P. Kabat                  Director                       June   , 1997



*     By: Stephen S. Buckley,
       As Attorney in Fact


        Stephen S. Buckley







                                      II-5